Exhibit 10.1

THE PARTNERSHIP INTERESTS (INCLUDING ASSOCIATED UNITS AND CAPITAL) DESCRIBED IN THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION, AND SUCH PARTNERSHIP INTERESTS MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, EXCEPT (A) EITHER (1) WHILE A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE REGISTRATIONS AND QUALIFICATIONS ARE IN EFFECT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS AND (B) IF PERMITTED BY THIS AGREEMENT, AS IT MAY BE AMENDED FROM TIME TO TIME.

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

NEWMARK HOLDINGS, L.P.

Amended and Restated as of [•], 2017

-i-

-ii-

-iii-

-iv-

This AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (together with all exhibits, annexes and schedules hereto, this “Agreement”) of Newmark Holdings, L.P., a Delaware limited partnership (the “Partnership”), dated as of [•], 2017, is by and among Newmark GP, LLC, a Delaware limited liability company (“Newmark GP, LLC”), as the general partner; Cantor Fitzgerald, L.P., a Delaware limited partnership (“Cantor”), as a limited partner; Newmark Group, Inc. a Delaware corporation (“Newmark”), as a limited partner; the Persons to be admitted as Partners (as defined below) or otherwise parties hereto as set forth herein; and for the limited purposes set forth in Article VIII and Section 12.09, BGC Partners, Inc., a Delaware corporation (“BGC Partners”), and BGC Holdings, L.P., a Delaware limited partnership (“BGC Holdings”).

RECITALS

WHEREAS, the Partnership was formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, Del. Code Ann. tit. 6, §17-101, et seq., as amended from time to time (the “Act”), pursuant to an Agreement of Limited Partnership, dated as of [•], 2017, by and among Newmark GP, LLC, as the general partner, and BGC Holdings, as the sole limited partner (the “Original Limited Partnership Agreement”);

WHEREAS, BGC Partners, BGC Holdings, BGC Partners, L.P., a Delaware limited partnership (“BGC U.S. Opco” and together with BGC Partners and BGC Holdings, the “BGC Entities”), Newmark, the Partnership, Newmark Partners, L.P., a Delaware limited partnership (“Opco”), and, solely for the limited purposes set forth therein, Cantor and BGC Global Holdings, L.P., a Cayman Island limited partnership (“BGC Global Opco”), have entered into that certain Separation Agreement, dated as of [•], 2017 (as it may be amended from time to time, the “Separation Agreement”), pursuant to which, among other things, the BGC Entities agreed to separate the Transferred Business from the Retained Business so that, as of the Closing Date (as defined in the Separation Agreement), the Transferred Business is held by members of the Newmark Group and the Retained Business is held by members of the BGC Partners Group (the “Separation”);

WHEREAS, to effect the Separation, pursuant to the terms of the Separation Agreement and in furtherance of the Separation, BGC U.S. Opco distributed certain Transferred Assets to its partners, and its partners assumed certain Transferred Liabilities, and, thereafter, such partners of BGC U.S. Opco transferred certain Transferred Assets and Transferred Liabilities to Newmark Opco (together, the “Opco Partnership Division”);

WHEREAS, immediately following the Opco Partnership Division, (a) BGC Holdings held all of the outstanding equity interests in the Opco General Partner (which held the Opco Special Voting Limited Partnership Interest), and (b) members of the BGC Partners Inc. Group, taken as a whole, and members of the BGC Holdings Group, taken as a whole, held all of the outstanding Opco Limited Partnership Interests in the same aggregate proportions that such members held the outstanding BGC U.S. Opco Limited Partnership Interests, with the total number of Opco Units equal to the total number of BGC U.S. Opco Units multiplied by the Contribution Ratio;

WHEREAS, following the Opco Partnership Division, pursuant to the terms of the Separation Agreement and in furtherance of the Separation, BGC Holdings transferred to the Partnership (a) all of the equity interests in the Opco General Partner (which held the Opco Special Voting Limited Partnership Interest), (b) the Opco Limited Partnership Interest that BGC Holdings held following the Opco Partnership Division and (c) any other Transferred Assets or Transferred Liabilities held by it (together, the “Holdings Partnership Contribution”);

WHEREAS immediately following the Holdings Partnership Contribution, BGC Holdings held all of the outstanding equity interests in the General Partner (which held the Special Voting Limited Partnership Interest) and all of the outstanding Limited Partnership Interests, with the total number of Units equal to the total number of BGC Holdings Units multiplied by the Contribution Ratio;

WHEREAS, following the Holdings Partnership Contribution, pursuant to the terms of the Separation Agreement and in furtherance of the Separation, BGC Holdings (a) distributed to the partners of BGC Holdings all of the Limited Partnership Interests held by BGC Holdings and (b) distributed to BGC Partners all of the outstanding equity interests in the General Partner (which held the Special Voting Limited Partnership Interest) (together, the “Holdings Partnership Distribution” and together with the Holdings Partnership Contribution, the “Holdings Partnership Division”);

WHEREAS, immediately following the Holdings Partnership Division, BGC Partners held all of the equity interests of the General Partner (which held the Special Voting Limited Partnership Interest), and the limited partners of BGC Holdings held all of the outstanding Limited Partnership Interests in the same proportion that such members held the outstanding BGC Holdings Limited Partnership Interests, with the total number of Units equal to the total number of BGC Holdings Units multiplied by the Contribution Ratio; and

WHEREAS, the Partners are amending and restating the Original Limited Partnership Agreement in order to, among other things, provide for or attest to the foregoing transactions contemplated by the Separation Agreement and set forth other agreements with respect to the Partnership as of immediately following the Separation.

NOW, THEREFORE, the parties hereto hereby adopt the following as the amended and restated “partnership agreement” of the Partnership within the meaning of the Act:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. As used in this Agreement, the following terms have the meanings set forth below:

“Accounting Period” means (a) in the case of the first Accounting Period, the period commencing on the date of this Agreement and ending at the next Closing of the Books Event, and (b) in the case of each subsequent Accounting Period, the period commencing immediately after a Closing of the Books Event and ending at the next Closing of the Books Event.

“Act” has the meaning set forth in the recitals to this Agreement.

“Action” means any action, claim, suit, litigation, proceeding (including arbitral) or investigation.

“Acquired Opco Interest” has the meaning set forth in Section 8.07.

“Additional Amounts” shall have the meaning set forth in Section 12.02(c)(ii).

“Adjusted Capital Account” means, with respect to the Founding/Working Partner Interest of a Founding/Working Partner or the REU Interest of an REU Partner, as the case may be, and subject to Section 6.01(c) and (d), the Capital Account balance with respect to such Interest determined without regard to (a) any adjustment pursuant to the penultimate sentence of Section 5.03, or, unless and to the extent otherwise deemed appropriate by the General Partner in its sole and absolute discretion, any adjustment to the Book Value of the assets of the Partnership made in connection with the Holdings Partnership Division (or any other items described in Section 5.01(b)(ii)) or the provisions of Exhibit C or (b) the balance of any Extraordinary Account and adjusted to reflect, to the extent deemed appropriate by the General Partner in its sole and absolute discretion, any special allocations to such Interest pursuant to Section 5.04(b) not otherwise reflected in the Capital Account of such Interest. Any gain recognized or deemed recognized as a result of such distribution shall not affect any Adjusted Capital Account unless otherwise deemed appropriate by the General Partner in its sole and absolute discretion. The Adjusted Capital Account is used for calculating amounts payable to certain Founding/Working Partners or REU Partners, as the case may be, upon termination or redemption of their Founding/Working Partner Interest or the REU Interest, as the case may be.

“Adjusted Capital Account Surplus” means, with respect to the Working Partner Interest of a Working Partner, the Adjusted Capital Account with respect to such Working Partner Interest less the Capital Return Account with respect to such Working Partner Interest.

“Adjustment Amount” means, with respect to the Founding/Working Partner Interest of a Founding/Working Partner or the REU Interest of an REU Partner, the sum of (i) the amounts of all distributions, if any, paid to any such Partner with respect to such Partner’s Founding/Working Partner Interest or REU Interest, as the case may be, subsequent to the Calculation Date or such other date as is provided herein for calculating the amount payable to such Partner (provided that, with respect to any Legacy Unit, the amounts of all such distributions shall be apportioned between the BGC Holdings Unit for which such Legacy Unit was issued in the Separation, on the one hand, and such Legacy Unit, on the other hand, based on the Relative Value of BGC and Newmark, such that the sum of such amounts of distributions for such BGC Holdings Unit and Legacy Unit immediately following the Separation shall equal the amount of all such distributions for such BGC Holding Unit immediately prior to the Separation), and (ii) the outstanding principal of any loan and accrued and unpaid interest thereon or any other indebtedness (including negative participations, if any) of such Partner owed to the Partnership or any Affiliated Entity, whether or not actually reflected on the books of the Partnership or any Affiliated Entity.

“Administrative Services Agreements” means (a) the Administrative Services Agreement, dated as of March 6, 2008, by and between Cantor and BGC Partners; and (b) the Administrative Services Agreement, dated as of [•], by and between Cantor and Newmark.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.

“Affiliated Entities” means the limited and general partnerships, corporations or other entities controlling, controlled by or under common control with the Partnership.

“AFR” means the applicable federal rate pursuant to Section 1274 of the Code as in effect from time to time. Unless otherwise determined by the General Partner, AFR shall mean the short term AFR.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Allocable Items” has the meaning set forth in Section 5.04(a).

“Allocation Amount” has the meaning set forth in Section 5.04(a)(ii)b.

“Ancillary Agreements” means “Ancillary Agreements” as defined in the Separation Agreement.

“any employer or secondary contributor” has the meaning set forth in Section 12.07.

“Applicable Tax Rate” means the estimated highest aggregate marginal statutory U.S. federal, state and local income, franchise and branch profits tax rates (determined taking into account the deductibility of state and local income taxes for federal income tax purposes and the creditability or deductibility of foreign income taxes for federal income tax purposes) (“Tax Rate”) applicable to any Partner on income of the same character and source as the income allocated to such Partner pursuant to Sections 5.04(a) and (b) for such fiscal year, fiscal quarter or other period, as determined by the Tax Matters Partner in its discretion; provided that, in the case of a Partner that is a partnership, grantor trust or other pass-through entity under U.S. federal income tax law, the Tax Rate applicable to such Partner for purposes of determining the Applicable Tax Rate shall be the weighted average of the Tax Rates of such Partner’s members, grantor-owners or other beneficial owners (weighted in proportion to their relative economic interests in such Partner), as determined by the Tax Matters Partner in its discretion; provided, further, that if any such member, grantor-owner or other beneficial owner of such Partner is itself a partnership, grantor trust or other pass-through entity similar principles shall be applied by the Tax Matters Partner in its discretion to determine the Tax Rate of such member, grantor-owner or other beneficial owner.

“APREU” means a Working Partner Unit that can only be awarded to holders of, or contemporaneous with the issuance of, AREUs, and is otherwise identical in all respects to the AREU for all purposes under this Agreement, except that: (i) it shall not be eligible to be designated as an Exchange Right Interest; (ii) it cannot be made exchangeable for, or exchanged into, Newmark Common Stock; (iii) to the extent any payment (other than a distribution relating to the Preferred Allocation) is made with respect to it, any payment shall be subject to the then current policies and procedures of the Partnership applicable to APREUs; and (iv) any terms of the Agreement that are specific to APREUs shall apply (including Section 5.04).

“APSU” means a Working Partner Unit that is identical in all respects to the PSU for all purposes under this Agreement, except that, for as long as, and until, the Distribution Conditions (as such term is defined in the applicable APSU award documentation for the applicable APSU holder) are met, if ever: (i) only net losses as are determined by the General Partner shall be allocable with respect to such Working Partner Unit pursuant to Section 5.04; (ii) the definition of “Percentage Interest” shall exclude such Working Partner Unit solely for purposes of calculating net profits as determined by the General Partner pursuant to Section 5.04; and (iii) Section 6.01 shall not apply to such Working Partner Unit. If the Distribution Conditions (as such term is defined in the applicable APSU award documentation for the applicable APSU holder) are met, the applicable APSU shall automatically convert into an PSU hereunder.

“AREU” means a Working Partner Unit that is identical in all respects to the REU for all purposes under this Agreement, except that, for as long as, and until, the Distribution Conditions (as such term is defined in the applicable AREU award documentation for the applicable AREU holder) are met, if ever: (i) only net losses as are determined by the General Partner shall be allocable with respect to such Working Partner Unit pursuant to Section 5.04; (ii) the definition of “Percentage Interest” shall exclude such Working Partner Unit solely for purposes of calculating net profits as determined by the General Partner pursuant to Section 5.04; and (iii) Section 6.01 shall not apply to such Working Partner Unit. If the Distribution Conditions (as such term is defined in the applicable AREU award documentation for the applicable AREU holder) are met, the applicable AREU shall automatically convert into an REU hereunder.

“ARPU” means a Working Partner Unit that is identical in all respects to the RPU for all purposes under this Agreement, except that, for as long as, and until, the Distribution Conditions (as such term is defined in the applicable ARPU award documentation for the applicable ARPU holder) are met, if ever: (i) only net losses as are determined by the General Partner shall be allocable with respect to such Working Partner Unit pursuant to Section 5.04; (ii) the definition of “Percentage Interest” shall exclude such Working Partner Unit solely for purposes of calculating net profits as determined by the General Partner pursuant to Section 5.04; and (iii) Section 6.01 shall not apply to such Working Partner Unit. If the Distribution Conditions (as such term is defined in the applicable ARPU award documentation for the applicable ARPU holder) are met, the applicable ARPU shall automatically convert into an RPU hereunder.

“Article XI Term” has the meaning set forth in Section 11.01(b).

“Assumed Tax Amount” means, with respect to any Units held by a Partner, the product of all items of income or gain allocated to a Partner with respect to such Units (reduced, but not below zero (0), by all items of loss or deduction allocated to such Partner with respect to such Units) times the Assumed Tax Rate.

“Assumed Tax Rate” means 50%.

“Available Cash” for any Accounting Period means all cash or other current funds of the Partnership available for distribution, as determined by the General Partner in its sole and absolute discretion, reduced by any amounts that the Partnership is prohibited from distributing to the Partners pursuant to applicable law.

“Bankruptcy” (including the form “Bankrupt”) means, with respect to a Founding/Working Partner or an REU Partner, as the case may be, (a) the making of an assignment for the benefit of creditors by such Partner, (b) the filing of a voluntary petition in bankruptcy by such Partner, (c) the adjudication of such Partner as a bankrupt or insolvent, or the entry against such Partner of an order for relief in any bankruptcy or insolvency proceeding; provided that such order for relief or involuntary proceeding is not stayed or dismissed within 120 days, (d) the filing by such Partner of a petition or answer seeking for itself or any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any bankruptcy statute, law or regulation, or (e) the filing by such Partner of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of that nature. With respect to a Founding/Working Partner or an REU Partner, as the case may be, “Bankruptcy” shall also include the appointment of or the seeking of the appointment of (in each case by any person), a trustee, receiver or liquidator of it or of all or any substantial part of the properties of such Partner. With respect to a corporate Founding/Working Partner or an REU Partner, as the case may be, Bankruptcy shall also include the occurrence of any of the aforementioned events with respect to the beneficial owner of a majority of the stock of such Partner. Notwithstanding the foregoing, no event shall constitute the “Bankruptcy” of any Partner with respect to a Unit, as the case may be, unless the General Partner so determines in its sole and absolute discretion; except that an event shall constitute a “Bankruptcy,” solely with respect to any Unit held by a Partner for which a Post-Termination Payment would be subject to United States income tax, if such event is described above and also accompanied by a severe financial hardship to such Partner resulting from (i) illness or accident to such Partner or his or her family, (ii) loss of such Partner’s property due to casualty, or (iii) other extraordinary and unforeseeable circumstances beyond the control of such Partner.”

“Base Amount” shall have the meaning set forth in Section 12.02(b)(iii).

“BGC Affiliated Entities” means the limited and general partnerships, corporations or other entities controlling, controlled by or under common control with BGC Holdings.

“BGC Current Market Price” means, as of any date: (a) if shares of BGC Partners Class A Common Stock are listed on an internationally recognized stock exchange, the average of the closing price per share of BGC Partners Class A Common Stock on such stock exchange on each of the ten (10) consecutive trading days ending on such date (it being understood that such price shall be appropriately adjusted in the event that there is a stock dividend or stock split during such ten (10)-consecutive-trading-day period); or (b) if shares of BGC Partners Class A Common Stock are not listed on an internationally recognized stock exchange, the fair value of a share of BGC Partners Class A Common Stock as agreed in good faith by BGC Partners.

“BGC Employee” means, as of any time, any individual who as of such time is actively employed by or on an approved leave of absence from any member of the BGC Partners Group; provided that no Shared Services Employee shall be considered a BGC Employee.

“BGC Entities” has the meaning set forth in the recitals to this Agreement.

“BGC Exchange” has the meaning set forth in Section Section 8.01(a).

“BGC Executive Officer” means any BGC Employee who is an executive officer of BGC Partners.

“BGC Global Opco” has the meaning set forth in the recitals to this Agreement, including any successor to BGC Global Holdings, L.P., whether by merger, consolidation, sale of all or substantially all of its assets or otherwise.

“BGC Global Opco Group” means BGC Global Opco and its Subsidiaries (other than any member of the Newmark Group).

“BGC Holdings” has the meaning set forth in the recitals to this Agreement, including any successor to BGC Holdings, L.P., whether by merger, consolidation, sale of all or substantially all of its assets or otherwise.

“BGC Holdings Exchange Right Unit” means an “Exchange Right Unit” as defined in the BGC Holdings Limited Partnership Agreement.

“BGC Holdings Group” means BGC Holdings and its Subsidiaries (other than any member of the BGC U.S. Opco Group, BGC Global Opco Group or Newmark Group).

“BGC Holdings Limited Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of BGC Holdings, dated as of the date hereof, as such agreement may be amended from time to time.

“BGC Holdings Unit” means a “Unit” as defined in the BGC Holdings Limited Partnership Agreement.

“BGC Holdings Working Partner Unit” means a “Working Partner Unit” as defined in the BGC Holdings Limited Partnership Agreement.

“BGC Holdings Legacy Unit” means a BGC Holdings Unit that was outstanding as of immediately prior to the Holdings Partnership Division and in respect of which a Unit was issued in the Holdings Partnership Division.

“BGC Holdings Non-Exchangeable Legacy Unit” means a BGC Holdings Legacy Unit that, as of immediately prior to the Holdings Partnership Division, was not a BGC Holdings Exchange Right Unit.

“BGC Opco” means BGC Global Opco or BGC U.S. Opco.

“BGC Partners” has the meaning set forth in the recitals to this Agreement, including any successor to BGC Partners, Inc., whether by merger, consolidation, sale of all or substantially all of its assets or otherwise.

“BGC Partners Class A Common Stock” means the Class A common stock, par value $0.01 per share, of BGC Partners (it being understood that if the BGC Partners Class A Common Stock, as a class, shall be reclassified, exchanged or converted into another security (including as a result of a merger, consolidation or otherwise) or the right to receive such security, each reference to BGC Partners Class A Common Stock in this Agreement shall refer to such other security into which the BGC Partners Class A Common Stock was reclassified, exchanged or converted).

“BGC Partners Class B Common Stock” means the Class B common stock, par value $0.01 per share, of BGC Partners (it being understood that if the BGC Partners Class B Common Stock, as a class, shall be reclassified, exchanged or converted into another security (including as a result of a merger, consolidation or otherwise) or the right to receive such security, each reference to BGC Partners Class B Common Stock in this Agreement shall refer to such other security into which the BGC Partners Class B Common Stock was reclassified, exchanged or converted).

“BGC Partners Common Stock” means the BGC Partners Class A Common Stock or the BGC Partners Class B Common Stock, as applicable.

“BGC Partners Company” means any member of the BGC Partners Group.

“BGC Partners Group” means BGC Partners, BGC Holdings, BGC U.S. Opco and BGC Global Opco and each of their respective Subsidiaries (other than any member of the Newmark Group).

“BGC Partners Inc. Group” means BGC Partners and its Subsidiaries (other than any member of the BGC Holdings Group, BGC U.S. Opco Group, BGC Global Opco Group or Newmark Group). “BGC U.S. Opco” has the meaning set forth in the recitals to this Agreement, including any successor to BGC Partners, L.P., whether by merger, consolidation, sale of all or substantially all of its assets or otherwise.

“BGC U.S. Opco Group” means BGC U.S. Opco and its Subsidiaries (other than any member of the Newmark Group).

“BGC U.S. Opco Limited Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of BGC U.S. Opco, as it may be amended from time to time.

“BGC U.S. Opco Limited Partnership Interest” means “Limited Partnership Interest” as defined in the BGC U.S. Opco Limited Partnership Agreement, but excluding the BGC U.S. Opco Special Voting Limited Partnership Interest.

“BGC U.S. Opco Special Voting Limited Partnership Interest” means “Special Voting Limited Partnership Interest” as defined in the BGC U.S. Opco Limited Partnership Agreement.

“Book Value” of an asset means the value of an asset on the books and records of the Partnership (as adjusted pursuant to the penultimate sentence of Section 5.03), except that the initial Book Value of an asset contributed to the Partnership shall be the amount credited to the Capital Account of the contributing Partner with respect to such contribution.

“Business Day” means any day excluding Saturday, Sunday and any day on which banking institutions located in New York, New York are authorized or required by applicable law or other governmental action to be closed.

“Calculation Date” means, at the election of the General Partner, (a) the date on which a Founding/Working Partner or an REU Partner, as the case may be, becomes a Terminated or Bankrupt Founding/Working Partner or a Terminated or Bankrupt REU Partner, as the case may be (the “termination date”); or (b) any date selected by the General Partner between the termination date and the 120th day preceding the date on which a Founding/Working Partner or an REU Partner, as the case may be, becomes a Terminated or Bankrupt Founding/Working Partner or a Terminated or Bankrupt REU Partner, as the case may be (provided, however, that if such 120th day is not the last day of a calendar month, the General Partner may select as the Calculation Date the last day of the month preceding the month in which such 120th preceding day occurs).

“Cantor” has the meaning set forth in the preamble, including any successor to Cantor Fitzgerald, L.P., whether by merger, consolidation, sale of all or substantially all of its assets or otherwise.

“Cantor Company” means any member of the Cantor Group.

“Cantor Group” means Cantor and its Subsidiaries (other than any member of the BGC Partners Group or Newmark Group), Howard W. Lutnick and/or any of his immediate family members as so designated by Howard W. Lutnick and any trusts or other entities controlled by Howard W. Lutnick.

“Cantor Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of Cantor, as it may be amended from time to time.

“Capital” means, with respect to any Partner, such Partner’s capital in the Partnership as reflected in such Partner’s Capital Account.

“Capital Account” means, with respect to any Partner, such Partner’s capital account established on the books and records of the Partnership.

“Capital Return Account” means, with respect to any Partner’s Interest, the excess, if any, of (i) the initial Capital Account with respect to such Interest (determined without taking into account, unless and to the extent otherwise deemed appropriate by the General Partner in its sole and absolute discretion, any adjustment to the Book Value of the assets of the

Partnership made in connection with the Holdings Partnership Division or any other items described in Section 5.01(b)(ii)), increased by any subsequent capital contributions with respect to such Interest and reduced by the amount of any losses or deductions (or items thereof) allocated to such Partner with respect to such Interest in excess of income or gain allocated to such Partner with respect to such Interest, over (ii) the aggregate of all distributions made to such Partner with respect to such Interest pursuant to Section 6.01 less the Assumed Tax Amount with respect to such Interest; provided that in no event shall a Capital Return Account be negative.

“Catch-Up Allocation” has the meaning set forth in Section 5.04(a)(ii)c.

“Certificate of Limited Partnership” means the certificate of limited partnership of the Partnership filed with the office of the Secretary of State of the State of Delaware on September 27, 2017.

“Challenge” has the meaning set forth in Section 13.19(a).

“Challenge Deadline” has the meaning set forth in Section 13.19(a).

“Closing of the Books Event” means any of (a) the close of the last day of each calendar year and each calendar quarter, (b) the dissolution of the Partnership, (c) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis amount of property, (d) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership, or (e) any other time that the General Partner determines to be appropriate for an interim closing of the Partnership’s books.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Competing Business” has the meaning set forth in Section 12.02(c)(iii).

“Competing Owner” has the meaning set forth in Section 12.02(c)(vi).

“Competitive Activities” has the meaning set forth in Section 12.02(c)(iii).

“Contribution Ratio” means a fraction equal to one divided by 2.20.

“Corporate Opportunity” means any business opportunity that the Partnership is financially able to undertake, that is, from its nature, in the Partnership’s lines of business, of practical advantage to the Partnership and one in which the Partnership has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of a Newmark Company, a BGC Partners Company or a Cantor Company or any of their respective Representatives, as the case may be, will be brought into conflict with the Partnership’s self-interest.

“Current Market Price” means, as of any date: (a) if shares of Newmark Class A Common Stock are listed on an internationally recognized stock exchange, the average of the closing price per share of Newmark Class A Common Stock on each of the 10 consecutive trading days ending on such date (it being understood that such price shall be appropriately adjusted in the event that there is a stock dividend or stock split during such 10-consecutive-trading-day period), or (b) if shares of Newmark Class A Common Stock are not listed on an internationally recognized stock exchange, the fair value of a share of Newmark Class A Common Stock as agreed in good faith by Cantor and the Audit Committee of Newmark.

“DGCL” has the meaning set forth in Section 10.02(a).

“Disinterested Director” has the meaning set forth in Section 10.02(i)(i).

“Effective Date” has the meaning set forth in Section 13.19(a).

“Effective Time” has the meaning set forth in the Separation Agreement.

“Electing Partner” has the meaning set forth in Section 8.01(f).

“Eligible Recipient” means (a) any Limited Partner, (b) any Cantor Company or any Affiliate, employee or partner of a Cantor Company, or (c) any other Person selected by the Exchangeable Limited Partners (by Majority in Interest); provided that such Person in this clause (c) shall not be primarily engaged in any business that competes with any business conducted directly by the Partnership or any of its Subsidiaries in each case at the time of issuance of the Founding/Working Partner Units or REUs, as the case may be, to such Person.

“Encumbrance” has the meaning set forth in Section 7.05.

“Estimated Proportionate Quarterly Tax Distribution” means the Proportionate Quarterly Tax Distribution calculated using the Tax Matters Partner’s estimate of the aggregate amount of taxable income or gain to be allocated to the Partners pursuant to Section 5.04(a) for the applicable period.

“Estimated Tax Due Date” means (a) in the case of a Partner that is not an individual, the 15th day of each April, June, September and December or (b) in the case of a Partner that is an individual, the 15th day of each April, June, September and January.

“Excess Prior Distributions” means, with respect to any Working Partner Interest of a Working Partner, the excess, if any, of (a) the aggregate of all distributions made to such Working Partner with respect to such Working Partner Interest pursuant to Section 6.01 less the Assumed Tax Amount with respect to such Working Partner Interest, over (b) such Working Partner’s initial Capital Account (determined without taking into account, unless and to the extent otherwise deemed appropriate by the General Partner in its sole and absolute discretion, any adjustment to the Book Value of the assets of the Partnership made in connection with the Holdings Partnership Division or any other items described in Section 5.01(b)(ii)) with respect to such Working Partner Interest, increased by any Capital contributions with respect to such Working Partner Interest and reduced by the amount of any net loss or deduction (or items thereof) allocated pursuant to Section 5.04 to such Working Partner with respect to such Working Partner Interest in excess of net income or gain allocated pursuant to Section 5.04 to such Working Partner in respect of such Working Partner Interest. In no event shall Excess Prior Distributions be negative.

“Exchange” means a Newmark Exchange or a BGC Exchange.

“Exchange Effective Date” has the meaning set forth in Section 8.01(f).

“Exchange Effective Time” has the meaning set forth in Section 8.01(g).

“Exchange Ratio” means, as of any time, the number of shares of Newmark Common Stock that a holder shall receive upon exchange of each Newmark Holdings Exchange Right Unit pursuant to Article VIII.

“Exchange Request” has the meaning set forth in Section 8.01(f).

“Exchange Right” means the right of a holder of an Exchange Right Interest to exchange all or a portion of such Exchange Right Interest in a Newmark Exchange or BGC Exchange, on the terms and subject to the conditions set forth in this Agreement and, in the case of a BGC Exchange, on the terms and subject to the conditions set forth in the BGC Holdings Limited Partnership Agreement.

“Exchange Right Interest” means any of (a) an Exchangeable Limited Partnership Interest, (b) if and to the extent that the Exchangeable Limited Partners (by affirmative vote of a Majority in Interest) shall so determine with respect to all or a portion of a Founding Partner Interest pursuant to Section 8.01(b)(ii), such Founding Partner Interest or portion thereof, (c) if and to the extent that Newmark shall so determine (with the consent of a Majority in Interest) with respect to all or a portion of an REU Interest pursuant to Section 8.01(b)(iii), such REU Interest or portion thereof and (d) if and to the extent that Newmark shall so determine (with the consent of a Majority in Interest) with respect to all or a portion of a Working Partner Interest pursuant to Section 8.01(b)(iv), such Working Partner Interest or portion thereof.

“Exchange Right Unit” means (a) any Unit designated as an Exchangeable Limited Partner Unit, (b) if and to the extent that the Exchangeable Limited Partners (by affirmative vote of a Majority in Interest) shall have determined that a Founding Partner Unit shall be exchangeable pursuant to Section 8.01(b)(ii), such Founding Partner Unit, (c) if and to the extent that Newmark shall have determined (with the consent of a Majority in Interest) that an REU shall be exchangeable pursuant to Section 8.01(b)(iii), such REU or (d) if and to the extent that Newmark shall have determined (with the consent of a Majority in Interest) that a Working Partner Unit shall be exchangeable pursuant to Section 8.01(b)(iv), such Working Partner Unit.

“Exchangeable Limited Partner” means (a) any Person that receives an Exchangeable Limited Partnership Interest in connection with the Separation until such time as such Person ceases to hold such Exchangeable Limited Partnership Interest, (b) any Cantor Company that holds an Exchangeable Limited Partnership Interest and that has not ceased to hold such Exchangeable Limited Partnership Interest and (c) any Person to whom a Cantor Company has Transferred an Exchangeable Limited Partnership Interest and, prior to or at the time of such Transfer, who Cantor has agreed shall be designated as an Exchangeable Limited Partner for purposes of this Agreement.

“Exchangeable Limited Partner Unit” means any Unit designated as an Exchangeable Limited Partner Unit.

“Exchangeable Limited Partnership Interest” means, with respect to any Exchangeable Limited Partner, such Partner’s Exchangeable Limited Partner Units and Capital designated as an “Exchangeable Limited Partnership Interest” on Schedule 4.02 and Schedule 5.01 in accordance with this Agreement and rights and obligations with respect to the Partnership pursuant to this Agreement and applicable law by virtue of such Partner holding such Exchangeable Limited Partner Units and having such Capital. For the avoidance of doubt, except as otherwise set forth on Schedule 4.02 and Schedule 5.01 or in Section 4.03(c)(iii), Founding/Working Partner Interests, Working Partner Interests and REU Interests shall be deemed not to be Exchangeable Limited Partnership Interests.

“Exempt Organization” means a charitable organization, private foundation or other similar organization that is exempt from federal income tax under Section 501 of the Code.

“Extraordinary Account” has the meaning set forth in Section 11.01(a).

“Extraordinary Expenditures” has the meaning set forth in Section 11.01(a).

“Extraordinary Income Items” has the meaning set forth in Section 11.01(a).

“Extraordinary Percentage Interest” has the meaning set forth in Section 11.01(d)(ii).

“Final Adjudication” has the meaning set forth in Section 13.19(b).

“Final Adjudication Date” has the meaning set forth in Section 13.19(b).

“Five Year Units” means, with respect to a Working Partner who becomes a Terminated or Bankrupt Partner, all Working Partner Units that such Working Partner acquired from the Partnership at least 60 months prior to, but not more than 120 months prior to, the date on which such Working Partner became a Terminated or Bankrupt Partner; provided that, in the event that such Working Partner Unit is a Legacy Unit, the relevant date for determining when such Working Partner Unit was acquired by such Working Partner is the date on which such Working Partner acquired from BGC Holdings the related BGC Holdings Legacy Unit.

“Former BGC Employee” has the meaning set forth in the Separation Agreement.

“Former Newmark Employee” has the meaning set forth in the Separation Agreement.

“Founding Partner” means a holder of Founding Partner Interests; provided that no member of the Cantor Group nor Howard W. Lutnick (including any entity directly or indirectly controlled by Howard W. Lutnick or any trust of which he is a grantor, trustee or beneficiary) shall be a Founding Partner.

“Founding Partner Interest” means, with respect to any Founding Partner, such Partner’s Founding Partner Units and Capital designated as “Founding Partner Interest” on Schedule 4.02 and Schedule 5.01 (such Schedule to include the Adjusted Capital Account and Capital Account of such Founding Partner) in accordance with this Agreement and rights and obligations with respect to the Partnership pursuant to this Agreement and applicable law by virtue of such Partner holding such Units and having such Capital.

“Founding Partner Unit” means any Unit (High Distribution Units, High Distribution II Units, High Distribution III Units, High Distribution IV Units or Grant Units) that is received by such Partner in the Separation and designated as a Founding Partner Unit in accordance with this Agreement.

“Founding/Working Partner” means any holder of a Founding Partner Interest and/or a Working Partner Interest. Except as otherwise provided in this Agreement, (a) in the case of a Founding/Working Partner that is a trust, “Founding/Working Partner” means any one or more grantor(s), trustee(s) and/or beneficiar(ies) of such trust, as determined by the General Partner in its sole and absolute discretion, consistent with the purposes of this Agreement; and (b) in the case of a Founding/Working Partner that is a corporation or other entity, “Founding/Working Partner” means any one or more shareholder(s) or owner(s) of such entity, as determined by the General Partner in its sole and absolute discretion, consistent with the purposes of this Agreement.

“Founding/Working Partner Interest” means a Founding Partner Interest or a Working Partner Interest.

“Founding/Working Partner Unit” means any Unit underlying a Founding/Working Partner Interest.

“General Partner” means Newmark GP, LLC or any Person who has been admitted, as herein provided, as an additional or substitute general partner, and who has not ceased to be a general partner, each in its capacity as a general partner of the Partnership.

“General Partnership Interest” means, with respect to the General Partner, such Partner’s Non-Participating Unit and Capital designated as the “General Partnership Interest” on Schedule 4.02 and Schedule 5.01 in accordance with this Agreement and rights and obligations with respect to the Partnership pursuant to this Agreement and applicable law by virtue of such Partner being a General Partner and having such Non-Participating Unit and Capital.

“Grant Tax Payment Account” has the meaning set forth in Section 12.02(g)(i).

“Grant Unit” means any Unit designated as a Grant Unit in accordance with this Agreement.

“Group” means the Cantor Group, the BGC Partners Group, the BGC Partners, Inc. Group, the BGC Holdings Group, the BGC Global Opco Group, the BGC U.S. Opco Group, the Newmark Group, the Newmark Inc. Group, the Holdings Group or the Opco Group, as applicable.

“HDII Account” means, with respect to any Founding/Working Partner holding High Distribution II Units, such Founding/Working Partner’s HDII account established on the books and records of the Partnership.

“HDII Account Reduction Obligation” has the meaning set forth in Section 12.01(a)(iii)(F).

“HDII Contributions” has the meaning set forth in Section 12.01(a)(iii)(C).

“HDII Special Allocation” has the meaning set forth in Section 12.01(a)(iii)(E).

“HDII Special Allocation Rate” has the meaning set forth in Section 12.01(a)(iii)(E).

“HDIII Account” means, with respect to any Founding/Working Partner holding High Distribution III Units, such Founding/Working Partner’s HDIII account established on the books and records of the Partnership.

“HDIII Account Reduction Obligation” has the meaning set forth in Section 12.01(a)(iv).

“HDIV Tax Payment Account” has the meaning set forth in Section 12.01(a)(v).

“High Distribution Unit” means any Unit designated as a High Distribution Unit in accordance with this Agreement.

“High Distribution II Unit” means any Unit designated as a High Distribution II Unit in accordance with this Agreement.

“High Distribution III Unit” means any Unit designated as a High Distribution III Unit in accordance with this Agreement.

“High Distribution IV Unit” means any Unit designated as a High Distribution IV Unit in accordance with this Agreement.

“Holdings Group” means the Partnership and its Subsidiaries (other than any member of the Opco Group).

“Holdings Partnership Contribution” has the meaning set forth in the recitals to this Agreement.

“Holdings Partnership Distribution” has the meaning set forth in the recitals to this Agreement.

“Holdings Partnership Division” has the meaning set forth in the recitals to this Agreement.

“Holdings Ratio” means, as of any time, the number equal to (a) the aggregate number of Opco Units held by the Holdings Group as of such time divided by (b) the aggregate number of Units issued and outstanding as of such time.

“Hypothetical Unit” has the meaning set forth in Section 11.01(d)(iii).

“Independent Counsel” has the meaning set forth in Section 10.02(i)(ii).

“Initial Vesting Date” has the meaning set forth in Section 11.01(d)(i).

“Interest” means the General Partnership Interest and any Limited Partnership Interest.

“Interim Period” means the time following the Separation and prior to the Spin-Off.

“IPO” has the meaning set forth in the Separation Agreement.

“Legacy Unit” means a Unit that was issued in connection with the Holdings Partnership Division in respect of a BGC Holdings Legacy Unit.

“Limited Partner” means a Regular Limited Partner (including, for the avoidance of doubt, an Exchangeable Limited Partner and the Special Voting Limited Partners), a Founding Partner, an REU Partner or a Working Partner, each in its capacity as a limited partner of the Partnership.

“Limited Partnership Interests” means the Regular Limited Partnership Interests (including, for the avoidance of doubt, the Exchangeable Limited Partnership Interests and the Special Voting Limited Partnership Interest), the Founding Partner Interests, the REU Interests and the Working Partner Interests.

“LPU” means a Working Partner Unit awarded only to members of UK Services Entities that are otherwise identical in all respects to a PSU for purposes under this Agreement.

“Majority in Interest” means the Exchangeable Limited Partner(s) holding a majority of the Units underlying the Exchangeable Limited Partnership Interests outstanding as of the applicable record date.

“Maximum Distribution” has the meaning set forth in Section 5.04(a)(ii)a.

“Minimum Distribution Amount” or “MDA” has the meaning set forth in Section 6.03.

“Net Profits” means, for any period, (a) if the sum of the aggregate Allocable Items for such period is zero or a positive number, then such sum of the aggregate Allocable Items for such period, and (b) if the sum of the aggregate Allocable Items for such period is a negative number, then zero.

“Newmark” has the meaning set forth in the recitals to this Agreement, including any successor to Newmark Group, Inc., whether by merger, consolidation, sale of all or substantially all of its assets or otherwise.

“Newmark Class A Common Stock” means the Class A common stock, par value $0.01 per share, of Newmark (it being understood that if the Newmark Class A Common Stock, as a class, shall be reclassified, exchanged or converted into another security (including as a result of a merger, consolidation or otherwise) or the right to receive such security, each reference to Newmark Class A Common Stock in this Agreement shall refer to such other security into which the Newmark Class A Common Stock was reclassified, exchanged or converted).

“Newmark Class B Common Stock” means the Class B common stock, par value $0.01 per share, of Newmark (it being understood that if the Newmark Class B Common Stock, as a class, shall be reclassified, exchanged or converted into another security (including as a result of a merger, consolidation or otherwise) or the right to receive such security, each reference to Newmark Class B Common Stock in this Agreement shall refer to such other security into which the Newmark Class B Common Stock was reclassified, exchanged or converted).

“Newmark Common Stock” means the Newmark Class A Common Stock or the Newmark Class B Common Stock, as applicable.

“Newmark Company” means any member of the Newmark Group.

“Newmark Current Market Price” means, as of any date: (a) if shares of Newmark Class A Common Stock are listed on an internationally recognized stock exchange, the average of the closing price per share of Newmark Class A Common Stock on such stock exchange on each of the ten (10) consecutive trading days ending on such date (it being understood that such price shall be appropriately adjusted in the event that there is a stock dividend or stock split during such ten (10)-consecutive-trading-day period); or (b) if shares of Newmark Class A Common Stock are not listed on an internationally recognized stock exchange, the fair value of a share of Newmark Class A Common Stock as agreed in good faith by Newmark.

“Newmark Employee” means, as of any time, any individual who as of such time is actively employed by or on an approved leave of absence from any member of the Newmark Group; provided that no Shared Services Employee shall be considered a Newmark Employee.

“Newmark Exchange” has the meaning set forth in Section 8.01(a).

“Newmark Executive Officer” means any Newmark Employee who is an executive officer of Newmark.

“Newmark GP, LLC” has the meaning set forth in the preamble to this Agreement, including any successor to Newmark GP, LLC, whether by merger, consolidation, sale of all or substantially all of its assets or otherwise.

“Newmark Group” means Newmark, the Partnership, Opco and each of their respective Subsidiaries.

“Newmark Inc. Group” means Newmark and its Subsidiaries (other than any member of the Holdings Group or Opco Group).

“NIC Liability” has the meaning set forth in Section 12.07.“NLPU” means a Working Partner Unit that can only be awarded to members of UK Services Entities and that is otherwise identical in all respects to the LPU for all purposes under this Agreement, except that: (i) it shall not be eligible to be designated as an Exchange Right Interest; (ii) it cannot be made exchangeable for, or exchanged into, Newmark Common Stock; (iii) it shall not be eligible for the allocation of any items of income, gain, loss or deductions of the Partnership, and Section 5.04 shall not apply to it; and (iv) Section 6.01 shall not apply to it. On terms and conditions determined by the General Partner in its sole discretion or as otherwise set forth in the written documentation applicable to such units, an NLPU may be converted into an LPU, which conversion may be set forth in a written vesting schedule. Upon, and subsequent to, any such conversion of an NLPU, such unit shall be treated for all purposes under this Agreement as an LPU.

“Non-Exchangeable Legacy Unit” means a Legacy Unit that, as of the Closing, was not an Exchange Right Unit.

“Non-Participating Unit” means the NLPUs, NPLPUs, NPPSUs, NPREUs, NPSUs, NREUs, APSUs, AREUs, ARPUs, Preferred Units, the Unit held by the Special Voting Limited Partner in respect of the Special Voting Limited Partnership Interest and the Unit held by the General Partner in respect of the General Partnership Interest, none of which shall entitle its holder to a share in the Partnership’s profits, losses and operating distributions except as otherwise expressly set forth in this Agreement.

“NPLPU” means a Working Partner Unit that can only be awarded to members of UK Services Entities and that is otherwise identical in all respects to the PLPU for all purposes under this Agreement, except that: (i) it shall not be eligible to be designated as an Exchange Right Interest; (ii) it cannot be made exchangeable for, or exchanged into, Newmark Common Stock; (iii) it shall not be eligible for the allocation of any items of income, gain, loss or deductions of the Partnership and Section 5.04 shall not apply to it; and (iv) Section 6.01 shall not apply to it. On terms and conditions determined by the General Partner in its sole discretion or as otherwise set forth in the written documentation applicable to such units, an NPLPU may be converted into a PLPU, which conversion may be set forth in a written vesting schedule. Upon, and subsequent to, any such conversion of an NPLPU, such unit shall be treated for all purposes under this Agreement as a PLPU.

“NPPSU” means a Working Partner Unit that is identical in all respects to the PPSU for all purposes under this Agreement, except that: (i) it shall not be eligible to be designated as an Exchange Right Interest; (ii) it cannot be made exchangeable for, or exchanged into, Newmark Common Stock; (iii) it shall not be eligible for the allocation of any items of income, gain, loss or deductions of the Partnership and Section 5.04 shall not apply to it; and (iv) Section 6.01 shall not apply to it. On terms and conditions determined by the General

Partner in its sole discretion or as otherwise set forth in the written documentation applicable to such units, an NPPSU may be converted into a PPSU, which conversion may be set forth in a written vesting schedule. Upon, and subsequent to, any such conversion of an NPPSU, such unit shall be treated for all purposes under this Agreement as a PPSU.

“NPREU” means a Working Partner Unit that is identical in all respects to the PREU for all purposes under this Agreement, except that: (i) it shall not be eligible to be designated as an Exchange Right Interest; (ii) it cannot be made exchangeable for, or exchanged into, Newmark Common Stock; (iii) it shall not be eligible for the allocation of any items of income, gain, loss or deductions of the Partnership and Section 5.04 shall not apply to it; and (iv) Section 6.01 shall not apply to it. On terms and conditions determined by the General Partner in its sole discretion or as otherwise set forth in the written documentation applicable to such units, an NPREU may be converted into a PREU, which conversion may be set forth in a written vesting schedule. Upon, and subsequent to, any such conversion of an NPREU, such unit shall be treated for all purposes under this Agreement as a PREU.

“NPSU” means a Working Partner Unit that is identical in all respects to the PSU for all purposes under this Agreement, except that: (i) it shall not be eligible to be designated as an Exchange Right Interest; (ii) it cannot be made exchangeable for, or exchanged into, Newmark Common Stock; (iii) it shall not be eligible for the allocation of any items of income, gain, loss or deductions of the Partnership and Section 5.04 shall not apply to it; and (iv) Section 6.01 shall not apply to it. On terms and conditions determined by the General Partner in its sole discretion, an NPSU may be converted into a PSU and/or a PPSU, which conversion may be set forth in a written vesting schedule. Upon, and subsequent to, any such conversion of an NPSU, such unit shall be treated for all purposes under this Agreement as a PSU and/or a PPSU, as applicable.

“NREU” means a Working Partner Unit that is identical in all respects to the REU for all purposes under this Agreement, except that: (i) it shall not be eligible to be designated as an Exchange Right Interest; (ii) it cannot be made exchangeable for, or exchanged into, Newmark Common Stock; (iii) it shall not be eligible for the allocation of any items of income, gain, loss or deductions of the Partnership and Section 5.04 shall not apply to it; and (iv) Section 6.01 shall not apply to it. On terms and conditions determined by the General Partner in its sole discretion or as otherwise set forth in the written documentation applicable to such units, an NREU may be converted into an REU, which conversion may be set forth in a written vesting schedule. Upon, and subsequent to, any such conversion of an NREU such unit shall be treated for all purposes under this Agreement as an REU.

“Opco” has the meaning set forth in the recitals to this Agreement, including any successor to Newmark Partners, L.P., whether by merger, consolidation, sale of all or substantially all of its assets or otherwise.

“Opco Capital” means “Capital” as defined in the Opco Limited Partnership Agreement.

“Opco General Partner” means the “General Partner” as defined in the Opco Limited Partnership Agreement.

“Opco General Partnership Interest” means the “General Partnership Interest” as defined in the Opco Limited Partnership Agreement.

“Opco Group” means Opco and its Subsidiaries.

“Opco Interest” means an “Interest” as defined in the Opco Limited Partnership Agreement.

“Opco Limited Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of Opco, in the form attached hereto as Exhibit A.

“Opco Limited Partnership Interest” means the “Limited Partnership Interest” as defined in the Opco Limited Partnership Agreement.

“Opco Partnership Contribution” has the meaning set forth in the Separation Agreement.

“Opco Partnership Division” has the meaning set forth in the recitals to this Agreement.

“Opco Special Voting Limited Partnership Interest” means the “Special Voting Limited Partnership Interest” as defined in the Opco Limited Partnership Agreement.

“Opco Units” means “Units” as defined in the Opco Limited Partnership Agreement.

“Original Limited Partnership Agreement” has the meaning set forth in the recitals to this Agreement.

“Participation Plan” means the participation plan of the Partnership, as amended from time to time, in the form attached hereto as Exhibit B.

“Partner Obligations” has the meaning set forth in Section 3.03(a).

“Partners” means the Limited Partners (including, for the avoidance of doubt, the Regular Limited Partners (including, for the avoidance of doubt, the Exchangeable Limited Partners and the Special Voting Limited Partner), the Founding Partners, the REU Partners and the Working Partners) and the General Partner, and “Partner” means any of the foregoing.

“Partnership” has the meaning set forth in the preamble to this Agreement, including any successor to Newmark Holdings, L.P., whether by merger, consolidation, sale of all or substantially all of its assets or otherwise.

“PAYE” has the meaning set forth in Section 12.07.

“Payment Date” has the meaning set forth in Section 12.02(b)(ii).

“Percentage Interest” means, as of the applicable calculation time, with respect to a Partner, the ratio, expressed as a percentage, of the number of Units held by such Partner over the number of Units held by all Partners.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, governmental entity or other entity of any kind, and shall include any successor (by merger, consolidation, sale of all or substantially all of its assets or otherwise) of such entity.

“Personal Representative” means the executor, administrator or other personal representative of any deceased or disabled Founding/Working Partner or REU Partner, as the case may be, or any trustee of the estate of any bankrupt or deceased Founding/Working Partner or REU Partner, as the case may be.

“PLPU” means a Working Partner Unit that can only be awarded to holders of, or contemporaneous with the issuance of, the LPU, and is otherwise identical in all respects to the LPU for all purposes under this Agreement, except that: (i) it shall not be eligible to be designated as an Exchange Right Interest; (ii) it cannot be made exchangeable for, or exchanged into, Newmark Common Stock; (iii) notwithstanding that it can be redeemed by the General Partner at any time for zero, to the extent any payment (other than a distribution relating to the Preferred Allocation) is made with respect to it, such payment shall be subject to the then current policies and procedures of the Partnership applicable to it; and (iv) any terms of this Agreement that are specific to it shall apply (including Section 5.04).

“Post-Termination Payment” shall have the meaning set forth in Section 12.02(f)(i).

“PPSE” means a Working Partner Unit that can only be awarded to holders of, or contemporaneous with the issuance of, the PSE, and is otherwise identical in all respects to the PSE for all purposes under this Agreement, except that: (i) it shall not be eligible to be designated as an Exchange Right Interest; (ii) it cannot be made exchangeable for, or exchanged into, Newmark Common Stock; (iii) notwithstanding that it can be redeemed by the General Partner at any time for zero, to the extent any payment (other than a distribution relating to the Preferred Allocation) is made with respect to it, such payment shall be subject to the then current policies and procedures of the Partnership applicable to it; and (iv) any terms of this Agreement that are specific to it shall apply (including Section 5.04).

“PPSI” means a Working Partner Unit that can only be awarded to holders of, or contemporaneous with the issuance of, the PSI, and is otherwise identical in all respects to the PSI for all purposes under this Agreement, except that: (i) it shall not be eligible to be designated as an Exchange Right Interest; (ii) it cannot be made exchangeable for, or exchanged into, Newmark Common Stock; (iii) notwithstanding that it can be redeemed by the General Partner at any time for zero, to the extent any payment (other than a distribution relating to the Preferred Allocation) is made with respect to it, such payment shall be subject to the then current policies and procedures of the Partnership applicable to it; and (iv) any terms of this Agreement that are specific to it shall apply (including Section 5.04).

“PPSU” means a Working Partner Unit that can only be awarded to holders of, or contemporaneous with the issuance of, the PSU, and is otherwise identical in all respects to the PSU for all purposes under this Agreement, except that: (i) it shall not be eligible to be designated as an Exchange Right Interest; (ii) it cannot be made exchangeable for, or exchanged into, Newmark Common Stock; (iii) notwithstanding that it can be redeemed by the General Partner at any time for zero, to the extent any payment (other than a distribution relating to the Preferred Allocation) is made with respect to it, such payment shall be subject to the then current policies and procedures of the Partnership applicable to it; and (iv) any terms of this Agreement that are specific to it shall apply (including Section 5.04).

“Preferred Allocation” has the meaning set forth in Section 5.04(a)(i).

“Preferred Unit” means the following Unit types: PPSUs, PPSIs, PPSEs, PLPUs, PREUs, PRPUs, and APREUs.

“Pre-Five Year Units” means, with respect to a Working Partner who becomes a Terminated or Bankrupt Partner, all Working Partner Units that such Working Partner acquired from the Partnership not more than 60 months prior to the date on which such Working Partner became a Terminated or Bankrupt Partner; provided that, in the event that such Working Partner Unit is a Legacy Unit, the relevant date for determining when such Working Partner Unit was acquired by such Working Partner is the date on which such Working Partner acquired from BGC Holdings the related BGC Holdings Legacy Unit.

“PREU” means a Working Partner Unit that can only be awarded to holders of, or contemporaneous with the issuance of, the REU, and is otherwise identical in all respects to the REU for all purposes under this Agreement, except that: (i) it shall not be eligible to be designated as an Exchange Right Interest; (ii) it cannot be made exchangeable for, or exchanged into, Newmark Common Stock; (iii) to the extent any payment (other than a distribution relating to the Preferred Allocation) is made with respect to it, such payment shall be subject to the then current policies and procedures of the Partnership applicable to it; and (iv) any terms of this Agreement that are specific to it shall apply (including Section 5.04).

“proceeding” has the meaning set forth in Section 10.02(a).

“Proportionate Quarterly Tax Distribution” means, for each Partner for each fiscal quarter or other applicable period, such Partner’s Proportionate Tax Share for such fiscal quarter or other applicable period.

“Proportionate Tax Share” means, with respect to a Partner, the product of (a) the Tax Distribution for the fiscal year, fiscal quarter or other period, as applicable, and (b) the Percentage Interest of such Partner for such fiscal year, fiscal quarter, or other period. In the event that the Percentage Interest of a Partner changes during any fiscal year, fiscal quarter or other period, the Proportionate Tax Share of such Partner and the other Partners, as the case may be, for such fiscal year, fiscal quarter or other period shall be appropriately adjusted to take into account the Partners’ varying interests.

“PRPU” means a Working Partner Unit that can only be awarded to holders of, or contemporaneous with the issuance of, the RPU, and is otherwise identical in all respects to the RPU for all purposes under this Agreement, except that: (i) it shall not be eligible to be designated as an Exchange Right Interest; (ii) it cannot be made exchangeable for, or exchanged into, Newmark Common Stock; (iii) to the extent any payment (other than a distribution relating to the Preferred Allocation) is made with respect to it, such payment shall be subject to the then current policies and procedures of the Partnership applicable to it; and (iv) any terms of this Agreement that are specific to it shall apply (including Section 5.04).

“PSE” means a Working Partner Unit that is identical in all respects to a PSU for all purposes under the Agreement; except that, the provisions of Section 6.03(b) shall apply to the PSE. The PSE shall be counted in the calculation of a Partner’s Percentage Interest in the event of dissolution of the Partnership (as opposed to the RPUs, ARPUs, and PSIs).

“PSE Minimum Distribution Amount” or “PSE MDA” has the meaning set forth in Section 6.03(b).

“PSI” means a Working Partner Unit that is identical in all respects to a Restricted Partnership Unit for all purposes under this Agreement; provided that PSIs shall have no Post-Termination Amount.

“PSU” means a Working Partner Unit that is identical in all respects to an REU for purposes under the Agreement; provided that PSUs shall have no Post-Termination Amount.

“Publicly Traded Shares” means shares of Newmark Common Stock (if listed on any national securities exchange or included for quotation in any quotation system in the United States (even if such shares are restricted securities under the Securities Act) and any shares of capital stock of any other entity, if such shares are of a class that is listed on any national securities exchange or included for quotation in any quotation system in the United States (even if such shares are restricted securities under the Securities Act).

“Quarter” has the meaning set forth in Section 5.04(a)(i).

“Redemption Consideration” has the meaning set forth in Section 13.19(a).

“Reduction Date” has the meaning set forth in Section 12.01(a)(iv).

“Regular Limited Partner” means any Person who has acquired a Regular Limited Partnership Interest pursuant to and in compliance with this Agreement and who shall have been admitted to the Partnership as a Regular Limited Partner in accordance with this Agreement and shall not have ceased to be a Regular Limited Partner under the terms of this Agreement.

“Regular Limited Partnership Interest” means, with respect to any Regular Limited Partner, such Partner’s Units (including any Units designated as Exchange Right Units) and Capital designated as a “Regular Limited Partnership Interest” (including, for the avoidance of doubt, designation as an “Exchangeable Limited Partnership Interest” and the “Special Voting Limited Partnership Interest”) on Schedule 4.02 and Schedule 5.01 in accordance with this Agreement and rights and obligations with respect to the Partnership pursuant to this Agreement and applicable law by virtue of such Partner holding such Unit and having such Capital.

“Relative Value of BGC and Newmark” means the value of the BGC Opcos relative to the value of Opco as of following the Separation, as determined by the General Partner of BGC Holdings and the General Partner using the BGC Current Market Price and the Newmark Current Market Price as of 10 trading days commencing on the date of the closing of the IPO.

“Representatives” means, with respect to any Person, the Affiliates, directors, managers, officers, employees, general partners, agents, accountants, managing members, employees, counsel and other advisors and representatives of such Person.

“Requested Exchange Effective Date” has the meaning set forth in Section 8.01(f).

“Restricted Partnership Unit” or “RPU” means any Unit designated as Restricted Partnership Unit in accordance with this Agreement.

“Restricted Partnership Unit Post-Termination Amount” has the meaning set forth in Section 12.01(a)(vi)(B).

“Restricted Partnership Unit Post-Termination Payment” has the meaning set forth in Section 12.02(j)(i).

“Restricted Period” means (a) with respect to the obligations described in clauses (i) and (v) of Section 3.03(a), the period from the date on which a Person first becomes a Founding/Working Partner or REU Partner, through the date on which such Person ceases, for any reason, to be a Partner, (b) with respect to the obligations described in clause (iii) of Section 3.03(a), the period from the date on which a Person first becomes a Founding/Working Partner or REU Partner, through the one-year period immediately following the date on which such Person ceases, for any reason, to be a Partner, (c) with respect to the obligations described in clause (ii) of Section 3.03(a), the period from the date on which a Person first becomes a Founding/Working Partner or REU Partner through the two-year period immediately following the date on which such Person ceases, for any reason, to be a Partner, and (d) with respect to the obligations described in clauses (iv) and (vi) of Section 3.03(a), the period from the date on which a Person first becomes a Founding/Working Partner or REU Partner through the four-year period immediately following the date on which such Person ceases, for any reason, to be a Partner.

“Retained Business” has the meaning ascribed to such term in the Separation Agreement.

“REU” means any Unit designated as an REU in accordance with the terms of this Agreement.

“REU Interest” means, with respect to any REU Partner, such Partner’s REUs and Capital designated as “REU Interest” on Schedule 4.02 and Schedule 5.01 in accordance with this Agreement and rights and obligations with respect to the Partnership pursuant to this Agreement and applicable law by virtue of such Partner holding such REUs and having such Capital.

“REU Partner” means a holder of REU Interests. Except as otherwise provided in this Agreement, (a) in the case of an REU Partner that is a trust, “REU Partner” shall mean any one or more grantor(s), trustee(s) and/or beneficiar(ies) of such trust, as determined by the General Partner in its sole and absolute discretion, consistent with the purposes of this Agreement; and (b) in the case of a REU Partner that is a corporation or other entity, “REU Partner” shall mean any one or more shareholder(s) or owner(s) of such entity, as determined by the General Partner in its sole and absolute discretion, consistent with the purposes of this Agreement.

“REU Post-Termination Amount” has the meaning set forth in Section 12.01(b)(iii).

“REU Post-Termination Payment” has the meaning set forth in Section 12.02(h)(i).

“Securities Act” has the meaning set forth in Section 7.06 of this Agreement.

“Separation” has the meaning set forth in the recitals to this Agreement.

“Separation Agreement” has the meaning set forth in the recitals to this Agreement.

“Shared Services Employee” means, as of any time, any individual who as of such time is actively employed by or on an approved leave of absence from any member of the Cantor Group, BGC Partners Group or the Newmark Group and provides services to both members of the BGC Partners Group and members of the Newmark Group, including pursuant to one or both of the Administrative Services Agreements.

“Shortfall” has the meaning set forth in Section 5.04(a)(ii).

“Special Voting Limited Partner” means the Regular Limited Partner holding the Special Voting Limited Partnership Interest pursuant to and in compliance with this Agreement and who shall have been admitted to the Partnership as a Regular Limited Partner designated as the Special Voting Limited Partner in accordance with this Agreement and shall not have ceased to be a Regular Limited Partner designated as the Special Voting Limited Partner under the terms of this Agreement.

“Special Voting Limited Partnership Interest” means, with respect to the Special Voting Limited Partner, such Partner’s Non-Participating Unit and Capital designated as the “Special Voting Limited Partnership Interest” on Schedule 4.02 and Schedule 5.01 in accordance with this Agreement and rights and obligations with respect to the Partnership pursuant to this Agreement and applicable law by virtue of such Partner holding such Non-Participating Unit and having such Capital.

“Spin-Off” means the distribution of shares of Newmark Common Stock constituting “control” (within the meaning of Section 368(c) of the Code) held by BGC Partners to the stockholders and/or securityholders of BGC Partners.

“Spin-Off Date” means the date, if any, on which the Spin-Off occurs.

“Subsidiary” means, as of the relevant date of determination, with respect to any Person, any corporation or other Person of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person.

“Tax Distribution” means, for any fiscal quarter or fiscal year or other period of the Partnership during the term of the Partnership, the product of (a) the aggregate amount of taxable income or gain allocated to the Partners pursuant to Section 5.04(a) for such period and (b) the Applicable Tax Rate for such period.

“Tax Matters Partner” has the meaning set forth in Section 5.07.

“Ten Year Units” means, with respect to a Working Partner who becomes a Terminated or Bankrupt Partner, all Working Partner Units that such Working Partner acquired from the Partnership more than 120 months prior to the date on which such Working Partner became a Terminated or Bankrupt Partner; provided that, in the event that such Working Partner Unit is a Legacy Unit, the relevant date for determining when such Working Partner Unit was acquired by such Working Partner is the date on which such Working Partner acquired from BGC Holdings the related BGC Holdings Legacy Unit.

“Termination” (including the form “Terminated”) means, with respect to any Founding/Working Partner or REU Partner, (a) any Person that was a Terminated Founding/Working Partner or Terminated REU Partner under the BGC Holdings Limited Partnership Agreement as of the Separation; (b) in the case of any Founding/Working Partner or REU Partner that is employed by any of the BGC Opcos or any of the BGC Affiliated Entities (other than this Partnership, Opco or any of their respective Subsidiaries) as of immediately after the Separation, any Person that becomes a Terminated Founding/Working Partner or Terminated REU Partner under the BGC Holdings Limited Partnership Agreement, and (c) in the case of any Founding/Working Partner or REU Partner that is employed by this Partnership, Opco or any of their respective Subsidiaries as of immediately after the Separation, (i) the actual termination of the employment of such Partner, such that such Partner is no longer an employee of Opco or any Affiliated Entities, for any reason whatsoever, including termination by the employer with or without cause, by such Partner or by reason of death, or (ii) in the sole and absolute discretion of the General Partner, the termination by the General Partner, which may occur without termination of a Partner’s employment, of the Partner’s status as a Partner by reason of the determination by the General Partner that such Partner has breached this Agreement or the BGC Holdings Limited Partnership Agreement or that such Partner has otherwise ceased to provide substantial services to the Partnership or any Affiliated Entity (such as by going or being placed on “garden leave” or entering into a similar type of arrangement), even if such cessation is at the direction of the Partnership or any Affiliated Entity. For purposes of clause (c) above, Termination shall also include the date on which a Founding/Working Partner or REU Partner ceases to be a Partner for any other reason, including the date on which all of a Partner’s Units and Non-Participating Units are redeemed pursuant to Section 12.03. With respect to a corporate or other entity Partner, Termination shall also include the Termination of the beneficial owner, grantor, beneficiary or trustee of such Partner. A Partner shall be considered to be Terminated immediately upon the occurrence of the events described above (or, in the sole and absolute discretion of the General Partner, as of the first day of the fiscal quarter in which the event giving rise to such Termination occurs); provided, however, that such Partner (or in the case of a deceased Partner, the Personal Representative of such Partner) and the General Partner may agree in writing that such Partner shall not become a Terminated Partner until such later time as selected at any time by the General Partner or as is set forth in such written agreement. Notwithstanding the foregoing, solely with respect to any Unit or Non-Participating Unit held by a Partner for which a Post-Termination Payment would be subject to United States income tax, a “Termination” (including the form “Terminated”) under clause (c) above shall mean the date upon which the facts and circumstances indicate it is reasonably anticipated, as determined by the General Partner, that (i) no further services will be performed by the Partner, or (ii) the level of services that the Partner will perform for the Partnership or any Affiliate in any capacity would permanently decrease to 20% or less of the average level of services performed by such Partner in the immediately preceding 36-month period.

“Transfer” means any transfer, sale, conveyance, assignment, gift, hypothecation, pledge or other disposition, whether voluntary or by operation of law, of all or any part of an Interest or any right, title or interest therein.

“Transferee” means the transferee in a Transfer or proposed Transfer.

“Transferor” means the transferor in a Transfer or proposed Transfer.

“Transferred Assets” has the meaning ascribed to such term in the Separation Agreement.

“Transferred Business” has the meaning ascribed to such term in the Separation Agreement.

“Transferred Liabilities” has the meaning ascribed to such term in the Separation Agreement.

“UCC” has the meaning set forth in Section 4.07.

“UK Services Entities” means BGC Services (Holdings) LLP or such other equivalent partnerships or entities to which partnership or similar awards are made to financial services, real estate or other employees, brokers or consultants employed by BGC Partners, Newmark or their respective Affiliates or their Affiliates from time to time.

“Under Three-Year Units” means, with respect to a Working Partner who becomes a Terminated or Bankrupt Partner, all Working Partner Units that such Working Partner acquired from the Partnership not more than 36 months prior to the date on which such Working Partner became a Terminated or Bankrupt Partner; provided that, in the event that such Working Partner Unit is a Legacy Unit, the relevant date for determining when such Working Partner Unit was acquired by such Working Partner is the date on which such Working Partner acquired from BGC Holdings the related BGC Holdings Legacy Unit.

“Unit” means, with respect to any Partner, such Partner’s partnership interest in the Partnership entitling the holder to a share in the Partnership’s profits, losses and operating distributions as provided in this Agreement (including any Unit designated as an Exchange Right Unit, a Founding Partner Unit, an REU or a Working Partner Unit, but excluding any Non-Participating Unit).

“Vested Percentage” has the meaning set forth in Section 11.01(d)(i).

“Working Partner” means a holder of Working Partner Interests. Except as otherwise provided in this Agreement, (a) in the case of a Working Partner that is a trust, “Working Partner” shall mean any one or more grantor(s), trustee(s) and/or beneficiar(ies) of such trust, as determined by the General Partner in its sole and absolute discretion, consistent with the purposes of this Agreement; and (b) in the case of a Working Partner that is a corporation or other entity, “Working Partner” shall mean any one or more shareholder(s) or owner(s) of such entity, as determined by the General Partner in its sole and absolute discretion, consistent with the purposes of this Agreement.

“Working Partner Interest” means, with respect to any Working Partner, such Partner’s Working Partner Units, Non-Participating Units and Capital designated as “Working Partner Interest” on Schedule 4.02 and Schedule 5.01 in accordance with this Agreement and rights and obligations with respect to the Partnership pursuant to this Agreement and applicable law by virtue of such Partner holding such Working Partner Units and/or Non-Participating Units and having such Capital.

“Working Partner Unit” means any Unit (including High Distribution Units, High Distribution II Units, High Distribution III Units, High Distribution IV Units, Grant Units, Restricted Partnership Units, PSUs, PSIs, PSEs and, LPUs) or Non-Participating Unit (including NPSUs, NPPSUs, NREUs, NPREUs, NLPUs, NPLPUs, APSUs, AREUs, ARPUs and Preferred Units) designated as a Working Partner Unit in accordance with the terms of this Agreement.

SECTION 1.02. Other Definitional Provisions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. When used herein:

(a) the word “or” is not exclusive unless the context clearly requires otherwise;

(b) the word “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise;

(c) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(d) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision; and

(e) all section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, appendix, annex and schedule references not attributed to a particular document shall be references to such exhibits, appendixes, annexes and schedules to this Agreement.

SECTION 1.03. References to Schedules. The General Partner shall maintain and revise from time to time all schedules referred to in this Agreement in accordance with this Agreement. Notwithstanding anything in Section 13.01 to the contrary, any such revision shall not be deemed an amendment to this Agreement, and shall not require any further act, vote or approval of any Person.

ARTICLE II

FORMATION, CONTINUATION AND POWERS

SECTION 2.01. Formation. On September 27, 2017, the Partnership was formed pursuant to the laws of the State of Delaware pursuant to a Certificate of Limited Partnership. The Original Limited Partnership Agreement was entered into on [•], 2017 and, prior to the effectiveness of this Agreement, constituted the partnership agreement (as defined in the Act) of the parties thereto. The Original Limited Partnership Agreement was amended and restated in its entirety to be this Agreement effective as of the date hereof, and this Agreement constitutes the partnership agreement (as defined in the Act) of the parties hereto.

SECTION 2.02. Name. The name of the Partnership is “Newmark Holdings, L.P.”

SECTION 2.03. Purpose and Scope of Activity. The purposes of the Partnership shall be to perform its obligations under the Ancillary Agreements; to hold, directly or indirectly, the Opco General Partnership Interest, the Opco Special Voting Limited Partnership Interest and Opco Limited Partnership Interests; to administer the exchanges of Exchange Right Units in accordance with this Agreement, the BGC Holdings Limited Partnership Agreement and the Separation Agreement; to administer and manage the Partnership’s relationship with Cantor, the Founding/Working Partners, the REU Partners, Newmark and Opco and its rights and obligations under the Ancillary Agreements to which it is a party (including by exercising its rights thereunder); and to engage in any activity, and to take any action, necessary, appropriate, proper, advisable, convenient, or incidental to carrying out the foregoing purposes to the extent consistent with applicable laws (including entering into agreements, opening bank accounts, making filings, applications and reports, consenting to service of process, appointing an attorney to receive service of process, and executing any other papers and instruments which may be necessary, convenient, or incidental thereto).

SECTION 2.04. Principal Place of Business. For purposes of the Act, the principal place of business of the Partnership shall be located in New York, New York or at such other place as may hereafter be designated from time to time by the General Partner. The Partnership, committee, and officer meetings shall take place at the Partnership’s principal place of business unless decided otherwise for any particular meeting.

The Partnership may qualify to transact business in such other states and under such assumed business names (for which all applicable assumed business name certificates or filings shall be made) as the General Partner shall determine. Each Partner shall execute, acknowledge, swear to, and deliver all certificates or other documents necessary or appropriate to qualify, continue, and terminate the Partnership as a foreign limited partnership in such jurisdictions in which the Partnership may conduct or cease to conduct business, as applicable.

SECTION 2.05. Registered Agent and Office. The registered agent for service of process is, and the mailing address of the registered office of the Partnership in the State of Delaware is in care of, Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808. At any time, the Partnership may designate another registered agent and/or registered office.

SECTION 2.06. Authorized Persons. The execution and causing to be filed of the Certificate of Limited Partnership by the applicable authorized Persons on behalf of the General Partner are hereby specifically ratified, adopted, and confirmed. The officers of the Partnership and the General Partner are hereby designated as authorized Persons to act in connection with executing and causing to be filed, when approved by the appropriate governing body or bodies hereunder, any certificates required or permitted to be filed with the Secretary of State of the State of Delaware and any certificates (and any amendments and/or restatements thereof) necessary for the Partnership to file in any jurisdiction in which the Partnership is required to make a filing.

SECTION 2.07. Term. The term of the Partnership began on the date the Certificate of Limited Partnership of the Partnership became effective, and the Partnership shall have perpetual existence unless sooner dissolved as provided in Article IX.

SECTION 2.08. Treatment as Partnership. Except as otherwise required pursuant to a “determination” within the meaning of Section 1313(a)(1) of the Code, the parties shall treat the Partnership as a partnership for United States federal income tax purposes and agree not to take any action or fail to take any action which action or inaction would be inconsistent with such treatment.

SECTION 2.09. Compliance with Law; Offset Rights. (a) The Partnership shall use its best efforts to comply with any and all governmental requirements applicable to it, including the making of any and all necessary or advisable governmental registrations.

(b) Each Founding/Working Partner and each REU Partner agrees to use his, her, or its best efforts to comply with any and all governmental requirements applicable to the Partnership and the Affiliated Entities. Each Founding/Working Partner and each REU Partner agrees to indemnify the Partnership and the Affiliated Entities against any loss, claim, damage, or cost, including attorneys’ fees and expenses resulting from a failure to comply with any such requirement due to such Partner’s willful misconduct or gross negligence.

(c) Upon a breach of this Agreement by, or the Termination or Bankruptcy of, a Founding/Working Partner or an REU Partner that is subject to the Partner Obligations, or in the event that any such Founding/Working Partner or REU Partner, as the case may be, owes any amount to the Partnership or to any Affiliated Entity or fails to pay any amount to any other Person with respect to which amount the Partnership or any Affiliated Entity is a guarantor or surety or is similarly liable (in each case whether or not such amount is then due and payable), the Partnership shall have the right to set off the amount that such Partner owes to the Partnership or any Affiliated Entity or any such other Person under any agreement or otherwise and the amount of any cost or expense incurred or projected to be incurred by the Partnership in connection with such breach, such Termination or Bankruptcy or such indebtedness (including attorneys’ fees and expenses and any diminution in value of any Partnership assets and including in each case both monetary obligations and the fair market value of any non-cash item and amounts not yet due or incurred) against any amounts that it owes to such Partner under this Agreement or otherwise, or to reduce the Capital Account, the Base Amount and/or the distributions (quarterly or otherwise) of such Partner by any such amount.

ARTICLE III

MANAGEMENT

SECTION 3.01. Management by the General Partner. (a) Subject to the terms and provisions of this Agreement, the management and control of the business and affairs of the Partnership shall be vested solely in, and directed and exercised solely by, the General Partner. In furtherance of the activities of the Partnership, subject to the terms and provisions of this Agreement, the General Partner shall have all rights and powers, statutory or otherwise, possessed by general partners of limited partnerships under the laws of the State of Delaware.

(b) Except as otherwise expressly provided herein, the General Partner has full and exclusive power and authority to do, on behalf of the Partnership, all things that are deemed necessary, appropriate or desirable by the General Partner to conduct, direct, and manage the business and other affairs of the Partnership and is authorized and empowered, on behalf and in the name of the Partnership, to carry out and implement, directly or through such agents as the General Partner may appoint, such actions and execute such documents as the General Partner may deem necessary or advisable, or as may be incidental to or necessary for the conduct of the business of the Partnership. Without limiting the foregoing, and notwithstanding other provisions contained in this Agreement, the General Partner shall have the authority to waive the application of any provision of this Agreement with respect to a Founding/Working Partner or REU Partner or all or a portion of a Founding/Working Partner’s or REU Partner’s Units or Non-Participating Units; provided that no waiver shall be enforceable as against the General Partner and the Partnership unless in writing and signed by the General Partner. Unless expressly otherwise provided in this Agreement, all determinations, judgments, and/or actions that may be made or taken, or not made or not taken, with respect to the

Founding/Working Partners or the REU Partners by the General Partner in its discretion pursuant to or in connection with this Agreement, shall be in the sole and absolute discretion of the General Partner. All determinations and judgments made by the General Partner with respect to the Founding/Working Partners or the REU Partners, as the case may be, in good faith and not in violation of the terms of the Agreement shall be conclusive and binding on all Founding/Working Partners or the REU Partners, as the case may be.

(c) The General Partner agrees to use its best efforts to meet all requirements of the Code and currently applicable regulations, rulings, and other procedures of the Internal Revenue Service to ensure that the Partnership will be classified for United States federal income tax purposes as a partnership.

(d) The General Partner may appoint officers, managers, or agents of the Partnership and may delegate to such officers, managers, or agents all or part of the powers, authorities, duties or responsibilities possessed by or imposed on the General Partner pursuant to this Agreement (without limitation on the General Partner’s ability to exercise such powers, authorities, or responsibilities directly at any time); provided that, notwithstanding anything herein or in any other agreement to the contrary, the General Partner may remove any such officer, manager, or agent, and may revoke any or all such powers, authorities, and responsibilities so delegated to any such person, in each case at any time with or without cause. The officers of the Partnership shall consist of such positions and titles that the General Partner may in its discretion designate or create, including a Chairman, a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary, or one or more Assistant Secretaries. A single person may hold more than one office. Each officer shall hold office until his successor is chosen, or until his death, resignation, or removal from office.

Each of such officers shall have such powers and duties with respect to the business and other affairs of the Partnership, and shall be subject to such restrictions and limitations, as are prescribed from time to time by the General Partner; provided, however, that each officer shall at all times be subject to the direction and control of the General Partner in the performance of such powers and duties.

(e) Notwithstanding anything to the contrary herein, without the prior written consent of Cantor, the General Partner shall not take any action that may adversely affect Cantor’s Purchase Rights (as defined in the Separation Agreement) in Section 6.11 of the Separation Agreement.

SECTION 3.02. Role and Voting Rights of Limited Partners; Authority of Partners. (a) Limitation on Role of Limited Partners. No Limited Partner shall have any right of control or management power over the business or other affairs of the Partnership as a result of its status as a Limited Partner except as otherwise provided in this Agreement. No Limited Partner shall participate in the control of the Partnership’s business in any manner that would, under the Act, subject such Limited Partner to any liability beyond those liabilities expressly contemplated hereunder, including holding himself, herself, or itself out to third parties as a general partner of the Partnership; provided that any Limited Partner may be an employee of the Partnership or of any Affiliated Entities and perform such duties and do all such acts required or appropriate in such role, and no such performance or acts shall subject such Limited Partner to any liability beyond those liabilities expressly contemplated hereunder. Without limiting the generality of the foregoing, in accordance with, and to the fullest extent permitted by the Act (including Section 17-303 thereof), Limited Partners (directly or through an Affiliate) (i) may consult with and advise the General Partner or any other Person (including any Affiliated Entity) with respect to any matter, including the business of the Partnership, (ii) may, or may cause the General Partner or any other Person (including any Affiliated Entity) to, take or refrain from taking any action, including by proposing, approving, consenting, or disapproving, by voting or otherwise, with respect to any matter, including the business of the Partnership, (iii) may transact business with the General Partner or any other Person (including any Affiliated Entity) or the Partnership, and (iv) may be an officer, director, partner or stockholder of the General Partner or any other Person (including any Affiliated Entity) or have its Representatives serve as officers or directors of the General Partner or any other Person (including any Affiliated Entity) without incurring additional liabilities to third parties.

(b) No Limited Partner Voting Rights. To the fullest extent permitted by Section 17-302(f) of the Act, the Limited Partners shall not have any voting rights under the Act, this Agreement, or otherwise, and shall not be entitled to consent to, approve, or authorize any actions by the Partnership or the General Partner, except in each case as otherwise specifically provided in this Agreement.

(c) Authority of Partners. Except as set forth herein with respect to the General Partner, no Limited Partner shall have any power or authority, in such Partner’s capacity as a Limited Partner, to act for or bind the Partnership except to the extent that such Limited Partner is so authorized in writing prior thereto by the General Partner. Without limiting the generality of the foregoing, except as set forth herein with respect to the General Partner, no Limited Partner, as such, shall, except as so authorized, have any power or authority to incur any liability or execute any instrument, agreement, or other document for or on behalf of the Partnership, whether in the Partnership’s name or otherwise. Persons dealing with the Partnership are entitled to rely conclusively upon the power and authority of the General Partner. Each Limited Partner hereby agrees that, except to the extent provided in this Agreement and except to the extent that such Limited Partner shall be the General Partner, it will not participate in the management or control of the business and other affairs of the Partnership, will not transact any business for the Partnership, and will not attempt to act for or bind the Partnership.

(d) Consent Rights. Notwithstanding anything to the contrary herein, the General Partner shall not take any of the following actions without the written consent of a Majority in Interest:

(i) decreasing the amount distributed to Partners pursuant to Article VI or Section 12.03 with respect to any fiscal quarter or other period;

(ii) amending this Agreement pursuant to Section 13.01, or directing the Partnership in its capacity as the owner of the Opco General Partner to amend or consent to an amendment of the Opco Limited Partnership Agreement;

(iii) taking any other action, or directing the Partnership in its capacity as the owner of the Opco General Partner to take any other action, that may adversely affect any member of the Cantor Group’s exercise of its rights under Article XII or its right to exchange certain Exchange Right Units, together with Limited Partnership Interests and related Capital, for shares of Newmark Common Stock or shares of BGC Common Stock under Article VIII or the BGC Holdings Limited Partnership Agreement; and/or

(iv) Transferring any Opco Units beneficially owned, directly or indirectly, by the Partnership or its Subsidiaries, except as otherwise set forth in this Agreement.

(e) Founding/Working Partners. Each of the Founding/Working Partners shall have the rights and obligations set forth in this Agreement, including Article XII, and each of the Founding/Working Partners shall remain a Founding/Working Partner until he, she, or it ceases to be a Limited Partner pursuant to this Agreement.

(f) REU Partners. Each of the REU Partners shall have the rights and obligations set forth in this Agreement, including Article XII, and each of the REU Partners shall remain an REU Partner until he, she, or it ceases to be a Limited Partner pursuant to this Agreement.

SECTION 3.03. Partner Obligations. (a) Each Regular Limited Partner, Founding/Working Partner and REU Partner agrees that, in addition to any other obligations that he, she, or it may have under this Agreement, he, she, or it shall have a duty of loyalty to the Partnership and further agrees during the Restricted Period, not to, either directly or indirectly (including by or through an Affiliate) (collectively, clauses (i) through (vi), the “Partner Obligations”):

(i) breach such Limited Partner’s duty of loyalty to the Partnership;

(ii) engage in any activity of the nature set forth in clause (A) of the definition of Competitive Activity;

(iii) engage in any activity of the nature set forth in clauses (B) through (E) of the definition of Competitive Activity or take any action that results directly or indirectly in revenues or other benefit for such Limited Partner or any third party that is or could be considered to be engaged in any activity of the nature set forth in clauses (B) through (E) of the definition of Competitive Activity, except as otherwise agreed to in writing by the General Partner, in its sole and absolute discretion;

(iv) make or participate in the making of (including through the applicable Partner’s or any of his, her or its Affiliates’ respective Representatives) any comments to the media (print, broadcast, electronic or otherwise) that are disparaging regarding (A) Newmark, any of the Affiliated Entities or any of their Affiliates, or (B) the senior executive officers of Newmark, any Affiliated Entity, or any of their Affiliates, or are otherwise contrary to the interests of Newmark, any Affiliated Entity or any of their Affiliates, as determined by the General Partner in its sole and absolute discretion;

(v) except as otherwise permitted in Section 13.15, take advantage of, or provide another person with the opportunity to take advantage of, a “corporate opportunity” (as such term would apply to the Partnership if it were a corporation) including opportunities related to intellectual property, which for this purpose shall require granting Newmark a right of first refusal for Newmark to acquire any assets, stock, or other ownership interest in a business being sold by any Partner or Affiliate of such Partner, if an investment in such business would constitute a “corporate opportunity” (as such term would apply to the Partnership if it were a corporation) that has not been presented to and rejected by Newmark, or that Newmark rejects but reserves for possible further action by Newmark in writing, unless otherwise consented to by the General Partner in writing in its sole and absolute discretion; or

(vi) otherwise take any action to harm, that harms, or that reasonably could be expected to harm Newmark, any of the Affiliated Entities, or any of their Affiliates, including any breach of the provisions of Section 13.06.

The determination of whether a Regular Limited Partner, Founding/Working Partner or REU Partner has breached its Partner Obligations will be made in good faith by the General Partner in its sole and absolute discretion, which determination will be final and binding.

(b) If a Regular Limited Partner, Founding/Working Partner or REU Partner breaches his, her, or its Partner Obligations as determined by the General Partner in its sole and absolute discretion, then, in addition to any other rights or remedies that the General Partner may have, and unless otherwise determined by the General Partner in its sole and absolute discretion, the Partnership shall redeem all of the Units and Non-Participating Units held by such Partner for a redemption price equal to their Base Amount, and such Partner shall have no right to receive any further distributions, including any Additional Amounts, or any other distributions or payments of cash, stock, or property, to which such Partner otherwise might be entitled.

(c) Without limiting any of the foregoing, for all purposes of this Agreement, any Regular Limited Partner, Founding/Working Partner or REU Partner that breaches any Partner Obligation shall be subject to all of the consequences (including the consequences provided for in Sections 12.02 and 12.03) applicable to a Regular Limited Partner, Founding/Working Partner or REU Partner that engages in a Competitive Activity.

(d) Any Regular Limited Partner, Founding/Working Partner or REU Partner that breaches his, her, or its Partner Obligations shall indemnify the Partnership for and pay any resulting attorneys’ fees and expenses of the Partnership, as well as any and all damages resulting from such breach.

(e) Notwithstanding anything to the contrary, and unless Cantor shall determine otherwise, none of the obligations, limitations, restrictions or other provisions set forth in Sections 3.03(a), 3.03(b), 3.03(c) or 3.03(d) shall apply to any Regular Limited Partner, Founding/Working Partner or REU Partner that is also a Cantor Company.

ARTICLE IV

PARTNERS; CLASSES OF PARTNERSHIP INTERESTS

SECTION 4.01. Partners. The Partnership shall have (a) a General Partner; (b) one or more Regular Limited Partners (including, for the avoidance of doubt, the Exchangeable Limited Partners and the Special Voting Limited Partner); (c) one or more Founding/Working Partners; and (d) one or more REU Partners. Schedule 4.01 sets forth the name and address of the Partners. Schedule 4.01 shall be amended pursuant to Section 1.03 to reflect any change in the identity or address of the Partners in accordance with this Agreement. Each Person admitted to the Partnership as a Partner pursuant to this Agreement shall be a Partner of the Partnership until such Person ceases to be a Partner in accordance with the provisions of this Agreement.

SECTION 4.02. Interests. (a) Generally. (i) Types of Interests. Interests in the Partnership shall be divided into: (A) a General Partnership Interest, and (B) Limited Partnership Interests (including for the avoidance of doubt, the Regular Limited Partnership Interests (including the Exchangeable Limited Partnership Interests and the Special Voting Limited Partnership Interest), the Founding Partner Interests, the REU Interests and the Working Partner Interests (which shall not constitute separate classes or groups of partnership interests within the meaning of the Act; provided that Restricted Partnership Units shall be a separate class of Working Partner Interests and shall constitute a separate class or group of partnership interests within the meaning of Section 12(g) of the Securities Exchange Act of 1934, as amended)). The General Partner may determine the total number of authorized Units and Non-Participating Units. Any Units or Non-Participating Units repurchased by or otherwise transferred to the Partnership or otherwise forfeited or cancelled shall be cancelled and thereafter deemed to be authorized but unissued, and may be subsequently issued as Units or Non-Participating Units for all purposes hereunder in accordance with this Agreement.

(ii) Issuances of Additional Units and Non-Participating Units. Any authorized but unissued Units or Non-Participating Units may be issued:

(1) pursuant to the Separation or as otherwise contemplated by the Separation Agreement or this Agreement;

(2) to Cantor (or any member of the Cantor Group) pursuant to Section 8.08, 12.02 or 12.03 or pursuant to Section 6.11 of the Separation Agreement;

(3) with respect to Founding/Working Partner Units, to an Eligible Recipient, in each case as directed by the Exchangeable Limited Partners (by affirmative vote of a Majority in Interest);

(4) as otherwise agreed by each of the General Partner and the Exchangeable Limited Partners (by affirmative vote of a Majority in Interest);

(5) pursuant to the Participation Plan;

(6) to any Founding/Working Partner or REU Partner pursuant to Section 5.01(c); or

(7) to any Partner in connection with a conversion of an issued Unit or Non-Participating Unit and Interest into a different class or type of Unit or Non-Participating Unit and Interest in accordance with this Agreement;

provided that each Person to be issued additional Units or Non-Participating Units pursuant to the foregoing shall, as a condition to such issuance, execute and deliver to the Partnership an agreement in which such Person agrees to be admitted as a Partner with respect to such Units or Non-Participating Units and bound by this Agreement and any other agreements, documents or instruments specified by the General Partner; provided, however, that if such Person (A) is at the time of such issuance a Partner of the applicable class of Interests being issued or (B) has previously entered into an agreement pursuant to which such Person shall have agreed to become a Partner and be bound by this Agreement with respect to the applicable class of Interests being issued (which agreement is in effect at the time of such issuance), such Person shall not be required to enter into any such agreements unless otherwise determined by the General Partner. Upon any such issuance, any such Person not already a Partner shall be admitted as a limited partner with respect to the issued Interests.

(b) General Partnership Interest. The Partnership shall have one General Partnership Interest. The Non-Participating Unit issued to the General Partner in respect of such Partner’s General Partnership Interest is set forth on Schedule 4.02. Schedule 4.02 shall be amended pursuant to Section 1.03 to reflect any change in the number or the issuance or allocation of the Non-Participating Unit in respect of such Partner’s General Partnership Interest in accordance with this Agreement.

(c) Regular Limited Partnership Interests. (i) Generally. The Partnership may have one or more Regular Limited Partnership Interests. The number of Units and/or Non-Participating Units issued to each Regular Limited Partner in respect of such Partner’s Regular Limited Partnership Interest is set forth on Schedule 4.02. Schedule 4.02 shall be amended pursuant to Section 1.03 to reflect any change in the number or the issuance or allocation of the Units and/or Non-Participating Units in respect of such Partner’s Regular Limited Partnership Interest in accordance with this Agreement.

(ii) Special Voting Limited Partnership Interest. The Partnership shall have one Regular Limited Partnership Interest designated as the Special Voting Limited Partnership Interest. There shall only be one Non-Participating Unit associated with the Special Voting Limited Partnership Interest.

(iii) Exchangeable Limited Partnership Interests. The Partnership may have one or more Regular Limited Partnership Interests designated as Exchangeable Limited Partnership Interests. The number of Exchangeable Limited Partner Units issued to each Exchangeable Limited Partner in respect of such Partner’s Exchangeable Limited Partnership Interest is set forth on Schedule 4.02. Schedule 4.02 shall be amended pursuant to Section 1.03 to reflect any change in the number or the issuance or allocation of the Exchangeable Limited Partner Units in respect of such Partner’s Exchangeable Limited Partnership Interest in accordance with this Agreement.

(d) Founding Partners. The Partnership may have one or more Founding Partner Interests. The Founding Partner Interests shall be sub-divided into a number of classes as determined by the General Partner, including: (1) Grant Units, (2) High Distribution Units, (3) High Distribution II Units, (4) High Distribution III Units, and (5) High Distribution IV Units. Each class shall be governed by the terms and conditions of this Agreement, including Article XII. The number and class of Founding Partner Units Transferred or issued to each Founding Partner in respect of such Partner’s Founding Partner Interest are set forth on Schedule 4.02. Schedule 4.02 shall be amended pursuant to Section 1.03 to reflect any change in the number or the issuance or allocation of the Founding Partner Units in respect of such Partner’s Founding Partner Interest in accordance with this Agreement.

(e) Working Partners. The Partnership may have one or more Working Partner Interests. The Working Partner Interests shall be sub-divided into a number of classes as determined by the General Partner, including: (1) Grant Units, (2) High Distribution Units, (3) High Distribution II Units, (4) High Distribution III Units, (5) High Distribution IV Units, (6) Restricted Partnership Units, (7) PSUs, (8) PSIs, (9) PSEs, (10) LPUs, (11) NPSUs, (12) NPPSUs, (13) NREUs, (14) NPREUs, (15) NLPUs, (16) NPLPUs, (17) APSUs, (18) AREUs, (19) ARPUs and (20) Preferred Units (including PPSUs, PPSIs, PPSEs, PLPUs, PREUs, PRPUs, and APREUs). Each class shall be governed by the terms and conditions of this Agreement, including Article XII. The number and class of Working Partner Units Transferred or issued to each Working Partner in respect of such Partner’s Working Partner Interest are set forth on Schedule 4.02. Schedule 4.02 shall be amended pursuant to Section 1.03 to reflect any change in the number or the issuance or allocation of the Working Partner Units in respect of such Partner’s Working Partner Interest in accordance with this Agreement.

(f) REU Partners. The Partnership may have one or more REU Interests. Each REU Interest shall be governed by the terms and conditions of this Agreement, including Article XII, and the terms and conditions of the grant of such REU Interest, which terms and conditions shall be determined by the General Partner in its sole discretion. The number and class of REUs Transferred or issued to each REU Partner in respect of such Partner’s REU Interest are set forth on Schedule 4.02. Schedule 4.02 shall be amended pursuant to Section 1.03 to reflect any change in the number or the issuance or allocation of the REUs in respect of such Partner’s REU Interest in accordance with this Agreement.

SECTION 4.03. Admission and Withdrawal of Partners. (a) General Partner. (i) The General Partner is Newmark GP, LLC. On the date of this Agreement, Newmark GP, LLC shall hold the General Partnership Interest, which shall have the Non-Participating Unit and the Capital set forth on Schedule 4.02 and Schedule 5.01, respectively.

(ii) The admission of a Transferee as a General Partner, and resignation or withdrawal of any General Partner, shall be governed by Section 7.02.

(iii) Effective immediately upon the Transfer of the General Partner’s entire General Partnership Interest as provided in Section 7.02(e), such Partner shall cease to be the General Partner.

(b) Regular Limited Partners. (i) The initial Special Voting Limited Partner is Newmark GP, LLC, and the other initial Regular Limited Partners are set forth on Schedule 4.02. On the date of this Agreement, immediately following the Separation, the Regular Limited Partners shall hold the Regular Limited Partnership Interests (including, for the avoidance of doubt, the Special Voting Limited Partnership Interest), which shall have the Units (including those designated as Exchangeable Limited Partner Units), the Non-Participating Units (in the case of the Special Voting Limited Partner) and the Capital set forth on Schedule 4.02 and Schedule 5.01, respectively. Upon the Transfer of such Regular Limited Partnership Interests to the Regular Limited Partners in the Separation, the Regular Limited Partners are hereby deemed automatically admitted as Limited Partners with respect to such Interests and bound by this Agreement.

(ii) The admission of a Transferee as a Regular Limited Partner pursuant to any Transfer permitted by Section 7.02(a), 7.02(b), 7.02(c), or 7.02(d), as applicable, shall be governed by Section 7.02, and the admission of a Person as a Regular Limited Partner in connection with the issuance of additional Regular Limited Partnership Interests and Units or Non-Participating Units pursuant to Section 4.02(a)(ii) shall be governed by such applicable Section.

(iii) Effective immediately upon the Transfer of a Regular Limited Partner’s entire Regular Limited Partnership Interest as provided in Section 7.02(a), 7.02(b), 7.02(c), or 7.02(d), as applicable, such Partner shall cease to have any interest in the profits, losses, assets, properties, or capital of the Partnership with respect to such Regular Limited Partnership Interest and shall cease to be a Regular Limited Partner.

(c) Founding Partners. (i) On the date of this Agreement, immediately following the Separation, the Founding Partners shall hold the Founding Partner Interests, which shall have the Units (including the class designation) and the Capital and Adjusted Capital Account set forth on Schedule 4.02 and Schedule 5.01, respectively. Upon the Transfer of such Founding Partner Interests to the Founding Partners in the Separation, the Founding Partners are hereby deemed automatically admitted as Limited Partners with respect to such Interests and bound by this Agreement.

(ii) Effective immediately upon the Transfer of the Founding Partner’s entire Founding Partner Interest as provided in Section 7.02(c) or Article XII, as applicable, such Partner shall cease to have any interest in the profits, losses, assets, properties or capital of the Partnership with respect to such Founding Partner Interest, and shall cease to be a Founding Partner.

(iii) Any Founding Partner Interest Transferred to any Cantor Company, pursuant to Section 12.02 or 12.03 or otherwise, shall cause such Founding Partner Interest and related Units (or portion thereof) to automatically be designated as an Exchangeable Limited Partnership Interest and the related Units (or portion thereof) shall automatically be designated as Exchangeable Limited Partner Units, and the Cantor Company acquiring such Interest shall have all rights and obligations of a holder of Exchangeable Limited Partnership Interests with respect to such Interest.

(d) Working Partners. (i) On the date of this Agreement, immediately following the Separation, the Working Partners shall hold the Working Partner Interests, which shall have the Units and/or Non-Participating Units (in each case, including the class designation) and the Capital set forth on Schedule 4.02 and Schedule 5.01, respectively. Upon the Transfer of such Working Partner Interests to the Working Partners in the Separation, the Working Partners are hereby deemed automatically admitted as Limited Partners with respect to such Interests and bound by this Agreement.

(ii) The admission of a Person as a Working Partner after the date of this Agreement in accordance with the issuance of additional Working Partner Units shall be governed by Section 4.02 and Article XII.

(iii) Effective immediately upon the Transfer of the Working Partner’s entire Working Partner Interest as provided in Section 7.02(d) or Article XII, as applicable, such Partner shall cease to have any interest in the profits, losses, assets, properties or capital of the Partnership with respect to such Working Partner Interest, and shall cease to be a Working Partner.

(e) REU Partners. (i) On the date of this Agreement, immediately following the Separation, the REU Partners shall hold the REU Interests, which shall have the Units set forth on Schedule 4.02 and Schedule 5.01, respectively. Upon the Transfer of such REU Interests to the REU Partners in the Separation, the REU Partners are hereby deemed automatically admitted as Limited Partners with respect to such Interests and bound by this Agreement.

(ii) The admission of a Person as an REU Partner after the date of this Agreement in accordance with the issuance of additional REUs shall be governed by Section 4.02 and Article XII and the terms and conditions of the grant of such additional REUs, which shall be determined by the General Partner in its sole discretion.

(iii) Effective immediately upon the Transfer of the REU Partner’s entire REU Interest as provided in Section 7.02(f) or Article XII, as applicable, or upon an REU Redemption as provided in Section 12.03(c), such Partner shall cease to have any interest in the profits, losses, assets, properties or capital of the Partnership with respect to such REU Interest, and shall cease to be an REU Partner.

(f) No Additional Partners. No additional Partners shall be admitted to the Partnership except in accordance with this Article IV; provided that additional Working Partners and additional REU Partners shall be admitted in accordance with this Article IV or Article XII.

SECTION 4.04. Liability to Third Parties; Capital Account Deficits. (a) Except as may otherwise be expressly provided by the Act, the General Partner shall have unlimited personal liability for the satisfaction and discharge of all debts, liabilities, contracts and other obligations of the Partnership. The General Partner shall not be personally liable for the return of any portion of the capital contribution of any Limited Partner, the return of which shall be made solely from the Partnership’s assets.

(b) Except as may otherwise be expressly provided by the Act or this Agreement, no Limited Partner shall be liable for the debts, liabilities, contracts or other obligations of the Partnership. Each Limited Partner shall be liable only to make its capital contributions as provided in this Agreement or the Separation Agreement or as otherwise agreed by such Limited Partner and the Partnership in writing after the date of this Agreement and shall not be required, after its capital contribution shall have been paid, to make any further capital contribution to the Partnership or to lend any funds to the Partnership except as otherwise expressly provided in this Agreement or the Separation Agreement or as otherwise agreed by such Limited Partner and the Partnership in writing after the date of this Agreement. No Limited Partner shall be required to repay to the Partnership, any Partner or any creditor of the Partnership any negative balance in such Limited Partner’s Capital, except as otherwise provided in Section 12.01(a)(iii)(L). No Limited Partner shall be liable to make up any deficit in its Capital Account; provided that nothing in this Section 4.04(b) shall relieve a Partner of any liability it may otherwise have, either pursuant to the terms of this Agreement or pursuant to the terms of any agreement to which the Partnership or such Partner may be a party (including Section 12.01(a)(iii)(L)).

SECTION 4.05. Classes. Any Person may own one or more classes of Interests. Except as otherwise specifically provided herein, the ownership of any class of Interests shall not affect the rights or obligations of a Partner with respect to any other class of Interests. As used in this Agreement, the General Partner and the Limited Partners shall be deemed to be separate Partners even if any Partner holds more than one class of Interest. References to a certain class of Interest with respect to any Partner shall refer solely to that class of Interest of such Partner and not to any other class of Interest, if any, held by such Partner.

SECTION 4.06. Certificates. The Partnership may, in the discretion of the General Partner, issue any or all Units or Non-Participating Units in certificated form, which certificates shall be held by the Partnership as custodian for the applicable Partners. The form of any such certificates shall be approved by the General Partner and include the legend required by Section 7.06. If certificates are issued, a transfer of Units or Non-Participating Units will require delivery of an endorsed certificate.

SECTION 4.07. Uniform Commercial Code Treatment of Units. Each Unit and Non-Participating Unit in the Partnership shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware (6 Del. C. § 8-101, et seq.) (the “UCC”), and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the UCC, such provision of Article 8 of the UCC shall control. The Partnership shall maintain books for the purpose of registering the Transfer of Units and Non-Participating Units. Any Transfer of Units and Non-Participating Units shall be effective as of the registration of the Transfer of such Units and Non-Participating Units in the books and records of the Partnership.

SECTION 4.08. Priority Among Partners. No Partner shall be entitled to any priority or preference over any other Partner either as to return of capital contributions or as to profits, losses or distributions, except to the extent that this Agreement establishes or may be deemed to establish such a priority or preference.

ARTICLE V

CAPITAL AND ACCOUNTING MATTERS

SECTION 5.01. Capital. (a) Capital Accounts. There shall be established on the books and records of the Partnership a Capital Account for each Partner. Schedule 5.01 sets forth the names and the Capital Account of the Partners as of the date of this Agreement immediately following the Separation. Schedule 5.01 shall be amended pursuant to Section 1.03 to reflect any change in the identity or Capital Accounts in accordance with this Agreement.

(b) Initial Capital Account Balances.

(i) Subject to the requirements of the Code and the Treasury Regulations promulgated thereunder, the initial Capital Account balance with respect to each Legacy Unit shall have been determined by apportioning the Capital Account balance for the BGC Holdings Unit for which such Legacy Unit was issued in the Separation between such BGC Holding Unit, on the one hand, and such Legacy Unit, on the other hand, based on the Relative Value of BGC and Newmark, such that the sum of the Capital Account balances for such BGC Holdings Unit and Legacy Unit immediately following the Separation shall equal the Capital Account balance for such BGC Holding Unit immediately prior to the Separation.

(ii) Notwithstanding Section 5.01(b)(i), where relevant for purposes of applying the provisions of this Agreement (other than provisions solely relating to the maintenance of Capital Accounts in accordance with Treasury Regulation section 1.704-1(b)), the General Partner may make such adjustments to the initial Capital Account balance with respect to each Legacy Unit in respect of any amounts attributable to (A) adjustments to the Book Value of the assets of the Partnership made (x) prior to the Holdings Partnership Division pursuant to Treasury Regulations section 1.704-1(b)(2)(iv)(f) or (y) in connection with the Holdings Partnership Division, or (B) to the extent made or existing prior to the Holdings Partnership Division, (x) allocations pursuant to Exhibit D of the BGC Holdings Limited Partnership Agreement, (y) the balance of any “Extraordinary Account” under the BGC Holdings Limited Partnership Agreement or (z) other adjustments relevant to the determination of “Adjusted Capital Account” under the BGC Holdings Limited Partnership Agreement, in each case of clause (A) or (B), as the General Partner may deem necessary or appropriate in its sole and absolute discretion to carry out the intent of this Agreement and the BGC Holdings Limited Partnership Agreement (as in effect immediately prior to the Holdings Partnership Division).

(iii) Except with respect to the Founding/Working Partners or REU Partners, as the case may be, only, in Section 5.01(c) and Article XII, no capital contributions shall be required (A) unless otherwise determined by the General Partner and agreed to by the contributing Partner, or (B) unless otherwise determined by the General Partner in connection with the admission of a new Partner or the issuance of additional Interests to a Partner.

(iv) The Partnership may invest or cause to be invested all amounts received by the Partnership as capital contributions in its sole and absolute discretion.

(c) Additional Contributions. Subject to Section 4.02(a)(ii) and Article XII, at any time and from time to time, subject to the prior written consent of the compensation committee of Newmark (or its designee), the Partnership may offer and grant additional Working Partner Units or REUs in the Partnership to existing or new Working Partners or REU Partners, in each case, at a price per Working Partner Unit or REU, as the case may be, determined by the General Partner in its sole and absolute discretion and for such other consideration or for no consideration determined by the General Partner in its sole and absolute discretion; provided that no offeree shall be obligated to accept such offer; provided, further, that solely for the purposes of this Section 5.01(c), the price per Working Partner Unit of a High Distribution II Unit or High Distribution III Unit shall be deemed to include the associated HDII Account or HDIII Account, respectively. Any payment for Working Partner Units or REUs purchased by a new or existing Partner pursuant to this Section 5.01(c) may be made, in the General Partner’s sole and absolute discretion, in the form of Publicly Traded Shares, valued at the average of the closing prices of such shares (as reported by the Nasdaq Global Market or any other national securities exchange or quotation system on which such shares are then listed or quoted) during the ten (10)-trading-day period immediately preceding each payment (or such other fair and reasonable pricing method as may be reasonably selected by the General Partner), or in the form of other property valued at its then-fair market value, as reasonably determined by the General Partner in its sole and absolute discretion. The Partnership shall contribute, directly or indirectly through its Subsidiaries, the net proceeds, if any, received for any such Working Partner Units or REUs purchased by a new or existing Partner pursuant to this Section 5.01(c) to Opco in exchange for an Opco Limited Partnership Interest consisting of (A) a number of Opco Units equal to the number of such Working Partner Units or REUs purchased pursuant to this Section 5.01(c) multiplied by (B) the Holdings Ratio as of immediately prior to the purchase of such Working Partner Units or REUs pursuant to this Section 5.01(c).

SECTION 5.02. Withdrawals; Return on Capital. No Partner shall be entitled to withdraw or otherwise receive any distributions in respect of any Interest (including the associated Units, Non-Participating Units or Capital), except as provided in Section 6.01 or 9.03. The Partners shall not be entitled to any return on their Capital.

SECTION 5.03. Maintenance of Capital Accounts. As of the end of each Accounting Period, the balance in each Partner’s Capital Account shall be adjusted by (a) increasing such balance by (i) such Partner’s allocable share of each item of the Partnership’s income and gain for such Accounting Period (allocated in accordance with Section 5.04(a)) and (ii) the amount of cash or the fair market value (or book value, if so agreed by the applicable Partner and the General Partner) of other property (determined in accordance with Section 5.05) contributed to the Partnership by such Partner in respect of such Partner’s related Interest during such Accounting Period, net of liabilities assumed by the Partnership with respect to such other property, and (b) decreasing such balance by (i) the amount of cash or the fair market value (or book value, if so agreed by the applicable Partner and the General Partner) of other property (determined in accordance with Section 5.05) distributed to such Partner in respect of such class of Interest associated with such Capital Account pursuant to this Agreement, net of liabilities (if any) assumed by such Partner with respect to such other property, and (ii) such Partner’s allocable share of each item of the Partnership’s deduction and loss for such Accounting Period (allocated in accordance with Section 5.04(a)). The balances in each Partner’s Capital Account may also be adjusted by the General Partner in its sole and absolute discretion and with the consent of a Majority in Interest at the time and in the manner permitted by the capital accounting rules of the Treasury Regulation section 1.704-1(b)(2)(iv)(f). The foregoing and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation section 1.704-1(b), and shall be interpreted and applied in a manner consistent therewith.

SECTION 5.04. Allocations and Tax Matters. (a) Book Allocations. Except as otherwise expressly provided in this Agreement, after giving effect to the allocations set forth in Section 2 of Exhibit C hereto and Section 6.01(d), for purposes of computing Capital Accounts and allocating any items of income, gain, loss or deduction thereto, with respect to each Accounting Period, all items of income, gain, loss or deduction of the Partnership as determined by the General Partner (the “Allocable Items”) shall be allocated as follows:

(i) First, to each Partner holding any Preferred Units for the entire applicable calendar quarter Accounting Period (a “Quarter”) with a Shortfall, a preferred allocation of items of income or gain until the amounts allocated pursuant to this Section 5.04(a)(i) equal such Partner’s Catch-Up Allocations; provided that the aggregate amounts allocated in any Quarter pursuant to this Section 5.04(a)(i) for all Partners shall not exceed the Available Cash for such Quarter.

(ii) Second, to each Partner holding any Preferred Units for an entire Quarter, a preferred allocation of items of income or gain until the amounts allocated pursuant to this Section 5.04(a)(ii) equal the Maximum Distribution applicable to such Preferred Units (such allocation, the “Preferred Allocation”); provided that no Preferred Allocation shall be made in respect of any such Preferred Unit that is an APREU unless the Distribution Conditions (as such term is defined in the applicable award documentation for the applicable holder) for such Preferred Unit have been met; no Preferred Allocation for a Quarter shall be made with respect to Preferred Units that were outstanding for less than the full duration of such Quarter; and the aggregate amounts allocated in any Quarter pursuant to Section 5.04(a)(i) and this Section 5.04(a)(ii) for all Partners shall not exceed the Available Cash for such Quarter.

a.	The “Maximum Distribution” per Quarter shall be (x) 0.6875% (which is equivalent to two and three-fourths percent (2.75%) per calendar year) or as otherwise set forth in the Partner’s applicable award documentation multiplied by (y) the Allocation Amount.

b.	For purposes of this Section only, the “Allocation Amount” shall be the sum of: (i) the result of summing the number of outstanding PPSUs, PPSIs, PPSEs and PLPUs, in each case multiplied by the applicable price used by the General Partner to determine the award of such Unit (provided that, with respect to any PPSU, PPSI, PPSE, or PLPU that is a Legacy Unit, the applicable price used by the General Partner of BGC Holdings to determine the award of the BGC Holdings Unit for which such Legacy Unit was issued in the Separation shall be apportioned between such BGC Holding Unit, on the one hand, and such Legacy Unit, on the other hand, based on the Relative Value of BGC and Newmark, such that the sum of such applicable prices for such BGC Holdings Unit and such Legacy Unit immediately following the Separation shall equal the applicable price for such BGC Holding Unit immediately prior to the Separation); and (ii) the result from summing the Restricted Partnership Unit Post-Termination Amount or REU Post-Termination Amount, as applicable, associated with each outstanding PREU, PRPU, and APREU.

c.	In the event the Available Cash for any Quarter is less than the Maximum Distribution for such Quarter (a Preferred Unit’s share of any such difference, the “Shortfall”), then, in the succeeding Quarter(s) of the same calendar year, a catch-up allocation shall be made pursuant to Section 5.04(a)(i) in an amount equal to the Shortfall until such Shortfall is met (the “Catch-Up Allocation”); provided that (x) such Catch-Up Allocation may be made only to the extent of Net Profits; and (y) no Catch-Up Allocation may be made with respect to prior calendar years.

d.	The Preferred Units do not participate in distributions pursuant to Section 6.01 other than with respect to, as applicable, the Preferred Allocation and the Catch-Up Allocation.

(iii) Third, the balance of the Allocable Items, if any, shall be allocated to the Capital Accounts of the Partners in proportion to their Percentage Interest as of the end of the applicable Accounting Period; provided that for so long as, and until, the Distribution Conditions (as such term is defined in the applicable award documentation for the applicable holder of any AREU, ARPU and APSU) are met, if ever, (A) only net losses are as determined by the General Partner shall be allocable with respect to such Unit pursuant to Section 5.04 and (B) the definition of “Percentage Interest” shall exclude such Unit solely for purposes of calculating net profits as determined by the General Partner pursuant to Section 5.04.

For purposes of the foregoing, except as may be otherwise agreed by the General Partner and the holders of a Majority in Interest, items of income, gain, loss and deductions of the Partnership allocable to the Partners shall be calculated in the same manner in which such items are calculated for federal income tax purposes with the following adjustments: (i) items of gain, loss and deduction shall be computed based on the Book Values of the Partnership’s assets rather than upon the assets’ adjusted bases for federal income tax purposes; (ii) the amount of any adjustment to the Book Value of any assets of the Partnership pursuant to Section 743 of the Code shall not be taken into account; (iii) any tax exempt income received by the Partnership shall be taken into account as an item of income; and (iv) any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code and any expenditure considered to be an expenditure described in Section 705(a)(2)(B) of the Code pursuant to Treasury Regulations under Section 704(b) of the Code shall be treated as a deductible expense. The General Partner may, with the consent of a Majority in Interest, make such other adjustments to the calculation of items of income, gain, loss and deduction as it deems appropriate to more properly reflect the income or loss of the Partnership.

(b) Tax Allocations. Except as otherwise required under Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, the Partnership shall cause each item of income, gain, loss or deduction recognized by the Partnership to be allocated among the Partners for U.S. federal, state and local income and, where relevant, non-U.S. tax purposes in the same manner that each such item is allocated to the Partners’ Capital Accounts or as otherwise provided herein. Allocations required by Section 704(c) of the Code shall be made using the “traditional method” described in Treasury Regulation section 1.704-3(b).

SECTION 5.05. General Partner Determinations. All determinations, valuations and other matters of judgment required to be made for purposes of this Article V, including with respect to allocations to Capital Accounts and accounting procedures and tax matters not expressly provided for by the terms of this Agreement, or for determining the value of any type or form of proceeds, contribution or distributions hereunder shall be made by the General Partner in good faith. In the event that an additional Partner is admitted to the Partnership and contributes property to the Partnership, or an existing Partner contributes additional property to the Partnership, pursuant to this Agreement, the value of such contributed property shall be the fair market value (or book value, if so agreed by the applicable Partner and the General Partner) of such property as reasonably determined by the General Partner.

SECTION 5.06. Books and Accounts. (a) The Partnership shall at all times keep or cause to be kept true and complete records and books of account, which records and books shall be maintained in accordance with U.S. generally accepted accounting principles. Such records and books of account shall be kept at the principal place of business of the Partnership by the General Partner. The Limited Partners shall have the right to gain access to all such records and books of account (including schedules thereto) for inspection and view (at such reasonable times as the General Partner shall determine) for any purpose reasonably related to their Interests. The Partnership’s accounts shall be maintained in U.S. dollars.

(b) The Partnership’s fiscal year shall begin on January 1 and end on December 31 of each year, or shall be such other period designated by the General Partner. At the end of each fiscal year, the Partnership’s accounts shall be prepared, presented to the General Partner and submitted to the Partnership’s auditors for examination.

(c) The Partnership’s auditors shall be an independent accounting firm of international reputation to be appointed from time to time by the General Partner. The Partnership’s auditors shall be entitled to receive promptly such information, accounts and explanations from the General Partner and each Partner that they deem reasonably necessary to carry out their duties. The Partners shall provide such financial, tax and other information to the Partnership as may be reasonably necessary and appropriate to carry out the purposes of the Partnership.

SECTION 5.07. Tax Matters Partner. The General Partner is hereby designated as the “tax matters partner” of the Partnership within the meaning of Section 6231(a)(7) of the Code prior to amendment by the Bipartisan Budget Act of 2015 and any similar provisions under any other state or local or non-U.S. tax laws and the “partnership representative” within the meaning of 6223(a) of the Code and any similar provisions under any other state or local or non-U.S. tax laws (the tax matters partner or partnership representative, as applicable, the “Tax Matters Partner”). The Tax Matters Partner shall have all requisite power and authority to carry out the responsibilities of the Tax Matters Partner described in the Code and shall represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting judicial and administrative proceedings. The Partnership shall bear all costs and expenses incurred by the Tax Matters Partner in connection with the performance of its duties hereunder or otherwise acting in such capacity (including taking any action contemplated by this Section 5.07 and engaging an independent accounting firm or other tax professional(s) in connection therewith). The General Partner shall have the authority, in its sole and absolute discretion, to (a) make an election under Section 754 of the Code on behalf of the Partnership, and each Partner agrees to provide such information and documentation as the General Partner may reasonably request in connection with any such election, (b) determine the manner in which “excess nonrecourse liabilities” (within the meaning of Treasury Regulation section 1.752-3(a)(3)) are allocated among the Partners and (c) make any other election or determination with respect to taxes (including with respect to depreciation, amortization and accounting methods).

SECTION 5.08. Tax Information. The Partnership shall use commercially reasonable efforts to prepare and mail as soon as reasonably practicable after the end of each taxable year of the Partnership, to each Partner (and each other Person that was such a Partner during such taxable year or its legal representatives), U.S. Internal Revenue Service Schedule K-1, “Partner’s Share of Income, Credits, Deductions, Etc.,” or any successor schedule or form, for such Person.

SECTION 5.09. Withholding. Notwithstanding anything herein to the contrary, the Partnership is authorized to withhold from distributions and allocations to the Partners, and to pay over to any federal, state, local or foreign governmental authority any amounts believed in good faith to be required to be so withheld or paid over pursuant to the Code or any provision of any other federal, state, local or foreign law and, for all purposes under this Agreement, shall treat such amounts (together with any amounts that are withheld from payments to the Partnership or any of its Subsidiaries attributable to a direct or indirect Partner of the Partnership) as distributed to those Partners with respect to which such amounts were withheld. If the Partnership is obligated to pay any amount to a taxing authority on behalf of (or in respect of an obligation of) a Partner (including, federal, state and local or other withholding taxes), then such Partner shall indemnify the Partnership in full for the entire amount of any Tax (but not any interest, penalties and expenses associated with such payment). If the Partnership elects to withhold or make any payment to any federal, state, local or foreign governmental authority in respect of a payment that otherwise would be made to any Partner, such Partner shall cooperate with the General Partner by providing such information or forms as are reasonably requested by the General Partner in connection with such withholding or the making of such payments. Each Partner who is an employee of the Partnership, Opco, their Subsidiaries or of an Affiliated Entity (or whose stock or other beneficial interest is owned by such an employee) authorizes the Partnership to withhold additional amounts for payment on behalf of such Partner of federal, state and local income tax from the compensation paid to such Partner (or owner of stock or other beneficial interest of a corporate or other entity Partner).

ARTICLE VI

DISTRIBUTIONS

SECTION 6.01. Distributions in Respect of Partnership Interests. (a) Subject to the remaining sentence of this Section 6.01(a), the Partnership shall distribute to each Partner from such Partner’s Capital Account (i) on or prior to each Estimated Tax Due Date such Partner’s Estimated Proportionate Quarterly Tax Distribution for such fiscal quarter and (ii) as promptly as practicable after the end of each fiscal quarter of the Partnership (or on such other date and time as determined by the General Partner), an amount equal to all amounts allocated to such Partner’s Capital Account with respect to such quarter (reduced, but not below zero, by the amount of any prior distributions pursuant to this Section 6.01(a) or any amounts treated as distributed pursuant to Section 5.09), with such distribution to occur on such date and time as determined by the General Partner; provided that distributions pursuant to this clause (ii) shall be made to a Partner only to the extent of the positive balance in such Partner’s Capital Account unless otherwise determined by the General Partner; provided, further, that, with the prior written consent of the General Partner and the holders of a Majority in Interest, the Partnership may decrease the amount distributed from such Partners’ Capital Accounts; provided, further, that the Partnership shall not be obligated to make distributions in excess of Available Cash; provided, further, that this Section 6.01 shall not apply to APSUs, AREUs, ARPUs, NLPUs, NPLPUs, NPPSUs, NPREUs, NPSUs and NREUs. No distributions shall be made by the Partnership except as expressly contemplated by this Article VI, Section 5.04, Section 9.03(a) and Article XII, and certain Unit classes are excluded from this Section 6.01 in accordance with the other terms of this Agreement.

(b) In accordance with Article XI, the General Partner may determine to withhold from distributions pursuant to this Section 6.01 amounts reflected in an Extraordinary Account.

(c) The General Partner, with the consent of a Majority in Interest, may direct the Partnership to distribute all or part of any amount that is otherwise distributable to a Regular Limited Partner, Founding/Working Partner or an REU Partner, as the case may be, under this Section 6.01 in the form of a distribution of Publicly Traded Shares, valued at the average of the closing prices of such shares, as reported by the national securities exchange or quotation system upon which such shares are then listed or quoted, during the ten (10)-trading-day period immediately preceding the distribution (or such other fair and reasonable pricing method as may be selected by the General Partner), or in other property valued at its then-fair market value, as determined by the General Partner in its sole and absolute discretion. The distribution of Publicly Traded Shares or other property to a Partner pursuant to this Section 6.01(c) shall result in a reduction in such Partner’s Capital Account and Adjusted Capital Account by an amount equal to the value of such distributed shares or property determined as provided in this Section 6.01(c). Any gain recognized or deemed recognized as a result of such distribution shall not affect any Adjusted Capital Account unless otherwise deemed appropriate by mutual agreement of the General Partner and a Majority in Interest.

(d) The General Partner, with the consent of a Majority in Interest, may direct the Partnership, upon a Regular Limited Partner’s, Founding/Working Partner’s or REU Partner’s death, retirement, withdrawal from the Partnership or other full or partial redemption of Units and/or Non-Participating Units, to distribute to such Partner (or to his or her Personal Representative, as the case may be) a number of Publicly Traded Shares or an amount of other property that the General Partner determines is appropriate in light of the goodwill associated with such Partner and his, her or its Units and/or Non-Participating Units, such Partner’s length of service, responsibilities and contributions to the Partnership and/or other factors deemed to be relevant by the General Partner. Notwithstanding Sections 5.01 and 5.04, the distribution of Publicly Traded Shares or other property to a Founding/Working Partner or REU Partner, as the case may be, pursuant to this Section 6.01(d) shall result in a net reduction in such Partner’s Capital Account and Adjusted Capital Account, unless otherwise determined by the General Partner in its sole and absolute discretion. To the extent necessary or appropriate to give effect to the intent of this provision, as determined by the General Partner in its sole and absolute discretion, the Partnership shall make a special allocation to the distributee Founding/Working Partner or REU Partner, as the case may be, of gain, if any, that arises on any such distribution of the Publicly Traded Shares or other property.

(e) Notwithstanding any other provision of this Agreement, no amount shall be distributed to any Partner (other than a member of the Cantor Group) in respect of income or gain allocable to such Partner pursuant to Section 2 of Exhibit C to this Agreement, any adjustment pursuant to the penultimate sentence of Section 5.03, any adjustment to the Book Value of the assets of the Partnership made in connection with the Holdings Partnership Division (or any other items described in Section 5.01(b)(ii)), or the balance of any Extraordinary Account, in each case, except to the extent the General Partner determines in its sole and absolute discretion that such a distribution is consistent with the intent of this Agreement.

SECTION 6.02. Limitation on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Partnership and the General Partner, on behalf of the Partnership, shall not be required to make a distribution to a Partner on account of its interest in the Partnership if such distribution would violate the Act or any other applicable law.

SECTION 6.03. Minimum Distributions in Respect of Restricted Partnership Units and PSEs. (a) Notwithstanding Section 6.01, in no event shall the amount distributed with respect to each Restricted Partnership Unit be less than one-half of a cent ($0.005) with respect to each fiscal quarter (the “Minimum Distribution Amount” or “MDA”); provided that, with respect to a Restricted Partnership Unit that is a Legacy Unit, the MDA for the BGC Holdings Unit for which such Legacy Unit was issued in the Separation shall be apportioned in the Separation between such BGC Holding Unit, on the one hand, and such Legacy Unit, on the other hand, based on the Relative Value of BGC and Newmark, such that the sum of the MDA for such BGC Holdings Unit and Legacy Unit immediately following the Separation shall equal one-half of a cent ($0.005) with respect to each fiscal quarter. In the event that the amount that otherwise would have been distributable pursuant to Section 6.01(a) in respect of such Restricted Partnership Unit (had no MDA applied to such Restricted Partnership Unit) is less than the applicable MDA for any fiscal quarter or consecutive fiscal quarters, or is negative, then the amount distributed pursuant to Section 6.01(a)(ii) to the Working Partner in respect of such Restricted Partnership Unit for the next applicable quarter and any future quarters during which such distributable amount exceeds the applicable MDA shall be reduced to the fullest extent possible (but not below the applicable MDA for any such quarter) by an amount equal to such shortfall, until the shortfall has been reduced to zero (0); provided that, in the event there remains a cumulative shortfall between the aggregate amount of shortfall and the amount by which distributions pursuant to Section 6.01(a)(ii) have been reduced pursuant to this Section 6.03, with respect to Restricted Partnership Units at the time such person becomes a Terminated Partner, the cumulative shortfall shall be applied to reduce (but not below zero (0)) first the Adjusted Capital Account of any Units held by the holder of such Units, then the Post-Termination Payment applicable to any Units, and thereafter, any other payments in respect of any other Units owed by the Partnership to such Terminated Partner.

(b) Notwithstanding Section 6.01, in no event shall the amount distributed with respect to each PSE be less than one and one-half of a cent ($0.015) with respect to each fiscal quarter (the “PSE Minimum Distribution Amount” or “PSE MDA”); provided that, with respect to a PSE that is a Legacy Unit, the PSE MDA for the BGC Holdings Unit for which such Legacy Unit was issued in the Separation shall be apportioned in the Separation between such BGC Holding Unit, on the one hand, and such Legacy Unit, on the other hand, based on the Relative Value of BGC and Newmark, such that the sum of the PSE MDA for such BGC Holdings Unit and Legacy Unit immediately following the Separation shall equal one and one-half of a cent ($0.015) with respect to each fiscal quarter . In the event that the amount that otherwise would have been distributable in respect of such PSE (had no PSE MDA applied to such PSE) pursuant to Section 6.01(a) is less than the applicable PSE MDA for any fiscal quarter or consecutive quarters, or is negative, then the amount distributed pursuant to Section 6.01(a)(ii) to the Working Partner in respect of such PSE for the next applicable quarter and any future quarters during which such distributable amount exceeds the applicable PSE MDA shall be reduced to the fullest extent possible (but not below the applicable PSE MDA for any such quarter) by an amount equal to such shortfall, until the shortfall has been reduced to zero (0); provided that, in the event there remains a cumulative shortfall between the aggregate amount of shortfall and the amount by which distributions pursuant to Section 6.01(a)(ii) have been reduced pursuant to this Section 6.03, with respect to PSEs at the time such person becomes a Terminated Partner, the cumulative shortfall shall be applied to reduce (but not below zero (0)) first the Adjusted Capital Account of any Units held by the holder of such Units, and thereafter, any other payments in respect of any other Units owed by the Partnership to such Terminated Partner; provided, further, that the General Partner may determine in its sole and absolute discretion to postpone the payment of any PSE MDA for such PSE for up to four (4) fiscal quarters.

(c) The General Partner in its sole and absolute discretion shall determine the characterization for tax purposes of any distribution to a Partner or Terminated Partner pursuant to this Section 6.03 and the impact of such payment, if any, on amounts allocable and distributable to all Partners under this Agreement.

(d) A Partner must not be a Terminated Partner on the date of payment (whether such payment is a current payment or postponed payment) to be eligible to receive any distribution in respect of any Unit held by such Partner.

ARTICLE VII

TRANSFERS OF INTERESTS

SECTION 7.01. Transfers Generally Prohibited. No Partner may Transfer or agree or otherwise commit to Transfer all or any portion of, or any of rights, title and interest in and to, its Interest, except as permitted by the terms and conditions set forth in this Article VII (and, with respect to the Founding/Working Partners and the REU Partners only, Article XII). The Schedules shall be revised pursuant to Section 1.03 from time to time to reflect any change in the Partners or Interests to reflect any Transfer permitted by this Article VII.

SECTION 7.02. Permitted Transfers. (a) Regular Limited Partnership Interests. No Regular Limited Partner (other than the Special Voting Limited Partner, which shall be governed by Section 7.02(b)) may Transfer or agree or otherwise commit to Transfer all or any portion of, or any right, title and interest in and to, its Regular Limited Partnership Interest (other than the Special Voting Limited Partnership Interest, which shall be governed by Section 7.02(b)), except any such Transfer (i) in connection with the Separation; (ii) pursuant to Article VIII; (iii) to any Cantor Company; (iv) if such transferring Regular Limited Partner shall be a member of the Cantor Group, to any Person; or (v) for which the General Partner and the Exchangeable Limited Partners (with such consent to require the affirmative vote of a Majority in Interest) shall have provided their respective prior written consent (which consent shall not be unreasonably withheld or delayed). With respect to any Exchangeable Limited Partnership Interest Transferred by a Cantor Company to another Person, Cantor may elect, prior to or at the time of such Transfer, either (1) that such Person shall receive such Interest in the form of an Exchangeable Limited Partnership Interest and that such Person shall thereafter be an Exchangeable Limited Partner for purposes of this Agreement so long as such Person continues to hold such Interest or (2) that such Person shall receive such Interest in the form of a Regular Limited Partnership Interest (other than an Exchangeable Limited Partnership Interest or a Special Voting Limited Partnership Interest), and that such Person shall not be an Exchangeable Limited Partner for purposes of this Agreement as a result of holding such Interest. For the avoidance of doubt, if Cantor shall not so elect, such Transferred Interest shall not be designated as an Exchangeable Limited Partnership Interest.

(b) Special Voting Limited Partnership Interest. The Special Voting Limited Partner may not Transfer or agree or otherwise commit to Transfer all or any portion of, or any right, title and interest in and to, its Special Voting Limited Partnership Interest, except any such Transfer (i) to a wholly owned Subsidiary of Newmark; provided that, in the event that such transferee shall cease to be a wholly owned Subsidiary of Newmark, the Special Voting Limited Partnership Interest shall automatically be Transferred to Newmark, without the requirement of any further action on the part of the Partnership, Newmark or any other Person; or (ii) in connection with the Separation. Upon removal of any Special Voting Limited Partner, notwithstanding anything herein to the contrary, the Special Voting Limited Partnership Interest shall be transferred to the Person being admitted as the new Special Voting Limited Partner, simultaneously with admission and without the requirement of any action on the part of the Special Voting Limited Partner being removed or any other Person.

(c) Founding Partner Interest. No Founding Partner may Transfer or agree or otherwise commit to Transfer all or any portion of, or any right, title and interest in and to, its Founding Partner Interest, except any such Transfer (i) pursuant to a redemption as set forth in Section 12.03; (ii) in connection with the Separation; (iii) pursuant to Article VIII (iv) to any Cantor Company; provided that in the event that such transferee shall cease to be a Cantor Company, such Founding Partner Interest (or other Interest into which it is converted) shall automatically Transfer to Cantor; (v) with the consent of a Majority in Interest, to any other Founding Partner; or (vi) with the mutual consent of the General Partner and a Majority in Interest (which consent may be withheld for any reason or for no reason whatsoever), to any other Person.

(d) Working Partner Interest. No Working Partner may Transfer or agree or otherwise commit to Transfer all or any portion of, or any right, title and interest in and to, its Working Partner Interest, except any such Transfer (i) pursuant to a redemption as set forth in Section 12.03; (ii) in connection with the Separation; (iii) pursuant to Article VIII; (iv) to any Cantor Company; provided that in the event that such transferee shall cease to be a Cantor Company, such Working Partner Interest (or other Interest into which it is converted) shall automatically Transfer to Cantor; or (v) with the mutual consent of the General Partner and a Majority in Interest (which consent may be withheld for any reason or for no reason whatsoever), to any other Person.

(e) General Partnership Interest. The General Partner may not Transfer or agree or otherwise commit to Transfer all or any portion of, or any right, title and interest in and to, its General Partnership Interest, except any such Transfer (i) to a new General Partner in accordance with this Section 7.02, (ii) with the prior written consent (not to be unreasonably withheld or delayed) of the Special Voting Limited Partner, to any other Person, or (iii) in connection with the Separation. Any General Partner may be removed at any time, with or without cause, by the Special Voting Limited Partner in its sole and absolute discretion, and the General Partner may resign from the Partnership for any reason or for no reason whatsoever; provided, however, that, as a condition to any such removal or resignation, (A) the Special Voting Limited Partner shall first appoint another Person as the new General Partner; (B) such Person shall be admitted to the Partnership as the new General Partner (upon the execution and delivery of an agreement to be bound by the terms of this Agreement and such other agreements, documents or instruments requested by the resigning General Partner); and (C) such resigning or removed General Partner shall Transfer its entire General Partnership Interest to the new General Partner. The admission of the new General Partner shall be deemed effective immediately prior to the effectiveness of the resignation of the resigning General Partner, and shall otherwise have the effects set forth in Section 4.03(a)(iii). Upon removal of any General Partner, notwithstanding anything herein to the contrary, the General Partnership Interest shall be transferred to the Person being admitted as the new General Partner, simultaneously with admission and without the requirement of any action on the part of the General Partner being removed or any other Person.

(f) REU Interest. No REU Partner may Transfer or agree or otherwise commit to Transfer all or any portion of, or any right, title and interest in and to, its REU Interest, except any such Transfer (i) pursuant to a redemption as set forth in Section 12.03; (ii) in connection with the Separation; (iii) pursuant to Article VIII; (iv) to any Cantor Company; provided that in the event that such transferee shall cease to be a Cantor Company, such REU Interest (or other Interest into which it is converted) shall automatically Transfer to Cantor; or (v) with the mutual consent of the General Partner and a Majority in Interest (which consent may be withheld for any reason or for no reason whatsoever), to any other Person.

SECTION 7.03. Admission as a Partner upon Transfer. Notwithstanding anything to the contrary set forth herein, a Transferee who has otherwise satisfied the requirements of Section 7.02 shall become a Partner, and shall be listed as a “Regular Limited Partner” (including, for the avoidance of doubt, an “Exchangeable Limited Partner” or a “Special Voting Limited Partner”), “Founding Partner,” “REU Partner,” “Working Partner” or “General Partner” as applicable, on Schedule 4.01, and shall be deemed to receive the Interest being Transferred, in each case only at such time as such Transferee executes and delivers to the Partnership an agreement in which the Transferee agrees to be admitted as a Partner and bound by this Agreement and any other agreements, documents or instruments specified by the General Partner and such agreements (when applicable) shall have been duly executed by the General Partner; provided, however, that if such Transferee (a) is at the time of such Transfer a Partner of the applicable class of Interests being Transferred, or (b) has previously entered into an agreement pursuant to which the Transferee shall have agreed to become a Partner and be bound by this Agreement (which agreement is in effect at the time of such Transfer), such Transferee shall not be required to enter into any such agreements unless otherwise determined by the General Partner; provided, further, that the Transfers, admissions to and withdrawals from the Partnership as Partners in connection with the Separation shall not require the execution or delivery of any further agreements or other documentation hereunder.

SECTION 7.04. Transfer of Units and Capital with the Transfer of an Interest. Notwithstanding anything herein to the contrary, each Partner who Transfers an Interest shall be deemed to have Transferred the entire Interest, including the associated Units, Non-Participating Units and Capital of such Interest, or, if a portion of an Interest is being Transferred, each Partner who Transfers a portion of an Interest shall specify the number of Units and/or Non-Participating Units being so Transferred and such Transfer shall include a proportionate amount of Capital of such Interest, to the Transferee.

SECTION 7.05. Encumbrances. No Partner may charge or encumber its Interest or otherwise subject its Interest to a lien, pledge, security interest, right of first refusal, option or other similar limitation (an “Encumbrance”), except in each case for those created by this Agreement; provided, however, that, notwithstanding anything herein to the contrary, an Exchangeable Limited Partner may Encumber its Exchangeable Limited Partnership Interest in connection with any bona fide bank financing transaction.

SECTION 7.06. Legend. Each Partner agrees that any certificate issued to it to evidence its Interests shall have inscribed conspicuously on its front or back the following legend:

THE PARTNERSHIP INTEREST IN NEWMARK HOLDINGS, L.P. REPRESENTED BY THIS CERTIFICATE (INCLUDING ASSOCIATED UNITS AND CAPITAL) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION, AND THIS PARTNERSHIP INTEREST MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, EXCEPT (A) EITHER (1) WHILE A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE REGISTRATIONS AND QUALIFICATIONS ARE IN EFFECT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (INCLUDING, IF APPLICABLE, REGULATION S THEREUNDER) AND SUCH OTHER APPLICABLE LAWS AND (B) IF PERMITTED BY THE AGREEMENT OF LIMITED PARTNERSHIP OF NEWMARK HOLDINGS, L.P., AS IT MAY BE AMENDED FROM TIME TO TIME, WHICH CONTAINS STRICT PROHIBITIONS ON TRANSFERS, SALES, ASSIGNMENTS, PLEDGES, HYPOTHECATIONS, ENCUMBRANCES OR OTHER DISPOSITIONS OF THIS PARTNERSHIP INTEREST OR ANY INTEREST THEREIN (INCLUDING ASSOCIATED UNITS AND CAPITAL).

SECTION 7.07. Effect of Transfer Not in Compliance with this Article. Any purported Transfer of all or any part of a Partner’s Interest, or any interest therein, that is not in compliance with this Article VII (and, in the case of the Founding/Working Partner Interests or REU Interests, Article XII), or that would cause the Partnership to be a “publicly traded partnership” (within the meaning of Section 7704 of the Code), shall, to the fullest extent permitted by law, be void ab initio and shall be of no effect.

ARTICLE VIII

EXCHANGE RIGHTS

SECTION 8.01. Exchange Rights. (a) An Exchange Right Interest shall be exchangeable, at the option of the Limited Partner holding such Interest, with Newmark for Newmark Common Stock, on the terms, and subject to the conditions, set forth in this Article VIII (a “Newmark Exchange”). In addition, prior to the Spin-Off, an Exchange Right Interest, together with a BGC Holdings Exchange Right Interest, shall be exchangeable, at the option of such Limited Holder holding such interests, with BGC Partners for BGC Partners Common Stock, on the terms, and subject to the conditions set forth in this Article VIII and in Article VIII of the BGC Holdings Limited Partnership Agreement (a “BGC Exchange”). The terms and conditions set forth in the BGC Holdings Limited Partnership Agreement relating to a BGC Exchange involving an Exchange Right Interest are incorporated in this Agreement as if restated in full.

(b) (i) Subject to Sections 8.01(c) , an Exchangeable Limited Partner shall be entitled to exchange all or a portion of its Exchangeable Limited Partnership Interest in a Newmark Exchange.

(ii) A Founding Partner shall not be entitled to exchange any portion of its Founding Partner Interest in a Newmark Exchange; provided, however, that, subject to Section 8.01(c), the Exchangeable Limited Partners (by affirmative vote of a Majority in Interest) may, in their sole discretion, cause all or a portion of the outstanding Founding Partner Units to be exchangeable (including mandatorily exchangeable) in a Newmark Exchange; provided, however, that Newmark shall not be required to effectuate such an exchange if such Founding Partner Interest shall be subject to any Encumbrance. The terms and conditions on which such Founding Partner Units shall become exchangeable in a Newmark Exchange (including the circumstances in which such Founding Partner Units shall be mandatorily exchangeable and/or cease to be exchangeable) shall be determined by the Exchangeable Limited Partners (by affirmative vote of a Majority in Interest).

(iii) An REU Partner shall not be entitled to exchange any portion of its REU Interest in a Newmark Exchange; provided, however, that, subject to Section 8.01(c), Newmark may, with the written consent of a Majority in Interest, cause all or a portion of the outstanding REUs to be exchangeable (including mandatorily exchangeable) in a Newmark Exchange; provided, however, that Newmark shall not be required to effectuate such an exchange if such REU Interest shall be subject to any Encumbrance. The terms and conditions on which such REUs shall become exchangeable in a Newmark Exchange (including the circumstances in which such REUs shall cease to be mandatorily exchangeable and/or exchangeable) shall be determined by Newmark, with the written consent of a Majority in Interest.

(iv) A Working Partner shall not be entitled to exchange any portion of its Working Partner Interest in a Newmark Exchange; provided, however, that, subject to Section 8.01(c) , Newmark may, with the written consent of a Majority in Interest, cause all or a portion of the outstanding Working Partner Units to be exchangeable (including mandatorily exchangeable) in a Newmark Exchange; provided, however, that Newmark shall not be required to effectuate such an exchange if such Working Partner Interest shall be subject to any Encumbrance; provided, further, that in the case of any exchange of High Distribution II Units or High Distribution III Units by a Working Partner, Newmark shall not be required to effectuate such exchange unless and until such Partner shall have paid in full any then outstanding HDII Account or HDIII Account with respect to such Units. The terms and conditions on which such Working Partner Units shall become exchangeable in a Newmark Exchange (including the circumstances in which such Working Partner Units shall be mandatorily exchangeable and/or cease to be exchangeable) shall be determined by Newmark, with the written consent of a Majority in Interest.

(v) Provisions of this Article VIII that apply to the exchange of an entire Exchange Right Interest shall also apply to an exchange of a portion of an Exchange Right Interest. Each Exchange shall be expressed in terms of a number of Units underlying the Exchange Right Interest being exchanged. Cantor may, on one occasion, at any time following the second (2nd) anniversary of the Spin-Off Date, designate any Exchange or Exchanges made as of a single date or as part of a series of related transactions as being intended to qualify for tax-deferred treatment for U.S. federal income tax purposes, in which case Newmark shall take such actions, at Newmark’s expense, as may be reasonably requested by Cantor to achieve such tax treatment. Subject to Section 6.10 of the Separation Agreement, Newmark acknowledges that for purposes of the foregoing, a request by Cantor to form a new parent holding company to which all of the holders of Newmark Common Stock are required to transfer their shares in connection with the consummation of an Exchange shall be a reasonable request.

(vi) Notwithstanding anything to the contrary herein, BGC Partners, BGC Holdings, Newmark and this Partnership agree that if, after the Closing: Newmark or the General Partner has a right to determine whether a Non-Exchangeable Legacy Unit becomes an Exchange Right Unit, then (A) with respect to any such Non-Exchangeable Legacy Unit held by a BGC Employee or Former BGC Employee, Newmark or the General Partner shall follow the instructions of BGC Partners and the general partner of BGC Holdings with respect to such determination, including whether to make all or any portion of such Non-Exchangeable Legacy Unit exchangeable pursuant to a Newmark Exchange and/or a BGC Exchange and the terms and conditions for such grant of exchangeability, (B) with respect to any such Non-Exchangeable Legacy Unit held by a Newmark Employee or Former Newmark Employee, Newmark or the General Partner shall make its own determination, including whether to make all or any portion of such Non-Exchangeable Legacy Unit exchangeable pursuant to a Newmark Exchange and/or a BGC Exchange and the terms and conditions for such grant of exchangeability, and (C) with respect to any such Non-Exchangeable Legacy Unit held by an Shared Services Employee, (x) Newmark or the General Partner shall follow the instructions of BGC Partners and the general partner of BGC Holdings as to whether to make all or any portion of such Non-Exchangeable Legacy Unit exchangeable pursuant to a BGC Exchange and the terms and conditions for such grant of exchangeability to the extent that the grant of exchangeability relates to compensation for services by such Shared Service Employee to members of the BGC Partners Group and (y) Newmark shall make its own determination as to whether to make all or any portion of such Non-Exchangeable Legacy Unit exchangeable pursuant to a Newmark Exchange and the terms and conditions for such grant of exchangeability to the extent that the grant of exchangeability relates to compensation for services by such Shared Service Employee to members of the Newmark Group; provided that, in each of the above cases, (1) any such grant of exchangeability pursuant to a BGC Exchange for a BGC Executive Officer shall be subject to the approval of the Board or Compensation Committee of BGC Partners, and (2) any such grant of exchangeability pursuant to a Newmark Exchange for a Newmark Executive Officer shall be subject to the approval of the Board or Compensation Committee of Newmark.

(c) Notwithstanding anything to the contrary herein, the parties acknowledge that (i) pursuant to the Separation Agreement, Newmark has agreed that it will not issue any shares of Newmark capital stock in respect of any Exchangeable Limited Partnership Interests for so long as BGC Partners beneficially owns shares of Newmark capital stock constituting “control” within the meaning of Section 368(c) of the Code or satisfying the stock ownership requirements set forth in Section 1504 of the Code, without the prior written consent of BGC Partners (which BGC Partners may withhold in its sole discretion) and (ii) pursuant to the Tax Matters Agreement, Newmark has agreed to certain restrictions with respect to issuances of shares of Newmark capital stock during the two-year period following the Spin-Off Date. Accordingly, notwithstanding anything to the contrary set forth in this Agreement, (x) prior to the Spin-Off Date, any Exchange Right Interest shall only be exchangeable for Newmark Common Stock with the prior written consent of BGC Partners and Newmark, which they may each withhold in their sole discretion and (y) during the two-year period following the Spin-Off Date, any Exchange Right Interest shall only be exchangeable for Newmark Common Stock with the prior written consent of Newmark, which it may withhold in its sole discretion.

(d) (i) Subject to Section 8.01(c) , an Exchangeable Limited Partnership Interest shall be exchangeable for a number of shares of Newmark Class B Common Stock equal to the Exchange Ratio multiplied by the Units so exchanged; provided that, in the event that (A) the Electing Partner elects to receive Newmark Class A Common Stock and/or (B) there shall be not be sufficient authorized and unissued shares of Newmark Class B Common Stock, then in either case, such Exchangeable Limited Partnership Interest shall be exchangeable for a number of shares of Newmark Class A Common Stock equal to the Exchange Ratio multiplied by the Units so exchanged.

(ii) If a Founding Partner Interest shall have become exchangeable pursuant to Section 8.01(b)(ii), then, subject to Section 8.01(c) , such Founding Partner Interest shall be exchangeable for a number of shares of Newmark Class A Common Stock equal to the Exchange Ratio multiplied by the Units so exchanged.

(iii) If an REU Interest shall have become exchangeable pursuant to Section 8.01(b)(iii), then, subject to Section 8.01(c) , such REU Interest shall be exchangeable for a number of shares of Newmark Class A Common Stock equal to the Exchange Ratio multiplied by the Units so exchanged.

(iv) If a Working Partner Interest shall have become exchangeable pursuant to Section 8.01(b)(iv), then, subject to Section 8.01(c) , such Working Partner Interest shall be exchangeable for a number of shares of Newmark Class A Common Stock equal to the Exchange Ratio multiplied by the Units so exchanged.

(e) A holder of an Exchange Right Interest is not entitled to any rights of a holder of Newmark Common Stock with respect to such Exchange Right Interest until such Interest shall have been exchanged therefor in accordance with this Article VIII and is not entitled to any rights of a holder of BGC Partners Common Stock with respect to such Exchange Right Interest until such Interest shall have been exchanged therefor in accordance with Article VIII of the BGC Holdings Limited Partnership Agreement.

(f) To exercise the Exchange Right in a Newmark Exchange, a holder of an Exchange Right Interest who elects to exercise its Exchange Right (an “Electing Partner”) shall prepare and deliver to Newmark and the Partnership a written request signed by such Electing Partner (i) stating the amount of Exchange Right Units, together with the Exchange Right Interests and a proportionate amount of Capital (or portion thereof), that such Electing Partner desires to exchange, (ii) stating the earliest Business Day on which the Electing Partner desires to have such Exchange consummated in accordance with this Article VIII, which Business Day shall be no earlier than sixty (60) days following such written request (the date so selected by the Electing Partner, the “Requested Exchange Effective Date”), (iii) solely in the case of Exchangeable Limited Partnership Interests, stating whether such Electing Partner desires to receive Newmark Class A Common Stock in lieu of all or a portion of the Newmark Class B Common Stock otherwise issuable (and if so, the number of shares of Newmark Class A Common Stock such Electing Partner desires to receive in lieu thereof), and (iv) representing, warranting and certifying to each of Newmark and the Partnership that, as of the date of such notice and as of the Exchange Effective Date, (A) such Electing Partner is entitled to exchange the portion of the Exchange Right Units that the Electing Partner desires to exchange pursuant to this Article VIII, (B) such Electing Partner is the record and beneficial owner of such Exchange Right Units, together with Exchange Right Interests and a proportionate amount of Capital, free and clear of all Encumbrances other than those created by this Agreement, (C) upon consummation of the Newmark Exchange, Newmark will have all right, title and interest in and to the Exchange Right Interest and related Unit received in such Newmark Exchange, free and clear of all Encumbrances (other than any created by this Agreement or under any agreement, contract, law or order to which Newmark is a party or otherwise subject), and (D) in the case of any Founding/Working Partner or REU Partner exercising an Exchange Right in a Newmark Exchange, an acknowledgement of such Partner’s responsibility for certain tax and tax-related liabilities as provided in Section 12.07 (each such request, an “Exchange Request”). The General Partner shall effectuate such Newmark Exchange on or after the Requested Exchange Effective Date unless otherwise determined by the General Partner (such date of a Newmark Exchange, the “Exchange Effective Date”). Each of Newmark and (if different) the General Partner shall have the right to determine whether any Exchange Request with respect to a Newmark Exchange is proper or to waive any impropriety, or any requirement, of these procedures. Once delivered, an Exchange Request for a Newmark Exchange shall be irrevocable.

(g) Each Newmark Exchange shall be consummated effective as of the close of Newmark’s business on the applicable Exchange Effective Date (such time, the “Exchange Effective Time”), and the Electing Partner shall be deemed to have become the holder of record of the applicable number of shares of Newmark Common Stock at such Exchange Effective Time (unless Newmark elects to deliver cash in such Newmark Exchange pursuant to Section 8.01(j)), and all rights of the Electing Partner in respect of the portion of the Exchange Right Units, together with the Exchange Right Interest, and a proportionate amount of Capital as determined pursuant to Section 8.01(i) so exchanged shall terminate at such Exchange Effective Time; provided, however, that the obligation of Newmark to consummate any Newmark Exchange shall be conditioned upon (i) the absence of any injunction, order, law or regulation of any governmental or regulatory authority of competent jurisdiction that prohibits the consummation of such Newmark Exchange or the redemption contemplated by Section 8.07 in accordance with its terms, (ii) the receipt of all material regulatory and governmental approvals (including registration under the Securities Act, or the availability of an exemption from the requirements for such registration and self-regulatory approvals) that are required to consummate such Newmark Exchange and the redemption contemplated by Section 8.07 in accordance with its terms (and each of the parties involved in such Newmark Exchange shall use its reasonable best efforts to obtain all such approvals), (iii) the certifications set forth in Section 8.01(f) shall be true and correct when made and as of the Exchange Effective Time, and (iv) the redemption contemplated by Section 8.07 shall be capable of being consummated in accordance with the terms thereof.

(h) Upon receipt by Newmark or BGC Partners of an Exchange Right Interest and related Exchange Right Units (or portion thereof) pursuant to any Exchange, the Exchange Right Interest and related Exchange Rights Units (or portion thereof) being so exchanged shall automatically be designated as a Regular Limited Partnership Interest and related Units (or portion thereof), shall have all rights and obligations of a holder of Regular Limited Partnership Interests and shall cease to be designated as an Exchange Right Interest (and for the avoidance of doubt, shall not be exchangeable pursuant to this Section 8.01 or Section 8.01 of the BGC Holdings Limited Partnership Agreement).

(i) (i) In the case of an Exchange of an Exchangeable Limited Partnership Interest (or portion thereof) or a Founding Partner Interest (or portion thereof), the aggregate Capital Account associated with the Units so exchanged shall equal a pro rata portion of the total aggregate Capital Account of all Exchangeable Limited Partner Units and Founding Partner Units then outstanding, reflecting the portion of all such Exchangeable Limited Partner Units and Founding Partner Units then outstanding represented by the Units so exchanged. The aggregate Capital Account of the Electing Partner in such Partner’s remaining Units shall be reduced by an equivalent amount. If the aggregate Capital Account of such Electing Partner is insufficient to permit such a reduction without resulting in a negative Capital Account, the amount of such insufficiency shall be satisfied by reallocating Capital from the Capital Accounts of the Exchangeable Limited Partners and the Founding Partners to the Capital Account of the Units so exchanged, pro rata based on the number of Units underlying the outstanding Exchangeable Limited Partnership Interests and the Founding Partner Interests or based on other factors as determined by a Majority in Interest.

(ii) In the case of an Exchange of an REU Interest (or portion thereof) or a Working Partner Interest (or portion thereof), the aggregate Capital Account of the Units so exchanged shall equal the Capital Account of the REU Interest (or portion thereof) or Working Partner Interest (or portion thereof), as the case may be, represented by such Units.

(j) Notwithstanding anything to the contrary herein, upon any Newmark Exchange with respect to an Exchange Right Interest, Newmark shall have the option to deliver to the holder of such Exchange Right Interest, in lieu of shares of Newmark Common Stock, an amount of cash with a value equal to the number of shares of Newmark Common Stock that would have been issued if such Exchange Right Interest was exchanged for Newmark Common Stock in accordance with this Article VIII, with such amount of cash determined by the General Partner using (i) any reasonably methodology, including taking into account the timing of the sale by Newmark of any shares of Newmark Common Stock that would have been issued if such Exchange Right Interest was exchanged for Newmark Common Stock in accordance with this Article VIII and/or the net proceeds of any sale by Newmark of any shares of Newmark Common Stock underlying Exchange Right Interests of other Partners, or (ii) any other methodology agreed upon by the General Partner and the holder of such Exchange Right Interest.

SECTION 8.02. No Fractional Shares of Newmark Common Stock. Notwithstanding anything to the contrary herein, Newmark will not transfer any fractional shares of Newmark Common Stock in any Newmark Exchange. In lieu thereof, in each Newmark Exchange, Newmark will provide cash representing such fractional share.

SECTION 8.03. Taxes in Respect of a Newmark Exchange. In any Newmark Exchange for shares of Newmark Common Stock or cash, Newmark shall pay any documentary, stamp or similar issue or transfer tax due on the issue of the Newmark Common Stock upon such Newmark Exchange; provided that the Electing Partner shall pay any such tax that is due because such Electing Partner requests the shares of Newmark Common Stock to be issued in a name other than the holder’s name or cash to be paid to a Person other than the holder. Newmark may refuse to deliver the certificate representing Newmark Common Stock being transferred to a Person other than the Electing Partner until Newmark receives a sum sufficient to pay any such tax that will be due because the shares or cash are to be transferred to a Person other than the Electing Partner. Nothing herein shall preclude any tax withholding required by law or regulation. In addition, each Founding/Working Partner and REU Partner shall be responsible for all tax liabilities arising in connection with a Newmark Exchange as provided in Section 12.07.

SECTION 8.04. Reservation of Newmark Common Stock. Newmark covenants and agrees that it shall from time to time as may be necessary reserve, out of its authorized but unissued Newmark Class B Common Stock and Newmark Class A Common Stock, a sufficient number of shares of Newmark Class B Common Stock and Newmark Class A Common Stock to effect the exchange of all then outstanding Exchange Right Units together with the Exchange Right Interests and a proportionate amount of Capital into shares of Newmark Class B Common Stock or Newmark Class A Common Stock pursuant to the Newmark Exchanges and a sufficient number of shares of Newmark Class A Common Stock to effect the exchange of shares of Newmark Class B Common Stock issued or issuable in respect of Exchange Right Units together with the Exchange Right Interests and a proportionate amount of Capital (subject in each case to the maximum number of shares of Class B Common Stock or Class A Common Stock authorized but unissued under the Certificate of Incorporation of Newmark as then in effect). Newmark covenants and agrees that all shares of Newmark Class B Common Stock and Newmark Class A Common Stock issued in an Exchange will be duly authorized, validly issued, fully paid and nonassessable and will be free from preemptive rights and free of any Encumbrances. Newmark acknowledges and agrees that each additional issuance of Exchange Right Interests in accordance with this Agreement will be entitled to Exchange Right Units under this Article VIII.

SECTION 8.05. Compliance with Applicable Laws in the Exchange. Newmark shall use its reasonable best efforts to promptly comply with all federal and state securities laws regulating the offer and delivery of shares of Newmark Class B Common Stock or Newmark Class A Common Stock, as applicable, upon each Newmark Exchange and to list or cause to have quoted such shares of Newmark Class A Common Stock (including Newmark Class A Common Stock issuable in exchange for any shares of Newmark Class B Common Stock to be issued hereunder) on each national securities exchange, Nasdaq Global Market, over-the-counter market or other market on which the Newmark Class A Common Stock may be listed or quoted (if any); provided, however, that if rules of such exchange or market permit Newmark to defer the listing of such Newmark Class A Common Stock until the first Exchange, Newmark shall use its reasonable best efforts to list such Newmark Class A Common Stock in accordance with such rules at such time.

SECTION 8.06. Adjustments to Exchange Ratio. The initial Exchange Ratio as of immediately following the IPO shall be one. The Exchange Ratio shall thereafter be subject to adjustment in accordance with Section 6.14 of the Separation Agreement.

SECTION 8.07. Redemption for Opco Units. (a) Immediately following an Exchange of an Exchange Right Interest, the Partnership shall redeem the Exchange Right Interest and related Exchange Right Units received in the Newmark Exchange by Newmark (or any member of the Newmark Inc. Group to whom Newmark Transfers such Interests and related Units) or received in the BGC Exchange by BGC Partners (or any member of the BGC Partners Inc. Group to whom BGC Partners Transfers such Interests and related Units), in exchange for an Opco Limited Partnership Interest (the “Acquired Opco Interest”) consisting of a number of Opco Units equal to (1) the number of Exchange Right Units redeemed multiplied by (2) the Holdings Ratio as of immediately prior to the redemption of such Exchange Right Units, together with:

(b) in the case of an Exchange of an Exchangeable Limited Partnership Interest or a Founding Partner Interest, Opco Capital equal to (1) the total Opco Capital as of immediately prior to the applicable Exchange for all issued and outstanding Opco Units that were issued in connection with the issuance of any outstanding Exchangeable Limited Partnership Interest or Founding Partner Interest, divided by (2) the total number of issued and outstanding Opco Units as of immediately prior to the applicable Exchange that were issued in connection with the issuance of any outstanding Exchangeable Limited Partnership Interest or Founding Partner Interest, multiplied by (3) the number of Opco Units underlying such Acquired Opco Interest.

(c) in the case of an Exchange of an REU Interest, Opco Capital equal to (1) the total Opco Capital as of immediately prior to the applicable Exchange for all issued and outstanding Opco Units that were issued in connection with the issuance of any outstanding REU Interest, divided by (2) the total number of issued and outstanding Opco Units as of immediately prior to the applicable Exchange that were issued in connection with the issuance of any outstanding REU Interest, multiplied by (3) the number of Opco Units underlying such Acquired Opco Interest.

(d) in the case of an Exchange of a Working Partner Interest, Opco Capital equal to (1) the total Opco Capital as of immediately prior to the applicable Exchange for all issued and outstanding Opco Units that were issued in connection with the issuance of any outstanding Working Partner Interest, divided by (2) the total number of issued and outstanding Opco Units as of immediately prior to the applicable Exchange that were issued in connection with the issuance of any outstanding Working Partner Interest, multiplied by (3) the number of Opco Units underlying such Acquired Opco Interest.

SECTION 8.08. Purchase Rights. Where the Exchangeable Limited Partners (by affirmative vote of a Majority in Interest) cause all or any portion of the outstanding Founding Partner Units of a Founding Partner, either before, upon, or after the Termination of such Founding Partner, to be exchangeable (including mandatorily exchangeable) with Newmark for shares of Newmark Class A Common Stock pursuant to Section 8.01, the General Partner shall provide Cantor, as soon as practicable after such Units are exchanged, the right to purchase Exchangeable Limited Partner Units in an amount equal to the number of such Founding Partner’s Founding Partner Units that the Exchangeable Limited Partners (by affirmative vote of a Majority in Interest) caused to be exchangeable pursuant to Section 8.01 at the same price that Cantor would have been able to purchase such Founding Partner’s Founding Partner Interest (or any portion thereof) if it had been purchased pursuant to Sections 12.02(a)(i)(B) or 12.03(a)(ii) rather than made exchangeable; provided that the Exchangeable Limited Partnership Interest right granted hereunder shall be subject to, and granted in accordance with, applicable laws, rules, and regulations then in effect.

ARTICLE IX

DISSOLUTION

SECTION 9.01. Dissolution. The Partnership shall be dissolved and its affairs wound up upon the first to occur of the following:

(a) an election to dissolve the Partnership made by the General Partner; provided that such dissolution shall require the prior approval of the Exchangeable Limited Partners (by affirmative vote of a Majority in Interest);

(b) at any time there are no limited partners of the Partnership, unless the business of the Partnership is continued in accordance with the Act;

(c) any event that results in the General Partner ceasing to be a general partner of the Partnership under the Act; provided that the Partnership shall not be dissolved and required to be wound up in connection with any such event if (A) at the time of the occurrence of such event there is at least one remaining general partner of the Partnership who is hereby authorized to and does carry on the business of the Partnership, or (B) within ninety (90) days after the occurrence of such event, a majority of the Limited Partners agree in writing or vote to continue the business of the Partnership and to the appointment, effective as of the date of such event, if required, of one or more additional general partners of the Partnership; or

(d) the entry of a decree of judicial dissolution under Section 17-802 of the Act.

To the fullest extent permitted by law, none of the Partners shall have any right to terminate, dissolve or have redeemed their class of Interests or, except for the General Partner in accordance with this Section 9.01, to terminate, windup or dissolve the Partnership. Each Partner shall use its reasonable best efforts to prevent the dissolution of the Partnership, except in the case of a dissolution pursuant to this Section 9.01.

SECTION 9.02. Liquidation. Upon a dissolution pursuant to Section 9.01, the Partnership’s business and assets shall be wound up promptly in an orderly manner. The General Partner shall be the liquidator to wind up the affairs of the Partnership. In performing its duties, the General Partner is authorized to sell, exchange or otherwise dispose of the Partnership’s business and assets in accordance with the Act in any reasonable manner that the General Partner determines to be in the best interests of the Partners. Upon completion of the winding-up of the Partnership, the General Partner shall prepare and submit to each Limited Partner a final statement with respect thereto.

SECTION 9.03. Distributions. (a) In the event of a dissolution of the Partnership pursuant to Section 9.01, the Partnership shall apply and distribute the proceeds of the dissolution as provided below:

(i) first, to the creditors of the Partnership, including Partners that are creditors of the Partnership to the extent permitted by law, in satisfaction of the liabilities of the Partnership (by payment or by the making of reasonable provision for payment thereof, including the setting up of any reserves which the General Partner determines, in its sole and absolute discretion, are necessary therefor);

(ii) second, to the repayment of any loans or advances that may have been made by any of the Partners to the Partnership;

(iii) third, to the Partners in proportion to (and to the extent of) the positive balances in their respective Capital Accounts; and

(iv) fourth, to the Partners (other than with respect to Restricted Partnership Units) in proportion to their respective Percentage Interests (provided that for purposes of this subclause (iv), the number of Restricted Partnership Units shall not be counted in the calculation of a Partner’s Percentage Interest).

(b) Cancellation of Certificate of Limited Partnership. Upon completion of a liquidation and distribution pursuant to Section 9.03(a) following a dissolution of the Partnership pursuant to Section 9.01, the General Partner shall execute, acknowledge and cause to be filed a certificate of cancellation of the Certificate of Limited Partnership of the Partnership in the office of the Secretary of State of the State of Delaware. The Partnership’s existence as a separate legal entity shall continue until cancellation of the Certificate of Limited Partnership as provided in the Act.

SECTION 9.04. Reconstitution. Nothing contained in this Agreement shall impair, restrict or limit the rights and powers of the Partners under the laws of the State of Delaware and any other jurisdiction in which the Partnership is doing business to reform and reconstitute themselves as a limited partnership following dissolution of the Partnership either under provisions identical to those set forth herein or any others which they may deem appropriate.

SECTION 9.05. Deficit Restoration. Upon the termination of the Partnership, no Limited Partner shall be required to restore any negative balance in his, her or its Capital Account to the Partnership except that any Founding/Working Partner holding High Distribution II Units or High Distribution III Units shall be required to restore any negative balance in his, her or its Capital Account but only to the extent of such Founding/Working Partner’s HDII Account or HDIII Account, respectively. Any amount contributed by a Founding/Working Partner holding High Distribution II Units or High Distribution III Units pursuant to this Section 9.05 shall be considered an HDII Contribution for purposes of Section 12.01(a)(iii)(C) or a reduction of the relevant HDIII Account for purposes of Section 12.01(a)(iv), as applicable. The General Partner shall be required to contribute to the Partnership an amount equal to its deficit Capital Account balance within the period prescribed by Treasury Regulation section 1.704-1(b)(2)(ii)(c).

ARTICLE X

INDEMNIFICATION AND EXCULPATION

SECTION 10.01. Exculpation. Neither a General Partner nor any Affiliate or director or officer of a General Partner or any such Affiliate shall be personally liable to the Partnership or the Limited Partners for a breach of this Agreement or any fiduciary duty as a General Partner or as an Affiliate or director or officer of a General Partner or any such Affiliate, except to the extent such exemption from liability or limitation thereof is not permitted under the Act as the same exists or may hereafter be amended. Any repeal or modification of the immediately preceding sentence shall not adversely affect any right or protection of such Person existing hereunder with respect to any act or omission occurring prior to such repeal or modification. A General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by it and the opinion of any such Person as to matters which the General Partner reasonably believes to be within such Person’s professional or expert competence shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the General Partner in good faith and in accordance with such opinion. A General Partner may exercise any of the powers granted to it by this Agreement and perform any of the obligations imposed on it hereunder either directly or by or through one or more agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner with due care.

SECTION 10.02. Indemnification. (a) Each Person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a or has agreed to become a General Partner, or any director or officer of the General Partner or of the Partnership, or is or was serving at the request of the Partnership as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while surviving as a director, officer, employee or agent, shall be indemnified and held harmless by the Partnership to the fullest extent authorized by the General Corporation Law of the State of Delaware (the “DGCL”) as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Partnership to provide broader indemnification rights than the DGCL permitted the Partnership to provide prior to such amendment), as if the Partnership were a corporation organized under the DGCL, against all expense, liability and loss (including attorneys’ fees and expenses, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such Person in connection therewith and such indemnification shall continue as to a Person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 10.02(c), the Partnership shall indemnify any such Person seeking indemnification in connection with a proceeding (or part thereof) initiated by such Person only if such proceeding (or part thereof) was authorized by the General Partner. The right to indemnification conferred in this Section 10.02 shall be a contract right and shall include the right to be paid by the Partnership the expenses, including attorneys’ fees and expenses, incurred in defending any such proceeding in advance of its financial disposition; provided, however, that if the applicable law requires that the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Person while a director or officer, including service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Partnership of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 10.02 or otherwise, then such advancement of expenses shall be conditioned upon the delivery of such an undertaking by such director or officer to the Partnership.

(b) To obtain indemnification under this Section 10.02, a claimant shall submit to the Partnership a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 10.02(b), a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (i) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (ii) if no request is made by the claimant for a determination by Independent Counsel, (x) by the Board of Directors of Newmark by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined) or (y) if a quorum of the Board of Directors of Newmark consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors of Newmark, a copy of which shall be delivered to the claimant, or (z) if a quorum of Disinterested Directors so directs, by the affirmative vote of a Majority in Interest. In the event that the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors of Newmark unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change of Control” as defined in Newmark Group, Inc. Long-Term Incentive Plan, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors of Newmark. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.

(c) If a claim under Section 10.02(a) is not paid in full by the Partnership within thirty (30) days after a written claim pursuant to Section 10.02(b) has been received by the Partnership, the claimant may at any time thereafter bring suit against the Partnership to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the undertaking required by Section 10.02, if any, has been tendered to the Partnership) that the claimant has not met the standards of conduct which make it permissible under the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Partnership to provide broader indemnification rights than it permitted the Partnership to provide prior to such amendment) for the Partnership to indemnify the claimant for the amount claimed if the Partnership were a corporation organized under the DGCL, but the burden of proving such defense shall be on the Partnership. Neither the failure of the Partnership (including the Board of Directors of Newmark, Independent Counsel or a Majority in Interest) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Partnership (including the Board of Directors of Newmark, Independent Counsel or a Majority in Interest) that the claimant has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.

(d) If a determination shall have been made pursuant to Section 10.02(b) that the claimant is entitled to indemnification, the Partnership shall be bound by such determination in any judicial proceeding commenced pursuant to Section 10.02(c).

(e) The Partnership shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 10.02(c) that the procedures and presumptions of this Section 10.02 are not valid, binding and enforceable and shall stipulate in such proceeding that the Partnership is bound by all the provisions of this Section 10.02.

(f) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 10.02 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, provision of this Agreement, agreement, vote of the Exchangeable Limited Partners (by affirmative vote of a Majority in Interest) or Disinterested Directors or otherwise. No amendment or other modification of this Section 10.02 shall in any way diminish or adversely affect the rights of a General Partner, a Limited Partner or any directors, officers, employees or agents of the General Partner in respect of any occurrence or matter arising prior to any such amendment or other modification.

(g) The Partnership may, to the extent authorized from time to time by the General Partner, grant rights to indemnification, and rights to be paid by the Partnership the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Partnership to the fullest extent of the provisions of this Section 10.02 with respect to the indemnification and advancement of expenses of a General Partner, or any director or officer of the General Partner or of the Partnership.

(h) If any provision or provisions of this Section 10.02 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Section 10.02 (including each portion of this Section 10.02 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Section 10.02 (including each such portion of this Section 10.02 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(i) For purposes of this Article X:

(i) “Disinterested Director” means a director of Newmark who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(ii) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any Person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Partnership or the claimant in an action to determine the claimant’s rights under this Section 10.02.

(j) Any notice, request or other communication required or permitted to be given to the Partnership under this Section 10.02 shall be in writing and either delivered in person or sent by facsimile, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the General Partner and shall be effective only upon receipt by the General Partner.

SECTION 10.03. Insurance. The Partnership may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Partnership or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Partnership would have the power to indemnify such Person against such expense, liability or loss under the DGCL if the Partnership were a corporation organized under the DGCL. To the extent that the Partnership maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights of indemnification have been granted as provided in Section 10.02 shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

SECTION 10.04. Subrogation. In the event of payment of indemnification to a Person described in Section 10.02, the Partnership shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Partnership, shall execute all documents and do all things that the Partnership may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Partnership effectively to enforce any such recovery.

SECTION 10.05. No Duplication of Payments. The Partnership shall not be liable under this Article X to make any payment in connection with any claim made against a Person described in Section 10.02 to the extent such Person has otherwise received payment (under any insurance policy or otherwise) of the amounts otherwise payable as indemnity hereunder.

SECTION 10.06. Survival. This Article X shall survive any termination of this Agreement.

ARTICLE XI

EXTRAORDINARY ITEMS

SECTION 11.01. Certain Arrangements Regarding Extraordinary Items. (a) The Partnership may, from time to time, receive extraordinary income items from non-recurring events (as determined by the General Partner in its sole and absolute discretion), including (i) items that would be considered “extraordinary items” under U.S. generally accepted accounting principles and (ii) recoveries, by settlement, judgment, insurance reimbursement or otherwise, with respect to claims for expenses, costs and damages (including lost profits, but not including any recovery that does not result in monetary payments to the Partnership) attributable to extraordinary events affecting the Partnership (collectively, “Extraordinary Income Items”). In addition, except as otherwise determined by the General Partner in its sole and absolute discretion, all after-tax income to the Partnership resulting from any transaction relating to shares of capital stock of any Affiliate owned by the Partnership, whether or not recurring in nature and whether hereafter arising or occurring prior to the date of this Agreement, including gains from the Partnership’s sale or deemed sale of such stock, may be treated by the General Partner as an Extraordinary Income Item (except to the extent that the transaction results in an offsetting item of expense or deduction to the Partnership or in items that are specially allocated pursuant to Sections 6.01(c) and 6.01(d)). The General Partner may determine, in its sole and absolute discretion, that all or a portion of any extraordinary expenditures from non-recurring events are to be treated for purposes of this Article XI as extraordinary expenditures (the “Extraordinary Expenditures”), including: (A) any distribution or other payment (including a redemption payment) to a Partner, (B) the purchase price or other cost of acquiring any asset, (C) any other non-recurring expenditure of the Partnership, (D) items that would be considered “extraordinary items” under U.S. generally accepted accounting principles and (E) expenses, damages or costs attributable to extraordinary events affecting the Partnership (including actual, pending or threatened litigation). The General Partner may, in its sole and absolute discretion, establish one or more separate accounts for part or all of the after-tax portion of Extraordinary Income Items and Extraordinary Expenditures (each, an “Extraordinary Account”), which shall be maintained separately from the Capital Account of each Founding/Working Partner or REU Partner; provided, however, that the General Partner shall not deduct any Extraordinary Expenditure from any Extraordinary Account to the extent that doing so would result in a negative balance in such Extraordinary Account. With respect to any Founding/Working Partner Unit or REU that is a Legacy Unit, the Extraordinary Account for the BGC Holdings Unit for which such Legacy Unit was issued in the Separation shall not be apportioned in the Separation between such BGC Holding Unit, on the one hand, and such Legacy Unit, on the other hand, based on the Relative Value of BGC and Newmark. To the extent that an item is treated as an Extraordinary Income Item or Extraordinary Expenditure, that item shall not directly or indirectly be included in the computation of the Partnership’s net income, gain, loss or deduction.

(b) Each Founding/Working Partner and each REU Partner shall have an Article XI term (the “Article XI Term”) with respect to each Unit held by such Partner and each Extraordinary Account. An Article XI Term of a Partner for any Extraordinary Account with respect to such Unit shall commence on the later of the date on which such Partner acquired such Unit and the date on which an Extraordinary Account is first created for such Unit, and ending on the date such Partner becomes a Terminated or Bankrupt Partner.

(c) A Terminated or Bankrupt Founding/Working Partner or REU Partner will receive a payment from each Extraordinary Account for each Unit held by such Partner on the date such Partner becomes a Terminated or Bankrupt Partner equal to the product of: (i) the balance in each Extraordinary Account, multiplied by (ii) the Extraordinary Percentage Interest in the Partnership represented by such Unit at the time such Partner becomes a Terminated or Bankrupt Partner, multiplied by (iii) such Partner’s Vested Percentage with respect to such Extraordinary Account for such Unit.

(d) For purposes of this Article XI:

(i) “Vested Percentage” shall mean the amount equal to, with respect to any Founding/Working Partner or REU Partner, (i) 0% until (A) such Partner’s Article XI Term with respect to such Extraordinary Account for such Unit equals three (3) years or (B) with respect to a Founding/Working Partner holder of Grant Units only, the later of clause (A) or the continuous employment of such Founding/Working Partner for his, her or its term of employment (as set forth in such Founding/Working Partner’s employment agreement, services agreement or similar agreement with such Person, if any, entered into in connection with the issuance of the Grant Units but excluding any automatic renewals thereof) (the date determined in clause (A) or (B) as applicable, being the “Initial Vesting Date”), and (ii) 30% as of the Initial Vesting Date and increasing by 10% on each yearly anniversary of such date until such Partner’s Vested Percentage for such Extraordinary Account for such Unit equals 100%; provided that the General Partner in its sole and absolute discretion may accelerate the vesting of a Founding/Working Partner’s or REU Partner’s Extraordinary Account and may accelerate the distribution of such vested amounts.

(ii) At any time of determination, “Extraordinary Percentage Interest” shall mean the amount equal to, with respect to any Founding/Working Partner or REU Partner, the percentage calculated by dividing the number of Units (including Hypothetical Units treated as being outstanding) held by such Partner by the number of Units (including Hypothetical Units treated as being outstanding) of the Partnership then outstanding. Such payments will be made in up to five (5) equal annual installments, as determined by the General Partner, commencing within one (1) year of the date on which a Founding/Working Partner or an REU Partner, as the case may be, becomes a Terminated or Bankrupt Partner; provided that (A) the Terminated or Bankrupt Partner has not violated its Partner Obligations or engaged in any Competitive Activity prior to the date such payments are completed, and (B) such payments shall be subject to prepayment (including payment prior to the Termination of a Partner) at the sole and absolute discretion of the General Partner at any time.

(iii) Upon the Termination of any Founding/Working Partner or REU Partner, for purposes of this Section 11.01(d) only, there shall be treated as issued to Cantor a number of Founding/Working Partner Units or REU Partner Units, as the case may be (the “Hypothetical Units”), equal to the product of (1) the number of Units held by such Partner immediately prior to such Termination and (2) 100% minus such Partner’s Vested Percentage at the time of such Termination; provided that such Partner’s Vested Percentage shall be adjusted (but not below zero (0)) to reflect the portion of the Vested Percentage that is actually paid to such Partner in connection with its Termination.

(e) Nothing in this Article XI shall affect the amount of money or property distributable to a Partner upon the liquidation of the Partnership.

(f) Notwithstanding anything to the contrary contained herein or otherwise, the General Partner is authorized (upon the approval of the Exchangeable Limited Partners (by affirmative vote of a Majority in Interest)) to amend this Agreement without the consent of the Limited Partners to the extent reasonably necessary to carry out the purposes of this Article XI.

ARTICLE XII

FOUNDING PARTNERS, WORKING PARTNERS AND REU PARTNERS

SECTION 12.01. Units. (a) Founding/Working Partner Units.

(i) Grant Units. Grant Units shall represent Founding/Working Partner Interests in the Partnership. Except as specifically provided to the contrary herein or in the agreements or other written materials executed by the General Partner relating to the grant of any Grant Units, it is intended that, for all purposes under this Agreement, Grant Units and the holders thereof shall have the same rights, privileges and obligations, and shall be subject to the same restrictions, as High Distribution Units and the holders thereof; provided, however, that subject to the other provisions of this Agreement, the Partnership may issue Grant Units and create a Grant Tax Payment Account with other rights and limitations (including performance criteria, earnings limitations, and vesting requirements), upon the written consent of the General Partner and the holders of such Units. Any such rights and limitations shall be taken into account in applying the provisions of this Agreement.

(ii) High Distribution Units. High Distribution Units shall represent Founding/Working Partner Interests in the Partnership.

(iii) High Distribution II Units.

(A) Except as otherwise provided in this Section 12.01(a)(iii) or elsewhere in this Agreement, holders of High Distribution II Units shall have the same rights, privileges, and obligations as, and shall be subject to the same restrictions as, High Distribution Units.

(B) The Partnership shall maintain an HDII Account with respect to each holder of High Distribution II Units. With respect to any High Distribution II Unit issued after the Separation, the HDII Account for such Unit shall initially be equal to the amount per Unit mutually agreed by the Founding/Working Partner and the General Partner upon the issuance of such Unit, and shall be adjusted as hereinafter provided. With respect to any High Distribution II Unit that is a Legacy Unit (if any), the HDII Account for the BGC Holdings Unit for which such Legacy Unit was issued in the Separation shall be apportioned in the Separation between such BGC Holding Unit, on the one hand, and such Legacy Unit, on the other hand, based on the Relative Value of BGC and Newmark, such that the sum of the HDII Account for such BGC Holdings Unit and Legacy Unit immediately following the Separation shall equal the HDII Account for such BGC Holding Unit immediately prior to the Separation. High Distribution II Units held as a result of modification of High Distribution Units shall, solely for purposes of this Section 12.01(a)(iii), be treated as issued on the date of such modification, except that such Units shall be treated as having been held by such Founding/Working Partner since the date the High Distribution Units were originally acquired (or, in the case of any Legacy Unit, the date on which the BGC Holdings Unit for which such Legacy Unit was issued in the Separation was originally acquired) for purposes of determining the amount distributable to a holder of High Distribution II Units pursuant to Section 12.01(a)(iii)(J).

(C) Each HDII Account shall be reduced, but not below zero (0), by (x) any cash contributed to the Partnership by a holder of High Distribution II Units and designated as an HDII Contribution, (y) any reduction in distributions to such Founding/Working Partner pursuant to Section 12.01(a)(iii)(G), 12.01(a)(iii)(H) or 12.01(a)(iii)(J), and (z) any amount contributed by a holder of High Distribution II Units pursuant to Section 9.05 to restore any negative balance in his, her or its Capital Account (all amounts referred to in (x), (y) and (z) shall be defined as “HDII Contributions”).

(D) In the event that a Loss is allocated with respect to a Founding/Working Partner’s High Distribution II Units during any period, such Founding/Working Partner’s HDII Account shall be increased by the smaller of (x) the amount of such Loss and (y) the amount of such Founding/Working Partner’s HDII Special Allocation.

(E) Pursuant to Section 2(k) of Exhibit C to this Agreement, a portion of the items of loss or deduction of the Partnership for each period shall specifically be allocated to each Founding/Working Partner holding High Distribution II Units with a positive HDII Account. Such portion (the “HDII Special Allocation”) shall be equal to the product of (x) the balance of such HDII Account and (y) the rate mutually agreed by the Founding/Working Partner and the General Partner from time to time (the “HDII Special Allocation Rate”). Such HDII Special Allocation Rate may be fixed or established by formula.

(F) A Founding/Working Partner’s HDII Account for each Unit must periodically be reduced to the level specified in a schedule mutually agreed by the Founding/Working Partner and the General Partner. If no schedule is agreed, the HDII Account shall be reduced by an amount sufficient so that the HDII Account is (w) no greater than 75% of its original value on the first December 15th after such Unit’s issuance; (x) no greater than 50% of its original value on the second December 15th after such Unit’s issuance; (y) no greater than 25% of its original value on the third December 15th after such Unit’s issuance; and (z) zero (0) on the fourth December 15th after such Unit’s issuance; provided, however, that any such December 15th date may be extended at the sole and absolute discretion of the General Partner to any later date in December of such year. To the extent that any HDII Account exceeds the relevant level set forth in the schedule or, if no schedule is agreed upon, the relevant level specified in the preceding sentence, such Founding/Working Partner’s HDII Account shall be reduced through adjustments to distributions pursuant to Section 12.01(a)(iii)(G) or 12.01(a)(iii)(H). Reductions required to be made pursuant to this Section 12.01(a)(iii)(F) shall be referred to as an “HDII Account Reduction Obligation.” With respect to any such Unit that is a Legacy Unit, each relevant level set forth in the schedule contemplated by the first sentence of this Section 12.01(a)(iii)(F) or, if no schedule is agreed upon, each relevant level specified in the preceding sentence for the BGC Holdings Unit for which such Legacy Unit was issued in the Separation, shall be apportioned in the Separation between such BGC Holding Unit, on the one hand, and such Legacy Unit, on the other hand, based on the Relative Value of BGC and Newmark, such that the sum of the applicable levels for such BGC Holdings Unit and Legacy Unit immediately following the Separation shall equal the applicable level for such BGC Holding Unit immediately prior to the Separation.

(G) Amounts distributable to any Founding/Working Partner holding High Distribution II Units for any period shall be reduced, but not below zero (0), by the amount of any HDII Account Reduction Obligation that has not previously been satisfied. To the extent that any HDII Account Reduction Obligation for any date exceeds the amount, if any, that would otherwise be distributed to such Founding/Working Partner within five (5) days of such date, after application of any withholding tax or other payments on behalf of such Founding/Working Partner pursuant to Section 5.09, such Founding/Working Partner shall be required to make additional HDII Contributions to the Partnership pursuant to Section 12.01(a)(iii)(C) in an amount equal to such excess.

(H) The General Partner may reduce any distribution otherwise payable to any holder of High Distribution II Units by an amount not to exceed the HDII Account Reduction Obligation for any date during the fiscal year that includes such distribution. Such reduction shall be made after application of Section 12.01(a)(iii)(F). In applying this Section 12.01(a)(iii)(H), the General Partner may deem such Founding/Working Partner to have elected to receive a distribution equal to 100% of the General Partner’s estimate of the Partnership’s income and gain allocable to such Founding/Working Partner for such period.

(I) Notwithstanding anything to the contrary contained in this Agreement, no additional Units shall be issued to a Founding/Working Partner holding High Distribution II Units as a result of any HDII Contribution occurring by way of cash contributions or reductions in amounts distributable to such Founding/Working Partner under Section 12.01(a)(iii)(G), 12.01(a)(iii)(H) or 12.01(a)(iii)(J).

(J) In the event of the redemption of all or a portion of a Founding/Working Partner’s High Distribution II Units pursuant to Section 3.03, 9.02 or 12.05 or otherwise in accordance with this Agreement, the amount distributable to a Founding/Working Partner shall be reduced, but not below zero (0), by the HDII Account. In the event of the redemption of all of a Founding/Working Partner’s High Distribution II Units, the Founding/Working Partner’s HDII Account shall become immediately payable to the Partnership in full.

(K) [Reserved].

(L) Notwithstanding anything to the contrary contained in this Agreement, any Founding/Working Partner holding High Distribution II Units shall be required to make additional HDII Contributions to the Partnership by way of cash contributions and by reductions in amounts distributable to such Partner as provided in Sections 12.01(a)(iii)(G), 12.01(a)(iii)(H) and 12.01(a)(iii)(J). Such contributions must be made within five days of the General Partner notifying such holder of High Distribution II Units of its obligation hereunder. In the event that the required contribution is not made, the General Partner may, in its sole and absolute discretion, redeem all or a portion of such Founding/Working Partner’s High Distribution II Units, declare the High Distribution Unit II Unitholder to be in default under this Agreement, or take any other action available to it at law or in equity to enforce the obligation described in this Section 12.01(a)(iii)(L), including seeking enforcement of such obligation in any forum and in any jurisdiction (and each holder of High Distribution II Units hereby irrevocably submits to the jurisdiction of any such forum or jurisdiction), notwithstanding the jurisdictional provisions contained in Section 13.04, including the payment of legal fees and expenses related thereto. Any Partner not making a required contribution shall pay interest to the Partnership at a rate determined by the General Partner, and such interest payments shall not be treated as capital contributions hereunder or as part of such Partner’s Capital Account.

(iv) High Distribution III Units. High Distribution III Units and holders of High Distribution III Units shall have the same rights, privileges and obligations as, and shall be subject to the same restrictions as, High Distribution II Units and holders of High Distribution II Units, and High Distribution III Units that are Founding Partner Units shall be treated in the same manner as High Distribution II Units that are Founding Partner Units (including the obligation of a holder of High Distribution III Units to Cantor pursuant to Section 12.01(a)(iii)(J)); provided that High Distribution III Units shall always have a Base Amount of zero (0) and shall have an HDIII Account in lieu of an HDII Account. With respect to any High Distribution IIII Unit, the HDIII Account shall be subject to mandatory annual reduction on each anniversary of the date of issuance of the applicable High Distribution III Unit (or, with respect to any High Distribution III Unit that is a Legacy Unit, the anniversary date of the issuance of the BGC Holdings Unit for which such Legacy Unit was issued in the Separation) (or on such other date as the General Partner, acting in its sole and absolute discretion, in writing shall establish) (any such date, a “Reduction Date”) to such amount as specified on a schedule mutually agreed by the Founding/Working Partner and the General Partner (or, with respect to any High Distribution III Unit that is a Legacy Unit, a schedule mutually agreed by the Founding/Working Partner and the general partner of BGC Holdings with respect to the BGC Holdings Unit for which such Legacy Unit was issued in the Separation), acting in its sole and absolute discretion, or if no schedule shall be agreed upon, to not greater than 5/6 of the original HDIII Account on the first Reduction Date; not greater than 2/3 of the original HDIII Account on the second Reduction Date; not greater than 1/2 of the original HDIII Account on the third Reduction Date; not greater than 1/3 of the original HDIII Account on the fourth Reduction Date; not greater than 1/6 of the original HDIII Account on the fifth Reduction Date; and zero (0) on the sixth Reduction Date. Reductions required to be made pursuant to this Section 12.01(a)(iv) shall be referred to as an “HDIII Account Reduction Obligation.” With respect to any High Distribution III Unit that is a Legacy Unit, the HDIII Account for the BGC Holdings Unit for which such Legacy Unit was issued in the Separation shall be apportioned in the Separation between such BGC Holding Unit, on the one hand, and such Legacy Unit, on the other hand, based on the Relative Value of BGC and Newmark, such that the sum of the HDIII Account for such BGC Holdings Unit and Legacy Unit immediately following the Separation shall equal the HDIII Account for such BGC Holding Unit immediately prior to the Separation, and the Reduction Dates for such High Distribution III Units shall be the Reduction Dates applicable to the BGC Holdings Unit for which such Legacy Unit was issued in the Separation. With respect to any High Distribution III Unit that is a Legacy Unit, the “original HDIII Account” for the BGC Holdings Unit for which such Legacy Unit was issued in the Separation shall be apportioned in the Separation between such BGC Holding Unit, on the one hand, and such Legacy Unit, on the other hand, based on the Relative Value of BGC and Newmark, such that the sum of the “original HDIII Account” for such BGC Holdings Unit and Legacy Unit immediately following the Separation shall equal the “original HDIII Account” for such BGC Holding Unit immediately prior to the Separation. Each High Distribution III Unit shall have a HDIII Special Allocation Rate and HDIII Account Reduction Obligation in lieu of a HDII Special Allocation Rate and HDII Account Reduction Obligation. Until such time as a holder of High Distribution III Units shall have reduced his, her or its HDIII Account to zero (0), the High Distribution III Units held by such Founding/Working Partner shall not have any of the voting rights provided to Limited Partners in this Agreement.

(v) High Distribution IV Units. Holders of High Distribution IV Units shall have the same rights, privileges and obligations as, and shall be subject to the same restrictions as, holders of High Distribution Units; provided that High Distribution IV Units shall always have a Base Amount of zero (0); provided, further, that High Distribution IV Units that are designated as Founding Partner Units shall have a “HDIV Tax Payment Account.” With respect to any High Distribution IV Unit that is a Legacy Unit, the HDIV Tax Payment Account (if any) for the BGC Holdings Unit for which such Legacy Unit was issued in the Separation shall be apportioned in the Separation between such BGC Holding Unit, on the one hand, and such Legacy Unit, on the other hand, based on the Relative Value of BGC and Newmark, such that the sum of the HDIV Tax Payment Account for such BGC Holdings Unit and Legacy Unit immediately following the Separation shall equal the HDIV Tax Payment Account for such BGC Holding Unit immediately prior to the Separation. A holder of such High Distribution IV Units shall be entitled to receive payments from the Partnership with respect to such HDIV Tax Payment Account at times and on terms equivalent to what would have applied to the BGC Holdings Unit for which such Legacy Unit was issued in the Separation.

(vi) Restricted Partnership Units.

(A) Restricted Partnership Units shall represent Working Partner Interests in the Partnership, and shall be treated as a separate class of Working Partner Interests in the Partnership.

(B) Each Restricted Partnership Unit issued after the date of this Agreement shall initially have zero (0) dollars in Capital.

(C) Each grant of a Restricted Partnership Unit after the Separation shall set forth an amount (the “Restricted Partnership Unit Post-Termination Amount”) potentially payable to the holder of such Restricted Partnership Unit following the redemption of such Restricted Partnership Unit in accordance with Section 12.03(b), as well as a vesting schedule setting forth the portion of the Restricted Partnership Unit Post-Termination Amount that shall become payable in such circumstances and the terms and conditions of such vesting;1 provided that if a vesting schedule is not set forth in the documentation relating to such grant or is not otherwise specified in writing, then the Restricted Partnership Unit Post-Termination Amount shall vest annually over three (3) years on a pro rata basis.

(D) With respect to each Restricted Partnership Unit that is a Legacy Unit, the Restricted Partnership Unit Post-Termination Amount for the BGC Holdings Unit for which such Legacy Unit was issued in the Separation shall be apportioned in the Separation between such BGC Holding Unit, on the one hand, and such Legacy Unit, on the other hand, based on the Relative Value of BGC and Newmark, such that the sum of the Restricted Partnership Unit Post-Termination Amount for such BGC Holdings Unit and Legacy Unit immediately following the Separation shall equal the Restricted Partnership Unit Post-Termination Amount for such BGC Holding Unit immediately prior to the Separation. Any Restricted Partnership Unit Post-Termination Amount apportioned to a Legacy Unit shall vest at the same time that the remaining Restricted Partnership Unit Post-Termination Amount apportioned to the BGC Holding Unit would vest.

(vii) Other Working Partner Units. Each of PSUs, PSIs, PSEs, LPUs, NPSUs, NPPSUs, NREUs, NPREUs, NLPUs, NPLPUs and Preferred Units shall represent Working Partner Interests in the Partnership.

(b) REUs.

(i) REUs shall represent REU Interests in the Partnership.

(ii) Each REU Interest issued after the date of this Agreement shall initially have zero (0) dollars in Capital.

(iii) Each grant of an REU after the Separation shall set forth an amount (the “REU Post-Termination Amount”) potentially payable to the holder of such REU following the redemption of such REU in accordance with Section 12.03(c), as well as a vesting schedule setting forth the portion of the REU Post-Termination Amount that shall become payable in such circumstances and the terms and conditions of such vesting; provided that if no vesting schedule is set forth in the documentation relating to such grant or is otherwise specified in writing, then the REU Post-Termination Amount shall vest annually over three (3) years on a pro rata basis.

(iv) With respect to each REU that is a Legacy Units, the REU Post-Termination Amount for the BGC Holdings Unit for which such Legacy Unit was issued in the Separation shall be apportioned in the Separation between such BGC Holding Unit, on the one hand, and such Legacy Unit, on the other hand, based on the Relative Value of BGC and Newmark, such that the sum of the REU Post-Termination Amount for such BGC Holdings Unit and Legacy Unit immediately following the Separation shall equal the REU Post-Termination Amount for such BGC Holding Unit immediately prior to the Separation. Any REU Post-Termination Amount apportioned to a Legacy Unit shall vest at the same time that the remaining REU Post-Termination Amount apportioned to the BGC Holding Unit would vest.

SECTION 12.02. Transfers of Founding Partner Interests, Working Partner Interests and REU Interests. (a) Effect of Termination or Bankruptcy of Founding/Working Partners or REU Partners. (i) Termination and Bankruptcy of Founding Partners.

(A) Except as otherwise agreed to by each of the General Partner, the Exchangeable Limited Partners (by Majority in Interest) and the applicable Founding Partner or as otherwise expressly provided herein, upon any Termination or Bankruptcy of a Founding Partner (or the Termination or Bankruptcy of the beneficial owner of the stock or other ownership interest of any such Founding Partner that is a corporation or other entity), (1) the portion of the Founding Partner Interest held by such Partner that shall have become exchangeable pursuant to Article VIII, if any, shall automatically be Exchanged (x) if the Termination or Bankruptcy occurs prior to the Spin-Off, with BGC Partners (after also providing the requisite portion of the BGC Holdings Founding Partner Interest) for BGC Class A Common Stock on terms set forth in the BGC Holdings Limited Partnership Agreement; and (y) in all other cases, with Newmark for Newmark Class A Common Stock on the terms set forth in Article VIII; provided that the general partner of BGC Holdings (in the case of clause (x) above) or the General Partner (in the case of clause (y) above) shall determine the Exchange Effective Date (which date shall be on the date of such Termination or Bankruptcy or as promptly as practicable thereafter and which may be later than the Calculation Date); and (2) the portion of the Founding Partner Interest that shall not have become exchangeable pursuant to Section 8.01(b)(ii) shall be purchased or redeemed from such Founding Partner or his, her or its Personal Representative by the Partnership, and such Founding Partner or his, her or its Personal Representative shall sell to the Partnership all of such portion of the Founding Partner Interest on the terms and conditions set forth in this Section 12.02. With the consent of Cantor and the General Partner, the Partnership may assign by written instrument its right to purchase such Founding Partner Interest pursuant to this Section 12.02 to another Partner.

(B) At the time of purchase of a Founding Partner Interest by the Partnership pursuant to this Article XII, including Section 12.02(a)(i)(A), the Partnership shall provide written notice to Cantor of such purchase as promptly as practicable, and Cantor shall have a right to purchase (or to assign to any member of the Cantor Group the right to purchase) all or a portion of such Founding Partner Interest from the Partnership (it being understood that such purchase price shall be proportionately reduced to the extent that only a portion of the Founding Partner Interest is being acquired). The price to be paid by Cantor (or the other member of the Cantor Group acquiring such Founding Partner Interest, as the case may be) for the purchase of a Founding Partner Interest pursuant to this Section 12.02(a)(i)(B) shall be equal to the lesser of (1) the amount that the Partnership would be required to pay to redeem or purchase such Founding Partner Interest were the Partnership to redeem or purchase such Founding Partner Interest pursuant to the provisions of this Section 12.02 (assuming such Founding Partner Interest were a Working Partner Interest) and (2) the amount equal to (x) the number of Units underlying such Founding Partner Interest, multiplied by (y) the Exchange Ratio as of the date of such purchase, multiplied by (z) the Current Market Price as of the date of such purchase. Cantor (or the other member of the Cantor Group acquiring such Founding Partner Interest, as the case may be) may pay such price using cash, Publicly Traded Shares (valued at the average of the closing prices of such shares (as reported by the Nasdaq Global Market or any other national securities exchange or quotation system on which such shares are then listed or quoted) during the 10-trading-day period immediately preceding each payment (or by such other fair and reasonable pricing method as may be selected by Cantor)), or other property valued at its then-fair market value, as determined by Cantor in its sole and absolute discretion, or a combination of the foregoing. Notwithstanding anything to the contrary set forth in this Agreement, the Parties agree that, if Cantor (or the other member of the Cantor Group acquiring such Founding Partner Interest, as the case may be) shall purchase a Founding Partner Interest pursuant to this Section 12.02(a)(i)(B) at a price equal to clause (2) above, neither Cantor, any member of the Cantor Group nor the Partnership or any other Person shall be obligated to pay the holder of such Founding Partner Interest any amount in excess of the amount set forth in clause (2) above. Cantor shall respond as promptly as practicable to the Partnership after receipt of the written notice provided by the Partnership as to whether it is electing to exercise its rights pursuant to this Section 12.02(a)(i)(B) with respect to a Founding Partner Interest. Pursuant to Section 4.03(c)(iii), any Founding Partner Interest acquired by a Cantor Company pursuant to this Section 12.02(a)(i)(B) shall cause such Founding Partner Interest and related Units (or portion thereof) to automatically be designated as an Exchangeable Limited Partnership Interest and the related Units (or portion thereof) shall automatically be designated as Exchangeable Limited Partner Units. The Cantor Company acquiring such Interest shall have all rights and obligations of a holder of Exchangeable Limited Partnership Interest with respect to such Interest, and such Exchangeable Limited Partnership Interest shall not be subject to the redemption provisions of this Article XII.

(ii) Termination and Bankruptcy of Working Partners.

(A) Except as otherwise agreed to by each of the General Partner and the applicable Working Partner or as otherwise expressly provided herein, and except with respect to Restricted Partnership Units, upon any Termination or Bankruptcy of a Working Partner (or the Termination or Bankruptcy of the beneficial owner of the stock or other ownership interest of any such Working Partner that is a corporation or other entity), (1) the portion of the Working Partner Interest held by such Partner that shall have become exchangeable pursuant to Article VIII, if any, shall automatically be Exchanged (x) if the Termination or Bankruptcy occurs prior to the Spin-Off, with BGC Partners (after also providing the requisite portion of the BGC Holdings Working Partner Interest) for BGC Class A Common Stock on terms set forth in the BGC Holdings Limited Partnership Agreement; and (y) in all other cases, with Newmark for Newmark Class A Common Stock on the terms set forth in Article VIII; provided that the general partner of BGC Holdings (in the case of clause (x)

above) or the General Partner (in the case of clause (y) above) shall determine the Exchange Effective Date (which date shall be on the date of such Termination or Bankruptcy or as promptly as practicable thereafter and which may be later than the Calculation Date); and (2) the portion of the Working Partner Interest that shall not have become exchangeable pursuant to Article VIII shall be purchased or redeemed from such Working Partner by the Partnership, or his, her or its Personal Representative, and such Working Partner, or his, her or its Personal Representative shall sell to the Partnership, all of the Working Partner Interest held by such Working Partner at the time of Termination or Bankruptcy on the terms and conditions set forth in Section 12.02. With the consent of the General Partner, the Partnership may assign by written instrument its right to purchase such Working Partner Interest pursuant to this Section 12.02 to another Partner.

(B) If the Partnership elects to assign its purchase rights with respect to any Working Partner Interest to another Partner pursuant to Section 12.02(a)(ii)(A), the Partnership shall provide written notice to Cantor of such election as promptly as practicable, and Cantor shall have a right to purchase (or to assign to any member of the Cantor Group the right to purchase) all or a portion of such Interest from the Partnership, on the same terms that such Partner would have a right to purchase such Interest. Cantor shall respond as promptly as practicable to the Partnership after receipt of the written notice provided by the Partnership as to whether it is electing to exercise its right to purchase provided in this Section 12.02(a)(ii)(B) with respect to such Working Partner Interest.

(iii) Termination and Bankruptcy of REU Partners.

(A) Except as otherwise agreed to by each of the General Partner and the applicable REU Partner or as otherwise expressly provided herein, upon any Termination or Bankruptcy of an REU Partner (or the Termination or Bankruptcy of the beneficial owner of the stock or other ownership interest of any such REU Partner that is a corporation or other entity), (1) the portion of the REU Interest held by such Partner that shall have become exchangeable pursuant to Article VIII shall automatically be Exchanged (x) if the Termination or Bankruptcy occurs prior to the Spin-Off, with BGC Partners (after also providing the requisite portion of the BGC Holdings REU Interest) for BGC Class A Common Stock on terms set forth in the BGC Holdings Limited Partnership Agreement; and (y) in all other cases, with Newmark for Newmark Class A Common Stock on the terms set forth in Article VIII; provided that the general partner of BGC Holdings (in the case of clause (x) above) or the General Partner (in the case of clause (y) above) shall determine the Exchange Effective Date (which date shall be on the date of such Termination or Bankruptcy or as promptly as practicable thereafter and which may be later than the Calculation Date); and (2) the portion of the REU Interest held by such Partner that shall not have become exchangeable pursuant to Section 8.01(b)(iii) shall be purchased and redeemed by the Partnership, and such REU Partner, or his, her or its Personal Representative shall sell to the Partnership, all of such portion of the REU Interest on the terms and conditions set forth in Section 12.02. With the consent of the General Partner, the Partnership may assign by written instrument its right to purchase such portion of the REU Interest pursuant to this Section 12.02 to another Partner.

(B) If the Partnership elects to assign its purchase rights with respect to any REU Interest to another Partner pursuant to Section 12.02(a)(iii)(A), the Partnership shall provide written notice to Cantor of such election as promptly as practicable, and Cantor shall have a right to purchase (or to assign to any member of the Cantor Group the right to purchase) all or a portion of such Interest from the Partnership, on the same terms that such Partner would have a right to purchase such Interest. Cantor shall respond as promptly as practicable to the Partnership after receipt of the written notice provided by the Partnership as to whether it is electing to exercise its right to purchase provided in this Section 12.02(a)(iii)(B) with respect to such REU Interest.

(iv) Other.

(A) Solely for purposes of this Section 12.02, all references to Founding Partners, Working Partners, Founding/Working Partners or REU Partners shall include any Terminated or Bankrupt former Founding Partners, Working Partners, Founding/Working Partners or REU Partners, unless the context clearly indicates otherwise.

(B) Each Founding/Working Partner and each REU Partner acknowledges and recognizes that, during the period that such Founding/Working Partner or REU Partner, as the case may be, is a Partner, he, she or it (or their beneficial owner) will be privy to trade secrets, client secrets and confidential proprietary information critical to the success of the business of the Partnership and the Affiliated Entities and will have an extraordinary opportunity to participate in the growth of the business of the Partnership. Each Founding/Working Partner and each REU Partner also agrees that certain actions taken by the Founding/Working Partner or REU Partner, as the case may be, including, violating its Partner Obligations or engaging in a Competitive Activity while a Founding/Working Partner or REU Partner, as the case may be, is a Partner or otherwise during the four (4)-year period immediately following the date on which such Person ceases, for any reason, to be a Partner would harm the Partnership or the Affiliated Entities. Accordingly, in consideration of being afforded the opportunity to become a Partner, each Founding/Working Partner and each REU Partner agrees to the economic terms set forth in this Section 12.02.

(C) Each Founding/Working Partner and each REU Partner acknowledges that this Section 12.02 is intended solely to reflect the economic agreement between the Founding/Working Partners and the REU Partners, as the case may be, with respect to amounts payable upon such Partner’s Bankruptcy or Termination. Nothing in this Section 12.02 shall be considered or interpreted as restricting the ability of a former Partner in any way from engaging in any

Competitive Activity, or in other employment of any nature whatsoever, subject in either case to the restrictions elsewhere in this Agreement (including Sections 3.03 and 13.06). The provisions of this Section 12.02 shall be in addition to, and not in substitution for, any other provision of this Agreement or any agreement to which the Founding/Working Partner or REU Partner, as the case may be, is subject pursuant to the terms of any other agreement with the Partnership or any Affiliated Entity and shall not abrogate any provisions contained in this Agreement or any other such agreement.

(D) Each Founding/Working Partner and each REU Partner consents to the economic terms of this Section 12.02 and agrees that, subject to Section 2.09(c), a Founding/Working Partner and an REU Partner, as the case may be, who does not engage in a Competitive Activity or otherwise breach a Partner Obligation during the four (4)-year period immediately following the date such Person ceases, for any reason, to be a Partner, shall be entitled, subject to any other provision of this Agreement (including Section 2.09(c)) and any other remedies at law or in equity for a breach by such Partner of any other provision of this Agreement, to all amounts payable pursuant to Sections 12.02(b) and 12.02(c). Subject to Sections 2.09(c) and 3.03, a Founding/Working Partner or an REU Partner, as the case may be, who chooses to engage, or engages, in a Competitive Activity or otherwise breaches a Partner Obligation shall be entitled to receive all amounts payable pursuant to Section 12.02(b) and shall be entitled to receive Additional Amounts as are provided in Section 12.02(c) to the extent that such amounts are payable prior to the date on which such Partner first participates in a Competitive Activity or otherwise breaches a Partner Obligation. Each Founding/Working Partner and each REU Partner agrees that the amounts that such a Founding/Working Partner or REU Partner, as the case may be, will receive upon withdrawing from the Partnership represent full and complete payment in liquidation of such Partner’s interest in the property of the Partnership, taking into account such Partner’s share of Partnership liabilities. Such amount will not include any payment for a Founding/Working Partner’s interest or an REU Partner’s interest, as the case may be, in the unrealized receivables or goodwill of the Partnership.

(b) Payment of Base Amount. (i) Except as otherwise expressly set forth herein, the purchase price to be paid by the Partnership (or the Partner to which the purchase right had been assigned, as applicable) for the Founding/Working Partner Interest or the REU Interest, as the case may be, purchased or redeemed pursuant to Section 12.02(a) shall equal the Base Amount of such Founding/Working Partner Interest or REU Interest, as the case may be, as of the Calculation Date; provided that the Partnership may, in the sole and absolute discretion of the General Partner, deduct therefrom the Adjustment Amount in whole or in part.

(ii) If (A) a Founding/Working Partner (other than a holder of Grant Units) or REU Partner, as the case may be, shall become a Terminated or Bankrupt Partner, or (B) a Founding/Working Partner holding Grant Units shall become a Terminated Founding/Working Partner, in each case of clause (A) or

(B), such Partner shall receive the applicable Base Amount at such time as the Partnership shall elect to tender payment, but in no event later than ninety (90) days after the date of Termination or Bankruptcy of such Partner, as applicable, or at such later date as may soonest be practicable in view of the administration of the estate of a deceased or Bankrupt Founding/Working Partner or REU Partner, as the case may be (such date referred to herein as the “Payment Date”).

(iii) The “Base Amount” means: (1) with respect to any Founding Partner Unit or any REU Interest or Restricted Partnership Unit, an amount equal to zero (0); and (2) with respect to all of the Working Partner Interests (other than Restricted Partnership Units) issued after the Separation and held by a Terminated or Bankrupt Working Partner on the date such Working Partner becomes a Terminated or Bankrupt Working Partner, an amount equal to the smallest of:

(A) the Working Partner’s Adjusted Capital Account for the entire Interest held by such Working Partner less $50,000;

(B) three quarters (3/4) of the Working Partner’s Adjusted Capital Account for all Units held by such Working Partner (one third (1/3) with respect to Units which are Under Three-Year Units); and

(C) the amount equal to: (A) with respect to all Pre Five Year Units held by such Working Partner, the Capital Return Account; plus (B) with respect to all Five Year Units held by such Working Partner, the Capital Return Account plus one quarter (1/4) of the Adjusted Capital Account Surplus with respect to such Units, less any Excess Prior Distributions with respect to such Units (but not in excess of the Adjusted Capital Account with respect to such Units); plus (C) with respect to all Ten Year Units held by such Working Partner, the Capital Return Account plus one third (1/3) of the Adjusted Capital Account Surplus with respect to such Units, less any Excess Prior Distributions with respect to such Units (but not in excess of the Adjusted Capital Account with respect to such Units).

In no event shall the Base Amount be negative. For purposes of the calculation of all amounts under this Section 12.02(b)(iii), all adjustments and allocations pursuant to any other section of this Agreement shall be deemed made pro rata with respect to all Units held by a Partner.

With respect to Working Partner Interests (other than Restricted Partnership Units) that are Legacy Units and held by a Terminated or Bankrupt Working Partner on the date such Working Partner becomes a Terminated or Bankrupt Working Partner, the Base Amount for each BGC Holdings Unit for which such Legacy Unit was issued in the Separation shall be apportioned in the Separation between such BGC Holding Unit, on the one hand, and such Legacy Unit, on the other hand, based on the Relative Value of BGC and Newmark, such that the sum of the Base Amount for such BGC Holdings Unit and Legacy Unit immediately following the Separation shall equal the Base Amount for such BGC Holding Unit immediately prior to the Separation.

(iv) Any Adjusted Capital Account with respect to the Founding Partner Units, REUs, Grant Units, High Distribution III Units and High Distribution IV Units as of the Calculation Date (after any reduction for any Adjustment Amount) shall be paid as Additional Amounts in accordance with and subject to the terms of Section 12.02(c).

(v) Solely for purposes of making the calculation required by this Section 12.02, the General Partner may to the extent it deems appropriate include a Founding/Working Partner’s HDII Account in its Adjusted Capital Account.

(c) Payment of Additional Amounts. (i) On each of the first, second, third and fourth anniversaries of the Payment Date (or at such earlier time as is determined by the General Partner in its sole and absolute discretion), a Founding/Working Partner or REU Partner, as the case may be, will be entitled to receive payment of one fourth (1/4) of such Partner’s Additional Amounts plus an amount equal to interest determined pursuant to Section 12.02(c)(iv); provided that such Partner (or in the case of a corporate or other entity Partner, the majority owner of such Partner) has not engaged in any Competitive Activity or otherwise breached a Partner Obligation prior to the date such payment is due.

(ii) A Partner’s “Additional Amounts” shall mean the amount equal to the excess, if any, of (A) such Partner’s Adjusted Capital Account with respect to such Partner’s entire Interest held by such Partner (which may be reduced in whole or in part, in the sole and absolute discretion of the General Partner, by the Adjustment Amount), minus (B) the amount, if any, payable to such Partner pursuant to Section 12.02(b)(i).

(iii) For purposes of this Agreement, a Founding/Working Partner or REU Partner, as the case may be, shall be considered to have engaged in a competitive activity if such Partner (including by or through his, her or its Affiliates) during the four (4)-year period immediately following the date such Person ceases, for any reason, to be a Partner (collectively, clauses (A) through (E), the “Competitive Activities”):

(A) directly or indirectly, or by action in concert with others, solicits, induces, or influences, or attempts to solicit, induce or influence, any other partner, employee or consultant of any member of the Cantor Group, the BGC Partners Group or the Newmark Group to terminate their employment or other business arrangements with any member of the Cantor Group, the BGC Partners Group or the Newmark Group, or to engage in any Competing Business, or hires, employs, engages (including as a consultant or partner) or otherwise enters into a Competing Business with any such Person;

(B) solicits any of the customers of any member of the Cantor Group, the BGC Partners Group or the Newmark Group (or any of their employees), induces such customers or their employees to reduce their volume of business with, terminate their relationship with or otherwise adversely affect their relationship with any member of the Cantor Group, the BGC Partners Group or the Newmark Group;

(C) does business with any person who was a customer of any member of the Cantor Group, the BGC Partners Group or the Newmark Group during the twelve (12)-month period prior to such Partner becoming a Terminated or Bankrupt Partner if such business would constitute a Competing Business;

(D) directly or indirectly engages in, represents in any way, or is connected with, any Competing Business, directly competing with the business of any member of the Cantor Group, the BGC Partners Group or the Newmark Group, whether such engagement shall be as an officer, director, owner, employee, partner, consultant, affiliate or other participant in any Competing Business; or

(E) assists others in engaging in any Competing Business in the manner described in the foregoing clause (D).

“Competing Business” shall mean an activity that (w) is in the commercial real estate industry, including, but not limited to, (i) real estate management services, (ii) real estate advisory services, or (iii) owner-occupier, property and agency leasing, (x) involves the conduct of the wholesale or institutional brokerage business, or (y) competes with any other business conducted by any member of the Cantor Group, the BGC Partners Group or the Newmark Group if such business was first engaged in by any member of the Cantor Group, the BGC Partners Group or the Newmark Group, or any member of the Cantor Group, the BGC Partners Group or the Newmark Group took substantial steps in anticipation of commencing such business and prior to the date on which such Founding/Working Partner or REU Partner, as the case may be, ceases to be a Founding/Working Partner or REU Partner, as the case may be.

(iv) Each payment of the Additional Amounts pursuant to this Section 12.02(c) shall bear interest at the AFR from the Payment Date until paid.

(v) The General Partner may revise the terms of this Section 12.02(c) with respect to any or all Founding/Working Partner Units or REUs, as the case may be; provided, however, that no such amendment may (i) lengthen the term of the Restricted Period or the payout period or (ii) otherwise expand the scope of this Section 12.02(c), unless, in each such case, it is effected by an amendment to this Agreement made pursuant to Section 13.01 or by the terms of another agreement between the Partnership and the holder of the affected Founding/Working Partner Units or REUs, as the case may be. The Partnership and the Partners agree that the provisions of this Section 12.02(c) are reasonable in scope and duration and are necessary to protect the interests of the Partnership and the Affiliated Entities.

(vi) If any beneficial owner of the stock of a corporate Founding/Working Partner or REU Partner, as the case may be, any partner of any general or limited partnership that is a Founding/Working Partner or an REU Partner, as the case may be, any member of a limited liability company that is a Founding/Working Partner or an REU Partner, as the case may be, or the grantor, trustee or beneficiary of any trust that is a Founding/Working Partner or an REU Partner, as the case may be (such beneficial owner, partner, member, grantor, trustee or beneficiary, a “Competing Owner”), directly or indirectly engages in any Competitive Activity or otherwise breaches a Partner Obligation (or takes action that would constitute a Competitive Activity or other breach of a Partner Obligation if such person were a Founding/Working Partner or REU Partner, as the case may be), the Partnership shall have the right to redeem a number of the Founding/Working Partner Units or REUs, as the case may be, of such Partner equal to the product of the maximum percentage of the ownership of such Partner (by vote or value in the case of a corporation, by profits or capital interest in the case of a partnership or limited liability company or by the greater of the portion of such trust as to which the Competing Owner is a grantor or beneficiary as reasonably determined by the General Partner) held by the Competing Owner at any time during the twelve (12)-month period preceding the breach and the number of Founding/Working Partner Units or REUs, as the case may be, held by such entity Partner at the time the Competitive Activity or other breach of a Partner Obligation commences. The foregoing shall apply with such changes as the General Partner deems appropriate to reflect the intent of the foregoing with respect to any Founding/Working Partner or REU Partner, as the case may be, that is an entity not specifically identified above. Anything to the contrary in Section 9.02 notwithstanding, the General Partner shall have the right to redeem such Founding/Working Partner Units or REUs, as the case may be, for a price equal to the Base Amount (which may be $0.00) attributable to such Founding/Working Partner Units or REUs, as the case may be, or, if less, the amount, if any, payable in respect of such Founding/Working Partner Units or REUs, as the case may be, under Section 3.03.

(vii) The General Partner may condition the receipt of any amount payable to a Terminated or Bankrupt Founding/Working Partner or REU Partner, as the case may be, upon the receipt of a certification, in form and substance acceptable to the General Partner, that such former Partner has not engaged in any Competitive Activity or otherwise breached a Partner Obligation. A former Founding/Working Partner or REU Partner, as the case may be, shall be liable for all damages (including any payments of Base Amount or Additional Amounts made as a result of a false certification) resulting from the inaccuracy of any such certification including attorneys’ fees and expenses incurred by the Partnership and shall also be liable for interest at the lesser of nine (9) percentage points above the prime rate as published in the Wall Street Journal, Eastern Edition in effect from time to time or the highest rate permitted by law on the amount of any damages owed to the Partnership.

(viii) Notwithstanding anything in this Agreement to the contrary, the Personal Representative of a Founding/Working Partner or REU Partner, as the case may be, who has become a Terminated Partner on account of death shall receive payment of his or her Additional Amounts at the same time such Personal Representative receives payment of such deceased Partner’s Base Amount pursuant to Section 4.03; provided, however, that the Personal Representative of a deceased Founding/Working Partner or REU Partner, as the case may be, shall not be entitled to receive payment of such Additional Amounts if such deceased Partner engaged in a Competitive Activity or otherwise breached a Partner Obligation prior to his or her death.

(d) Administrative Provisions Regarding this Section 12.02. (i) Any purchase and sale made pursuant to this Section 12.02 shall be deemed to have occurred automatically and immediately at the time Termination or Bankruptcy occurs with respect to the applicable Founding/Working Partner or REU Partner, as the case may be.

(ii) Immediately upon the Termination or Bankruptcy of (A) a Founding/Working Partner (or the owner of the equity of an entity owning such Founding/Working Partner Units) or (B) an REU Partner holding REUs (or the owner of the equity of an entity owning such REUs): (x) the entire legal and beneficial ownership of such Units owned by such Partner shall be automatically vested in the Partnership and such Partner shall cease to be entitled to claim, and hereby waives any such claim effective immediately upon such Termination or Bankruptcy, any status or rights as a Founding/Working Partner or REU Partner, as the case may be, including any right to vote such Units or receive any distribution thereon, and (ii) such former Founding/Working Partner or REU Partner, as the case may be, shall have the status solely of a creditor of the Partnership for payment of the price for such Units so purchased by the Partnership at the price established pursuant to this Agreement.

(iii) In the event that the Partnership shall default in the payment due at the time and in the amount provided for by this Agreement, the former Founding/Working Partner or former REU Partner, as the case may be, to whom such payment is due shall be entitled solely to claim against the Partnership as a creditor and hereby waives any claim for rescission of the subject Founding/Working Partner Unit or REU, as the case may be, sale transaction or any other beneficial or equitable recognition as a Partner of the Partnership.

(iv) All amounts payable for such purchase of Founding/Working Partner Units or REUs, as the case may be, pursuant to Section 12.02 shall be made by the Partnership at its principal office.

(v) Upon tender of all payments due to such Founding/Working Partner or REU Partner, as the case may be, pursuant to this Section 12.02, the Founding/Working Partner or REU Partner, as the case may be, or his, her or its Personal Representative shall deliver to the Partnership the certificate or certificates, if any, for the Founding/Working Partner Units or REUs, as the case may be, purchased by the Partnership in form constituting good delivery (including any reasonably requested form of instrument of conveyance or partnership power to the extent not previously supplied pursuant to this Agreement), with all requisite transfer tax stamps, if any, affixed thereto, and such probate, estate or tax certificates or other documents as may be reasonably required by the Partnership to evidence the authority of a Personal Representative and the compliance with any applicable estate and inheritance tax requirements, and any other agreements, documents or instruments specified by the General Partner.

(vi) In no event shall any distribution or payment otherwise payable pursuant to this Section 12.02 be due if and to the extent that the General Partner in its sole and absolute discretion determines in accordance with Section 6.02, that such payment would violate the Act or any other applicable law. If at the time of any payment by the Partnership for Founding/Working Partner Units or REUs, as the case may be, the provision contained in the immediately preceding sentence shall have effect, then the Partnership shall make such payment in the maximum amount that would not violate the Act or any other applicable law, and shall make such further payments, if any, on each ninety (90)-day anniversary thereof to the extent that such payments do not violate the Act or any other applicable law, until all obligations for the payment of all amounts due hereunder shall have been paid in full. Any such deferred payments shall bear interest at the AFR.

(e) Admission of Additional Working Partners and REU Partners. (i) Additional Working Partners and additional REU Partners may be admitted to the Partnership in accordance with the terms of this Agreement in the sole and absolute discretion of the General Partner.

(ii) The admission of an additional Working Partner or REU Partner pursuant to this Section 12.02(e) shall be effective when the requirements of Section 7.03 are satisfied; provided that such additional Working Partner or REU Partner, as the case may be, shall have made a capital contribution to the Partnership, if any, as determined by the General Partner in accordance with the terms of this Agreement and, if required by the Act, an amendment of the Certificate of Limited Partnership shall have been duly filed.

(f) Post-Termination Payments for Grant Units. (i) Subject to Sections 12.02(f)(ii) and 12.02(f)(vi), following the Termination of a holder of Grant Units, the Partnership (or the appropriate Affiliated Entity) shall pay to such Founding/Working Partner (or his, her or its Personal Representative in the event of the death of such Founding/Working Partner) an amount (the “Post-Termination Payment”). With respect to Grant Units issued after the Separation, the Post-Termination Payment shall equal (A) the number of Grant Units issued to such Founding/Working Partner, multiplied by (B) the grant price for such Grant Units on the date of issuance as determined by the General Partner in its discretion and set forth on a schedule. With respect to Grant Units that are Legacy Units, the Post-Termination Payment for the BGC Holdings Unit for which such Legacy Unit was issued in the Separation shall be apportioned in the Separation between such BGC Holding Unit, on the one hand, and such Legacy Unit, on the other hand, based on the Relative Value of BGC and Newmark, such that the sum of the Post-Termination Payment for such BGC Holdings Unit and Legacy Unit immediately following the Separation shall equal the Post-Termination Payment for such BGC Holding Unit immediately prior to the Separation. Notwithstanding anything to the contrary herein, the obligation to make any Post-Termination Payment shall be cancelled and no such payment shall be made in the event the Partnership is dissolved without reconstitution prior to the date that such Founding/Working Partner holding Grant Units becomes a Terminated Founding/Working Partner.

(ii) The Post-Termination Payment provided in Section 12.02(f)(i) shall be paid in four (4) equal installments on each of the first, second, third and fourth anniversaries of the Payment Date (subject to any delay caused by the administration of the estate of a deceased or Bankrupt Founding/Working Partner); provided that (A) such Founding/Working Partner has not violated its Partner Obligations (including engaging in any Competitive Activity) prior to the date such payments are due and the Partnership may condition the receipt of any Post-Termination Payment upon receipt of a certification, in form and substance acceptable to the General Partner, that such former Founding/Working Partner (or in the case of any Grant Units held by a corporate Founding/Working Partner, the majority owner of such Founding/Working Partner) has not violated its Partner Obligations (including engaging in any Competitive Activity) prior to the date such payments are due and (B) except as otherwise determined by the General Partner in its sole and absolute discretion, such Founding/Working Partner shall have been continuously employed by the BGC Opcos, Opco or any of their respective Subsidiaries or any of the BGC Affiliated Entities or Affiliated Entities for the full term of such Founding/Working Partner’s term of employment (as set forth in such Founding/Working Partner’s employment agreement, services agreement or similar agreement with such Person, if any, entered into in connection with the issuance of the Grant Units but excluding any automatic renewals thereof); provided that in the event of the death of such Founding/Working Partner such Founding/Working Partner’s Personal Representative shall be entitled to a prorated amount of the Post-Termination Payment based on the number of years (or portion thereof) that such Founding/Working Partner was employed by the BGC Opcos, Opco or any of their respective Subsidiaries or any of the BGC Affiliated Entities or Affiliated Entities.

(iii) Payments of the Post-Termination Payment shall not bear interest.

(iv) The provisions of Sections 12.02(d)(ii), 12.02(d)(iii), 12.02(d)(iv), 12.02(d)(v) and 12.02(d)(vi) shall apply to Grant Units with such modifications as may be required (as determined by the General Partner) to reflect the purpose of this Section 12.02(f); provided that the Bankruptcy of a Founding/Working Partner holding Grant Units shall have no effect.

(v) Each Founding/Working Partner holding Grant Units acknowledges and agrees that payments pursuant to this Section 12.02(f) represent a right to a fixed payment and do not represent a payment with respect to any Partnership asset of any nature.

(vi) Notwithstanding any other provision of this Agreement, in the event a Founding/Working Partner is not allocated an amount of losses with respect to a Grant Unit where such losses are allocated generally to other Units in the Partnership, the amounts payable with respect to and/or in connection with such Unit pursuant to Sections 12.02(f) and 12.02(g) shall be reduced, in the aggregate and in such proportion as the General Partner shall determine in its sole and absolute discretion, by the amount of any such loss not so allocated.

(g) Grant Tax Payment Accounts. (i) In connection with the issuance of Grant Units, the Partnership may, at the election of the General Partner, establish for a holder of any Grant Units an account (the “Grant Tax Payment Account”) in an amount established by the General Partner, to be paid upon the terms and conditions provided in this Section 12.02(g). With respect to Grant Units that are Legacy Units, the Grant Tax Payment Account for the BGC Holdings Unit for which such Legacy Unit was issued in the Separation shall be apportioned in the Separation between such BGC Holding Unit, on the one hand, and such Legacy Unit, on the other hand, based on the Relative Value of BGC and Newmark, such that the sum of the Grant Tax Payment Account for such BGC Holdings Unit and Legacy Unit immediately following the Separation shall equal the Grant Tax Payment Account for such BGC Holding Unit immediately prior to the Separation. No interest or other earnings shall be credited to any Grant Tax Payment Account. Each Grant Tax Payment Account and the obligations of the Partnership with respect to the payment thereof shall be an unfunded unsecured obligation of the Partnership. Each holder of Grant Units acknowledges and agrees that payments pursuant to this Section 12.02(g) represent a right to a fixed payment and do not represent a payment with respect to any Partnership asset of any nature.

(ii) If a Founding/Working Partner for whom a Grant Tax Payment Account has been established shall become a Terminated Founding/Working Partner, such Founding/Working Partner shall be entitled to be paid the amount of such Founding/Working Partner’s Grant Tax Payment Account in four (4) equal annual installments within ninety (90) days of each of the first, second, third and fourth anniversaries of the date Payment Date; provided that (A) such Founding/Working Partner has not violated its Partner Obligations (including engaging in any Competitive Activity) prior to the date any such payment is due and the Partnership may condition the receipt of any payment from the Grant Tax Payment Account upon receipt of a certification, in form and substance acceptable to the General Partner, that such former Founding/Working Partner (or in the case of any Grant Units held by a corporate Founding/Working Partner, the majority owner of such Founding/Working Partner) has not violated its Partner Obligations (including engaging in any Competitive Activity) prior to the date such payments are due and (B) except as otherwise determined by the General Partner in its sole and absolute discretion, such Founding/Working Partner shall have been continuously employed by the BGC Opcos, Opco or any of their respective Subsidiaries or any of the BGC Affiliated Entities or Affiliated Entities for the full term of such Founding/Working Partner’s term of employment (as set forth in such Founding/Working Partner’s employment agreement, services agreement or similar agreement with such Person, if any, entered into in connection with the issuance of the Grant Units but excluding any automatic renewals thereof); provided that in the event of the death of such Founding/Working Partner such Founding/Working Partner’s Personal Representative shall be entitled to a prorated amount of the Post-Termination Payment based on the number of years (or portion thereof) that such Founding/Working Partner was employed by the BGC Opcos, Opco or any of their respective Subsidiaries or any of the BGC Affiliated Entities or Affiliated Entities.

(iii) Notwithstanding anything to the contrary herein, the obligation to pay any amount of any Grant Tax Payment Account shall be canceled and no amount shall be paid with respect to such account in the event the Partnership is dissolved without reconstitution prior to the date on which the person for whom such account was established becomes a Terminated Partner. In the event of the death of a Founding/Working Partner entitled to any payment pursuant to this Section 12.02(g), the Personal Representative of such Founding/Working Partner shall receive payment of his or her Grant Tax Payment Account pursuant to this Section 12.02(g); provided, however, that the Personal Representative of a deceased Founding/Working Partner shall not be entitled to receive any payment pursuant to this Section 12.02(g) if the deceased Founding/Working Partner violated its Partner Obligations (including engaging in a Competitive Activity prior to his, her or its death).

(iv) Notwithstanding any other provision of this Agreement, in the event a Founding/Working Partner is not allocated an amount of losses with respect to a Grant Unit where such losses are allocated generally to other Units in the Partnership, the amounts payable with respect to and/or in connection with such Unit pursuant to Sections 12.02(f) and 12.02(g) shall be reduced, in the aggregate and in such proportion as the General Partner shall determine in its sole and absolute discretion, by the amount of any such loss not so allocated.

(h) Post-Termination Payments for REU Interests. (i) Subject to Sections 12.02(h)(ii) and 12.02(h)(vi), following the Termination of an REU Partner, the Partnership shall redeem the REUs held by such REU Partner, and in exchange therefor, shall deliver to such REU Partner (or his, her or its Personal Representative in the event of the death of such REU Partner) an amount of cash equal to the portion, if any, of the REU Post-Termination Amount associated with such REUs that has vested in accordance with the vesting schedule set forth in the grant of such REUs; provided, however, that, in lieu of such cash payment for an REU or REUs, the Partnership may cause such REU or REUs held by such Partner to become exchangeable pursuant to Article VIII and to automatically be Exchanged (x) if the Termination occurs prior to the Spin-Off, with BGC Partners (after also providing the requisite portion of the BGC Holdings REUs) for BGC Class A Common Stock on terms set forth in the BGC Holdings Limited Partnership Agreement; and (y) in all other cases, with Newmark for Newmark Class A Common Stock on the terms set forth in Article VIII; provided that the general partner of BGC Holdings (in the case of clause (x) above) or the General Partner (in the case of clause (y) above) shall determine the Exchange Effective Date (which date shall be on the date of such Termination or as promptly as practicable thereafter and which may be later than the Calculation Date), it being understood that the aggregate value of the shares of Newmark Class A Common Stock and/or BGC Class A Common Stock may be more or less than the vested REU Post-Termination Amount of such REUs. The total amount of cash and/or shares payable pursuant to this Section 12.02(h)(i) is referred to herein as the “REU Post-Termination Payment.” A Terminated REU Partner’s eligibility to receive the REU Post-Termination Payment shall be subject to the vesting schedule set forth in the award of such REUs. Notwithstanding anything to the contrary herein, the obligation to make any REU Post-Termination Payment shall be cancelled and no such payment shall be made in the event the Partnership is dissolved without reconstitution prior to the date such REU Partner holding REUs becomes a Terminated REU Partner.

(ii) Notwithstanding the foregoing, the payment of an REU Post-Termination Payment shall be paid in four (4) equal installments on each of the first, second, third and fourth anniversaries of the Payment Date (subject to any delay caused by the administration of the estate of a deceased or Bankrupt REU Partner) as set forth in the grant of the applicable REU Interest, and such payment shall be subject to the following: the applicable REU Partner shall not have violated its Partner Obligations (including engaging in any Competitive Activity) prior to the date each such payment is due, and the Partnership may condition the receipt of any REU Post-Termination Payment upon receipt of a certification, in form and substance acceptable to the General Partner, that such former REU Partner (or in the case of any REUs held by a corporate REU Partner, the majority owner of such REU Partner) has not violated its Partner Obligations (including engaging in any Competitive Activity) prior to the date such payments are due; provided, however, that the Personal Representative of a deceased REU Partner shall not be entitled to receive any payment pursuant to this Section 12.02(h) if the deceased REU Partner violated its Partner Obligations (including engaging in a Competitive Activity prior to his, her or its death).

(iii) Payments of the REU Post-Termination Payment shall not bear interest.

(iv) The provisions of Sections 12.02(d)(ii), 12.02(d)(iii), 12.02(d)(iv), 12.02(d)(v) and 12.02(d)(vi) shall apply to REUs with such modifications as may be required (as determined by the General Partner) to reflect the purpose of this Section 12.02(h).

(v) Each REU Partner acknowledges and agrees that payments pursuant to this Section 12.02(h) represent a right to a fixed payment and do not represent a payment with respect to any Partnership asset of any nature.

(vi) Notwithstanding any other provision of this Agreement, in the event a Founding/Working Partner is not allocated an amount of losses with respect to an REU where such losses are allocated generally to other Units in the Partnership, the amounts payable with respect to and/or in connection with such Unit pursuant to Section 12.02(h) shall be reduced, in the aggregate and in such proportion as the General Partner shall determine in its sole and absolute discretion, by the amount of any such loss not so allocated.

(i) Release. The General Partner, in its sole and absolute discretion, may condition the payment of any amounts due to a Founding/Working Partner or an REU Partner, as the case may be, under this Section 12.02 upon obtaining a release from such Founding/Working Partner or REU Partner, as the case may be, and its Affiliates in form and substance satisfactory to the General Partner from all claims against the Partnership other than claims for payment pursuant to and in accordance with the terms of this Section 12.02.

(j) Post-Termination Payments for Restricted Partnership Units. (i) Subject to Sections 12.02(j)(ii) and 12.02(j)(vi), following the Termination of a holder of Restricted Partnership Units, the Partnership shall redeem the Restricted Partnership Units, and in exchange therefor, shall deliver to such holder (or his, her or its Personal Representative in the event of the death of such holder) an amount of cash equal to the portion, if any, of the Restricted Partnership Unit Post-Termination Amount associated with such Restricted Partnership Units that has vested in accordance with the vesting schedule set forth in the grant of such Restricted Partnership Units; provided, however, that, in lieu of such cash payment for a Restricted Partnership Unit or Restricted Partnership Units, the Partnership may cause such Restricted Partnership Unit or Restricted Partnership Units held by such Partner to become exchangeable pursuant to Article VIII and to automatically be Exchanged (x) if the Termination occurs prior to the Spin-Off, with BGC Partners (after also providing the requisite portion of the BGC Holdings Restricted Partnership Units) for BGC Class A Common Stock on terms set forth in the BGC Holdings Limited Partnership Agreement; and (y) in all other cases, with Newmark for Newmark Class A Common Stock on the terms set forth in Article VIII; provided that the general partner of BGC Holdings (in the case of clause (x) above) or the General Partner (in the case of clause (y) above) shall determine the Exchange Effective Date (which date shall be on the date of such Termination or as promptly as practicable thereafter and which may be later than the Calculation Date), it being understood that the aggregate value of the shares of Newmark Class A Common Stock and/or BGC Class A Common Stock may be more or less than the vested Restricted Partnership Unit Post-Termination Amount of such Restricted Partnership Units. The total amount of cash and/or shares payable pursuant to this Section 12.02(j)(i) is referred to herein as the “Restricted Partnership Unit Post-Termination Payment.” A Terminated Restricted Partnership Unit holder’s eligibility to receive the Restricted Partnership Unit Post-Termination Payment shall be subject to the vesting schedule set forth in the award of such Restricted Partnership Units. Notwithstanding anything to the contrary herein, the obligation to make any Restricted Partnership Unit Post-Termination Payment shall be cancelled and no such payment shall be made in the event the Partnership is dissolved without reconstitution prior to the date such holder of Restricted Partnership Units becomes a Terminated Restricted Partnership Partner.

(ii) Notwithstanding the foregoing, the payment of a Restricted Partnership Unit Post-Termination Payment shall be paid in four (4) equal installments on each of the first, second, third and fourth anniversaries of the Payment Date (subject to any delay caused by the administration of the estate of a deceased or Bankrupt Working Partner) as set forth in the grant of the applicable Restricted Partnership Unit, and such payment shall be subject to the following: the applicable Working Partner shall not have violated his, her, or its Partner Obligations (including engaging in any Competitive Activity) prior to the date each such payment is due, and the Partnership may condition the receipt of any Restricted Partnership Unit Post-Termination Payment upon receipt of a certification, in form and substance acceptable to the General Partner, that such former Working Partner (or in the case of any Restricted Partnership Units held by a corporate Working Partner, the majority owner of such Working Partner) has not violated his, her or its Partner Obligations (including engaging in any Competitive Activity) prior to the date such payment is due; provided, however, that the Personal Representative of a deceased Working Partner shall not be entitled to receive any payment pursuant to this Section 12.02(l) if the deceased Working Partner violated his, her, or its Partner Obligations (including engaging in a Competitive Activity) prior to his, her or its death.

(iii) Payments of the Restricted Partnership Unit Post-Termination Payment shall not bear interest.

(iv) The provisions of Sections 12.02(d)(ii), 12.02(d)(iii), 12.02(d)(iv), 12.02(d)(v) and 12.02(d)(vi) shall apply to Restricted Partnership Units with such modifications as may be required (as determined by the General Partner) to reflect the purpose of this Section 12.02(j).

(v) Each Working Partner holding Restricted Partnership Units acknowledges and agrees that payments pursuant to this Section 12.02(j) represent a right to a fixed payment and do not represent a payment with respect to any Partnership asset of any nature.

(vi) Notwithstanding any other provision of this Agreement, in the event a Founding/Working Partner is not allocated an amount of losses with respect to a Restricted Partnership Unit where such losses are allocated generally to other Units in the Partnership, the amounts payable with respect to and/or in connection with such Unit pursuant to this Section 12.02(j) shall be reduced, in the aggregate and in such proportion as the General Partner shall determine in its sole and absolute discretion, by the amount of any such loss not so allocated.

(vii) Notwithstanding any other provision in this Agreement, the obligation to make any Restricted Partnership Unit Post-Termination Payment shall be cancelled in the event the Partnership is dissolved without reconstitution after the date such holder of Restricted Partnership Units becomes a Terminated Partner.

SECTION 12.03. Redemption of a Founding/Working Partner Interest and an REU Interest. (a) Redemption of a Founding Partner Interest. (i) Upon mutual agreement of Cantor and the General Partner, the General Partner, may, at any time and from time to time for any reason or for no reason whatsoever, cause the Partnership to purchase and redeem from any Founding Partner or his, her or its Personal Representative, and any Founding Partner or his, her or its Personal Representative shall sell to the Partnership, all or a portion of that portion of the Founding Partner Interest held by such Founding Partner that has not become exchangeable pursuant to Section 8.01(b)(ii). The amount that shall be paid by the Partnership to acquire such Founding Partner Interest is as set forth in Section 12.04. With the consent of Cantor and the General Partner, the Partnership may assign by written instrument its right to purchase such portion of the Founding Partner Interest that has not become exchangeable pursuant to Section 8.01(b)(ii) pursuant to this Section 12.03 to another Partner.

(ii) At the time of purchase of a Founding Partner Interest by the Partnership pursuant to this Article XII, including Section 12.03(a)(i), the Partnership shall provide written notice to Cantor of such purchase as promptly as practicable, and Cantor shall have a right to purchase (or to assign to any member of the Cantor Group the right to purchase), all or a portion of such Founding Partner Interest from the Partnership. The price to be paid by Cantor (or the other member of the Cantor Group acquiring such Founding Partner Interest, as the case may be) shall be equal to the lesser of (1) the amount that the Partnership would be required to pay to redeem or purchase such Founding Partner Interest were the Partnership to redeem or purchase such Founding Partner Interest pursuant to the provisions of this Section 12.03 (assuming such Founding Partner Interest were a Working Partner Interest) and (2) the amount equal to (x) the number of Units underlying the portion of the Founding Partner Interest so acquired, multiplied by (y) the Exchange Ratio as of the date of such purchase, multiplied by (z) the Current Market Price as of the date of such purchase. Cantor (or the other member of the Cantor Group acquiring such Founding Partner Interest, as the case may be) may pay for such price using cash, Publicly Traded Shares (valued at the average of the closing prices of such shares (as reported by the Nasdaq Global Market or any other national securities exchange or quotation system on which such shares are then listed or quoted) during the ten (10)-trading-day period immediately preceding each payment (or by such other fair and reasonable pricing method as may be selected by Cantor)), or other property valued at its then-fair market value, as determined by Cantor in its sole and absolute discretion, or a combination of the foregoing. Notwithstanding anything to the contrary set forth in this Agreement, the Parties agree that, if Cantor (or the other member of the Cantor Group acquiring such Founding Partner Interest, as the case may be) shall purchase a Founding Partner Interest pursuant to this Section 12.03(a)(ii) at a price equal to clause (2) above, neither Cantor, any member of the Cantor Group nor the Partnership or any other Person shall be obligated to pay the holder of such Founding Partner Interest any amount in excess of the amount set forth in clause (2) above. Cantor shall respond as promptly as practicable to the Partnership after receipt of the written notice provided by the Partnership as to whether it is electing to exercise its rights pursuant to this Section 12.03(a)(ii) with respect to a Founding Partner Interest. Pursuant to Section 4.03(c)(iii), any Founding Partner Interest acquired by a Cantor Company pursuant to this Section 12.03(a)(ii) shall cause such Founding Partner Interest and related Units (or portion thereof) to automatically be designated as an Exchangeable Limited Partnership Interest and the related Units (or portion thereof) shall automatically be designated as Exchangeable Limited Partner Units. The Cantor Company acquiring such Interest shall have all rights and obligations of a holder of Exchangeable Limited Partnership Interest with respect to such Interest, and such Exchangeable Limited Partnership Interest shall not be subject to the redemption provisions of this Article XII.

(b) Redemption of Working Partner Interests. (i) The General Partner may, at any time and from time to time for any reason or for no reason whatsoever, cause the Partnership to purchase and redeem (or in the sole and absolute discretion of the General Partner, assign by written instrument executed by the General Partner to another Partner the right to purchase from such Working Partner or his, her or its Personal Representative), and such Working Partner or his, her or its Personal Representative shall sell to such other Partner or the Partnership, as the case may be, all or a portion of that portion of the Working Partner Interest held by such Working Partner that has not become exchangeable pursuant to Section 8.01(b)(iv). The amount that shall be paid by the Partnership to acquire such Working Partner Interest is as set forth in Section 12.04.

(ii) If the Partnership elects to assign its purchase rights with respect to any Working Partner Interest to another Partner pursuant to Section 12.03(b)(i), the Partnership shall provide written notice to Cantor of such election as promptly as practicable, and Cantor shall have a right to purchase (or to assign to any member of the Cantor Group the right to purchase), in lieu of a purchase by such other Partner, all or a portion of such Interest from the Partnership (following the purchase by the Partnership of such Interest), on the same terms that such Partner would have a right to purchase such Interest. Cantor shall respond as promptly as practicable to the Partnership after receipt of the written notice provided by the Partnership as to whether it is electing to exercise its rights provided in this Section 12.03(b)(ii) with respect to such Working Partner Interest.

(c) Redemption of REU Interests. (i) The General Partner may, at any time and from time to time for any reason or for no reason whatsoever, cause the Partnership to purchase and redeem (or in the sole and absolute discretion of the General Partner, assign by written instrument executed by the General Partner to another Partner the right to purchase from such REU Partner or his, her or its Personal Representative, and such REU Partner or his, her or its Personal Representative shall sell to such other Partner or the Partnership, as the case may be, that portion of the REU Interest held by such REU Partner that has not become exchangeable pursuant to Section 8.01(b)(iii). The amount that shall be paid by the Partnership to acquire such portion of REU Interest is as set forth in Section 12.04.

(ii) If the Partnership elects to assign its purchase rights with respect to any REU Interest to another Partner pursuant to Section 12.03(c)(i), the Partnership shall provide written notice to Cantor of such election as promptly as practicable, and Cantor shall have a right to purchase (or to assign to any member of the Cantor Group the right to purchase), in lieu of a purchase by such other Partner, all or a portion of such Interest from the Partnership (following the purchase by the Partnership of such Interest), on the same terms that such Partner would have a right to purchase such Interest. Cantor shall respond as promptly as practicable to the Partnership after receipt of the written notice provided by the Partnership as to whether it is electing to exercise its rights provided in this Section 12.03(c)(ii) with respect to such REU Interest.

SECTION 12.04. Purchase Price for Redemption; Other Redemption Provisions. (a) Purchase of Entire Founding/Working Partner Interest or Entire REU Interest. Subject to Section 3.03, and provided that Cantor has not exercised its right to purchase, upon a redemption or purchase by the Partnership of all, but not less than all, of a Founding/Working Partner Interest or REU Interest, as the case may be, held by a Founding/Working Partner or REU Partner, as the case may be (or its, his or her Personal Representatives), pursuant to Section 12.02 or 12.03, the Partnership shall pay to such Partner or its, his or her Personal Representative the amount to be paid pursuant to, and at the times provided in, Section 12.02 (and, in the case of High Distribution II Units, pursuant to Section 12.01(a)(iii)).

(b) Redemption or Purchase of Partial Founding/Working Partner Interest or REU Interest. Subject to Section 3.03, upon a redemption or purchase by the Partnership of less than all of a Founding/Working Partner Interest or REU Interest, as the case may be, held by a Founding/Working Partner or REU Partner, as the case may be (or its, his or her Personal Representatives), pursuant to Section 12.02 or 12.03, the Partnership shall pay to such Founding/Working Partner or REU Partner, as the case may be (or its, his or her Personal Representative), an amount equal to the Adjusted Capital Account attributable to the portion of such Founding/Working Partner Interest or REU Interest, as the case may be, so redeemed or purchased (reduced in whole or in part in the sole and absolute discretion of the General Partner by the applicable Adjustment Amount and determined as of the end of the immediately preceding fiscal quarter); provided that (i) the Partnership shall be deemed to have redeemed Founding/Working Partner Units or REUs, as the case may be, in the inverse order in which they were acquired and (ii) in no event shall the amount paid for any redeemed Founding/Working Partner Unit or REU, as the case may be, be less than the price initially paid for such Unit (equitably adjusted to reflect any losses or deductions incurred by the Partnership or any Subsidiary subsequent to the acquisition of such Unit or any distributions of capital by the Partnership in respect of such Units) (it being understood that this clause (ii) shall not apply in respect of a purchase of such Units by Cantor pursuant to the exercise of a right to purchase or otherwise); provided that, with respect to any Founding/Working Partner Unit or REU that is a Legacy Unit, the applicable price initially paid for the BGC Holdings Unit for which such Legacy Unit was issued in the Separation shall be apportioned in the

Separation between such BGC Holding Unit, on the one hand, and such Legacy Unit, on the other hand, based on the Relative Value of BGC and Newmark, such that the sum of such applicable prices initially paid for such BGC Holdings Unit and Legacy Unit immediately following the Separation shall equal the applicable price initially paid for such BGC Holding Unit immediately prior to the Separation. Notwithstanding anything to the contrary contained herein, Sections 12.02 and 12.03 shall also apply to the redemption of Units held by an Exempt Organization that were received from a Transfer by a Founding/Working Partner or REU Partner.

(c) Substitution of Non-Cash Consideration. Notwithstanding anything to the contrary, the Partnership shall have the right, in the sole and absolute discretion of the General Partner, subject to Section 3.02(d), upon any redemption of Units pursuant to Section 12.02 or 12.03 to pay all or part of any amounts due in respect of such redemption (including Post-Termination Payments and payments in respect of the Grant Tax Payment Account) in Publicly Traded Shares, in lieu of cash, valued at the average of the closing prices of such shares (as reported by the Nasdaq Global Market or any other national securities exchange or quotation system on which such shares are then listed or quoted) during the ten (10)-trading-day period immediately preceding each payment (or by such other fair and reasonable pricing method as may be selected by the General Partner), or other property valued at its then-fair market value, as determined by the General Partner in its sole and absolute discretion, or a combination of the foregoing.

SECTION 12.05. Redemption of Opco Units Following a Redemption of Founding/Working Partner Interests or REU Interest. (a) Founding Partner Interests. Upon any redemption or purchase by the Partnership of any Founding Partner Interest pursuant to Section 12.03 or 12.04, the Partnership shall cause Opco to redeem and purchase from the Partnership a number of Opco Units (and the associated Opco Capital) equal to (A) the number of Units underlying the redeemed or purchased Founding Partner Interest, multiplied by (B) the Holdings Ratio as of immediately prior to the redemption or purchase of such Founding Partner Interest. The aggregate purchase price that Opco shall pay to the Partnership in such redemption shall be an amount of cash equal to (x) the number of Opco Units so redeemed multiplied by (y) the Current Market Price multiplied by (z) the Exchange Ratio; provided that, upon mutual agreement of the General Partner and the general partner of Opco, Opco may, in lieu of cash, pay all or a portion of this amount in Publicly Traded Shares, valued at the average of the closing prices of such shares (as reported by the Nasdaq Global Market or any other national securities exchange or quotation system on which such shares are then listed or quoted) during the ten (10)-trading-day period immediately preceding each payment (or by such other fair and reasonable pricing method as they may agree), or other property, valued at its then-fair market value, as determined by them.

(b) Working Partner Interests. Upon any redemption or purchase by the Partnership of any Working Partner Interest pursuant to Section 12.03 or 12.04, the Partnership shall cause Opco to redeem and purchase from the Partnership a number of Opco Units (and the associated Opco Capital) equal to (A) the number of Units underlying the redeemed or purchased Working Partner Interest, multiplied by (B) the Holdings Ratio as of immediately prior to the redemption or purchase of such Working Partner Interest. The aggregate purchase price that Opco shall pay to the Partnership in such redemption shall be an amount of cash equal to the amount required by the Partnership to redeem or purchase such Working Partner Interest; provided that, upon mutual agreement of the General Partner and the general partner of Opco, Opco may, in lieu of cash, pay all or a portion of this amount in Publicly Traded Shares, valued at the average of the closing prices of such shares (as reported by the Nasdaq Global Market or any other national securities exchange or quotation system on which such shares are then listed or quoted) during the ten (10)-trading-day period immediately preceding each payment (or by such other fair and reasonable pricing method as they may agree), or other property valued at its then-fair market value, as determined by them.

(c) REU Interests. Upon any redemption or purchase by the Partnership of any REU Interest pursuant to Section 12.03 or 12.04, the Partnership shall cause Opco to redeem and purchase from the Partnership a number of Opco Units (and the associated Opco Capital) equal to (A) the number of Units underlying the redeemed or purchased REU Interest, multiplied by (B) the Holdings Ratio as of immediately prior to the redemption or purchase of such REU Interest. The aggregate purchase price that Opco shall pay to the Partnership in such redemption shall be an amount of cash equal to the amount required by the Partnership to redeem or purchase such REU Interest (including the REU Post-Termination Payment, if any); provided that, upon mutual agreement of the General Partner and the general partner of Opco, Opco may, in lieu of cash, pay all or a portion of this amount in Publicly Traded Shares, valued at the average of the closing prices of such shares (as reported by the Nasdaq Global Market or any other national securities exchange or quotation system on which such shares are then listed or quoted) during the ten (10)-trading-day period immediately preceding each payment (or by such other fair and reasonable pricing method as they may agree), or other property valued at its then-fair market value, as determined by them.

SECTION 12.06. Section 7704 of the Code. Notwithstanding anything to the contrary in this Agreement, no Units may be Transferred or redeemed to the extent that such Transfer or redemption would cause the Partnership to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code or any successor thereto, and the General Partner is expressly authorized to modify the operation of the transfer and redemption provisions of this Agreement to the extent reasonably necessary to implement the purposes of this Section 12.06.

SECTION 12.07. Provisions Relating to Issuances of Shares of Newmark Common Stock and Distributions. Each Founding/Working Partner and REU Partner agrees to pay, and to indemnify and hold harmless the Partnership and its Affiliates from and against, any tax, or any other liability relating to a tax, of any kind whatsoever (including, withholding, payroll or similar taxes) imposed on such Partner, the Partnership or any Affiliate in connection with or as a result of (a) such Partner’s acquisition of (or right to acquire) shares of Newmark Common Stock, including any acquisition of shares of Newmark Common Stock pursuant to Section 8.01(b), or (b) distributions payable in respect of such Partner’s Units and/or Non-Participating Units. In particular, and without limitation, the General Partner (for itself and/or on behalf of any employer or secondary contributor connected with the General Partner) and each such Partner hereby agrees that to the extent that any such acquisition or distribution constitutes the receipt of employment income or earnings for the purposes of United Kingdom Pay As You Earn (“PAYE”) or National Insurance Contributions legislation or is subject to similar rules under the laws of any other jurisdiction, the General Partner (for itself and/or on behalf of any such employer or secondary contributor or Affiliate) shall have the right either to:

(i) recover from such Partner the amount of any PAYE liability, NIC Liability or other liability for which the General Partner or any such employer or secondary contributor or Affiliate is liable in connection with such acquisition; or

(ii) withhold from any cash distributed or from the number of any shares of Newmark Common Stock to be acquired by such Partner, such amount or such number of shares of Newmark Common Stock as have a market value equal to any PAYE liability, NIC Liability or other liability for which the General Partner (or any such employer or secondary contributor or Affiliate) is liable in connection with such acquisition (rounded up to the nearest whole share of Newmark Common Stock) or with such distribution.

The Partnership shall have the authority to require a Founding/Working Partner or REU Partner, as the case may be, to enter into such agreements as may be necessary or desirable in the sole and absolute discretion of the General Partner to give effect to the foregoing or to enter into a Section 431 UK Income Tax (Earnings and Pensions) Act 2003 election with their employer, and the distribution of shares of Newmark Common Stock, or the consummation of any Exchange pursuant to Section 8.01(b) may be conditioned upon such Partner entering into such agreement or election. “NIC Liability” shall mean any liability to make primary and/or (to the extent recovery or withholding in respect of such is permissible by applicable law) secondary U.K. national insurance contributions and the phrase “any employer or secondary contributor” shall include any person to whom a U.K. PAYE liability or NIC Liability arises in connection with any cash distribution or with any entitlement to receive and/or distribution of Newmark Common Stock.

SECTION 12.08. Application of Proceeds From Sale of Shares of Newmark Common Stock by a Founding/Working Partner or REU Partner. Cantor, in its sole and absolute discretion, may require that any Founding/Working Partner or REU Partner who receives any cash proceeds in connection with an Exchange (including as a result of the sale of shares of Newmark Common Stock received in connection with an Exchange) apply all or a portion of such net after-tax proceeds to the payment of any indebtedness or obligation to or guaranteed by Cantor or any Affiliate of Cantor (whether or not such indebtedness or obligation is otherwise then due and payable).

SECTION 12.09. Exercise of Discretion with Respect to Legacy Units Held by Employees of BGC Holdings, the BGC Opcos or their Respective Subsidiaries. If (a) the Partnership or the General Partner is entitled to exercise discretion hereunder in respect of a Legacy Unit that is held by a Partner that, as of immediately after the Separation, was employed by BGC Holdings, the BGC Opcos or their respective Subsidiaries and (b) BGC Holdings or the general partner of BGC Holdings is entitled to exercise corresponding discretion under the BGC Holdings Limited Partnership Agreement in respect of the related BGC Holdings Legacy Unit, then the Partnership or the General Partner, as the case may be, shall exercise such discretion in a manner that the same as the discretion exercised by BGC Holdings or the general partner of BGC Holdings, as the case may be, with respect to such BGC Holdings Legacy Unit. The Partnership and BGC Holdings shall (and BGC Partners shall cause BGC Holdings to) reasonably cooperate to give effect to this Section 12.09.

ARTICLE XIII

MISCELLANEOUS

SECTION 13.01. Amendments. (a) Except as provided in Section 1.03 with respect to this Agreement, the Certificate of Limited Partnership and this Agreement may not be amended except with (and any such amendment shall be authorized upon obtaining) the approval of each of the General Partner and the Exchangeable Limited Partners (by the affirmative vote of a Majority in Interest); provided that this Agreement shall not be amended to (i) amend any provisions which require the consent of a specified percentage in interest of the Limited Partners without the consent of that specified percentage in interest of the Limited Partners; (ii) alter the interest of any Partner in the amount or timing of distributions or the allocation of profits, losses or credits (other than any such alteration caused by the acquisition of additional Units and/or Non-Participating Units by any Partner or the issuance of additional Units and/or Non-Participating Units to any Person pursuant to this Agreement or as otherwise expressly provided herein), if such alteration would either (A) materially adversely affect the economic interest of a Partner in the Partnership or (B) materially adversely affect the value of Interests, in each case without the consent of (x) the Partners holding at least two-thirds of all Units and Non-Participating Units in the case of an amendment applying in a substantially similar manner to all classes of Interests or (y) two-thirds in interest of the affected class or classes of the Partners in the case of any other amendment; or (iii) amend this Agreement to alter the Special Voting Limited Partner’s ability to remove a General Partner; provided, however, that the General Partner may authorize, without further approval of any other Person or group, (1) any amendment to this Agreement to correct any technicality, incorrect statement or error apparent on the face hereof in order to further the intent of the parties hereto or (2) correction of any formality or error apparent on the face hereof or incorrect statement or defect in the execution hereof. Any merger or consolidation of the Partnership with any third party that shall amend or otherwise modify the terms of this Agreement shall require the approval of the Persons referred to above to the extent the approval of such Persons would have been required had such amendment or modification been effected by an amendment to this Agreement.

(b) In the event of the approval pursuant to this Section 13.01 or otherwise of a material amendment to this Agreement that materially adversely affects the economic interest of a Founding/Working Partner or an REU Partner, as the case may be, in the Partnership or the value of Founding/Working Partner Units or REUs, as the case may be, by materially altering the interest of any such Founding/Working Partner or REU Partner, as the case may be, in the amount or timing of distributions or the allocation of profits, losses or distributions or the allocation of profits, losses or credit, other than any such alteration caused by the acquisition of Units and/or Non-Participating Units by any Partner, then each Founding/Working Partner or REU Partner, as the case may be (including the controlling stockholder of any corporate Founding/Working Partner or REU Partner, as the case may be), who does not vote in favor of such amendment shall have the right, subject to the conditions of this Section 13.01, to elect to become a

Terminated Partner (regardless of whether there is an actual termination of the employment of such Founding/Working Partner or REU Partner, as the case may be) as of the date of such amendment to this Agreement, on the terms and conditions of this Agreement as in effect immediately prior to such amendment to this Agreement; provided, however, that (i) solely for purposes of determining the timing of payments of the Additional Amounts pursuant to Section 12.02(c) (but not the determination of interest) to any Founding/Working Partner or REU Partner, as the case may be, who becomes a Terminated Partner pursuant to an election pursuant to this Section 13.01(b), the Payment Date shall not be deemed to occur until the date such Founding/Working Partner or REU Partner, as the case may be, shall cease to be employed by the BGC Opcos, Opco or any of their respective Subsidiaries or any of the BGC Affiliated Entities or Affiliated Entities in any capacity, and (ii) no payment of any amount on account of any Extraordinary Account pursuant to Article XII shall be made prior to such date, unless the General Partner in its sole and absolute discretion shall designate an earlier date. Such election shall be made by written notice to the General Partner, delivered within thirty (30) days of notice to the electing Founding/Working Partner or REU Partner, as the case may be, of the proposed amendment, specifically stating that such Founding/Working Partner or REU Partner, as the case may be, elects to withdraw under the terms and conditions of this Section 13.01(b). As a condition to any such election, any Founding/Working Partner or REU Partner, as the case may be, electing to become a Terminated Partner pursuant to this Section 13.01(b) must, if requested by the General Partner, provide his or her written consent stating that such Partner agrees that the termination date (or any similar date relating to the cessation of such Partner’s obligations of the Partnership and the Affiliated Entities) of such Founding/Working Partner or REU Partner, as the case may be, under any employment agreement with Opco or its Subsidiaries or any Affiliated Entity, shall be accelerated to the effective date of such election, and such electing Founding/Working Partner or REU Partner, as the case may be, shall have no future right to any compensation, benefits, termination payments or other emoluments from Opco or its Subsidiaries or an Affiliated Entity, pursuant to any such agreement, and such Founding/Working Partner or REU Partner, as the case may be, shall be entitled to future payments from the Partnership only as provided in this Agreement and as may be determined by the General Partner. The General Partner shall have the right, in the event any Founding/Working Partner or REU Partner, as the case may be, of the Partnership seeks to exercise his, her or its withdrawal rights pursuant to this Section 13.01(b), to revoke and terminate any proposed amendment to this Agreement, in which event all approvals, elections and terminations pursuant hereto shall be of no force and effect, and all agreements shall remain in full force and effect in accordance with their terms prior to the proposed amendments. For this purpose, any proposed amendment of this Agreement subject to this Section 13.01(b) shall not become effective until the later of (A) receipt of sufficient approval by the Partners pursuant to this Section 13.01 or (B) thirty (30) days after written notice to the Partners of the proposed amendment to this Agreement (unless revoked by the General Partner), and shall become effective no later than sixty (60) days after written notice to the Partners of the proposed amendment to this Agreement.

(c) Notwithstanding this Section 13.01 or any other provision in this Agreement, the Restricted Partnership Units shall have no voting rights except as required by the Act.

SECTION 13.02. Benefits of Agreement. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Partnership or by any creditor of any of the Partners. Except as provided in Article X with respect to Persons entitled to indemnification pursuant to such Article, nothing in this Agreement shall be deemed to create any right in any Person not a party hereto, and this instrument shall not be construed in any respect to be a contract in whole or in part for the benefit of any third person.

SECTION 13.03. Waiver of Notice. Whenever any notice is required to be given to any Partner or other Person under the provisions of the Act or this Agreement, a waiver thereof in writing, signed by the Person or Persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any meeting of the Partners (if any shall be called) or the General Partner need be specified in any waiver of notice of such meeting.

SECTION 13.04. Jurisdiction and Forum; Waiver of Jury Trial. (a) Each of the Partners agrees, to the fullest extent permitted by law, that all Actions arising out of or in connection with this Agreement, the Partnership’s affairs, the rights or interests of the Partners or the estate of any deceased Partner (to the extent that they are related to any of the foregoing), or for recognition and enforcement of any judgment arising out of or in connection with this Agreement or any breach or termination or alleged breach or termination of this Agreement, shall be tried and determined exclusively in the state or federal courts in the State of Delaware, and each of the Partners hereby irrevocably submits with regard to any such Action for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the Partners hereby expressly waives, to the fullest extent permitted by law, any right it may have to assert, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Action: (i) any claim that it is not subject to personal jurisdiction in the aforesaid courts for any reason; (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts; (iii) that (A) any of the aforesaid courts is an inconvenient or inappropriate forum for such Action, or (B) venue is not proper in any of the aforesaid courts; and (iv) this Agreement, or the subject matter hereof or thereof, may not be enforced in or by any of the aforesaid courts. With respect to any action arising out of or relating to this agreement or any obligation hereunder, each Partner irrevocably and unconditionally, to the fullest extent permitted by law, (x) agrees to appoint promptly upon request from the Partnership authorized agents for the purpose of receiving service of process in any suit, action or proceeding in Wilmington, Delaware; (y) consents to service of process in any suit, action or proceeding in such jurisdictions; and (z) consents to service of process by mailing a copy thereof to the address of the Partner determined under Section 13.07 by U.S. registered or certified mail, by the closest foreign equivalent of registered or certified mail, by a recognized overnight delivery service, by service upon any agent specified pursuant to clause (x) above, or by any other manner permitted by applicable law.

(b) EACH PARTNER WAIVES ANY RIGHT TO REQUEST OR OBTAIN A TRIAL BY JURY IN ANY JUDICIAL PROCEEDING GOVERNED BY THE TERMS OF THIS AGREEMENT OR PERTAINING TO THE MATTERS GOVERNED BY THIS AGREEMENT. “MATTERS GOVERNED BY THIS AGREEMENT” SHALL INCLUDE ANY AND ALL MATTERS AND AGREEMENTS REFERRED TO IN THIS AGREEMENT AND ANY DISPUTES ARISING WITH RESPECT TO ANY SUCH MATTERS AND AGREEMENTS.

(c) The Partners acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Partnership shall be entitled to an injunction or injunctions or other equitable relief to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof and thereof, this being in addition to any other remedy to which the Partnership may be entitled by law or equity. Each Partner agrees not to oppose the granting of such relief and agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.

SECTION 13.05. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective estates, heirs, legal representatives, successors and permitted assigns, any additional Partner admitted in accordance with the provisions hereof and any successor to a trustee of a trust that is or becomes a party hereto.

SECTION 13.06. Confidentiality. (a) In addition to any other obligations set forth in this Agreement, each Partner recognizes that confidential information has been and will be disclosed to such Partner by the Partnership and its Subsidiaries. Each Partner (other than the Cantor Group, the BGC Partners Group and the Newmark Group) expressly agrees, whether or not at the time a Partner of the Partnership or providing services to the Partnership and/or any of its Subsidiaries, to (i) maintain the confidentiality of, and not disclose to any Person without the prior written consent of the Partnership, any financial, legal or other advisor to the Partnership, any information relating to the business, clients, affairs or financial structure, position or results of the Partnership or its affiliates (including any Affiliate) or any dispute that shall not be generally known to the public or the securities industry and (ii) not to use such confidential information other than for the purpose of evaluating such Partner’s investment in the Partnership or in connection with the discharge of any duties to the Partnership or an Affiliated Entity such Partner may have in such Partner’s capacity as an officer, director, employee or agent of the Partnership or an Affiliated Entity. Notwithstanding Section 13.04 or any other provision herein to the contrary, each Partner agrees that money damages would not be a sufficient remedy for any breach of this Section 13.06 by such Partner, and that in addition to all other remedies, the Partnership shall be entitled to injunctive or other equitable relief to prevent or cure breaches of this Section 13.06 and to enforce specifically the terms and provisions of this Section 13.06, this being in addition to any other remedy to which the Partnership may be entitled by law or equity. Each Partner agrees not to oppose the granting of such relief and agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b) In the event that any third party requests information from a Founding/Working Partner or REU Partner, as the case may be (whether during the period he, she or it is a Partner or during the four (4)-year period following Termination of such Partner), regarding any matter related to such Partner’s employment by the Partnership or any Affiliated Entity or his, her or its role as a Founding/Working Partner or REU Partner, as the case may be, he, she or it will contact and notify the General Counsel of the Partnership before responding to such requests for information, so that the Partnership may take appropriate action to protect its interests. However, neither a Founding/Working Partner nor an REU Partner shall have any obligation to contact and notify the General Counsel of the Partnership prior to any such discussions between such Partner and such Partner’s legal counsel or certified public accountant.

(c) In the event that a Founding/Working Partner or an REU Partner is subpoenaed, or requested, to testify as a witness or to produce documents in any legal or administrative or other proceeding related to the Partnership (whether during the period in which he, she or it is a Partner or during the Restricted Period applicable to such Partner), or otherwise required by law to disclose confidential information, he, she or it will promptly notify the Partnership of such subpoena or request and meet with Partnership representatives for a reasonable period of time prior to any such appearance or production.

(d) Each of the current and any former beneficial owners of any corporate or other entity Founding/Working Partner or REU Partner, and each trustee or beneficiary of any trust that is a Founding/Working Partner or REU Partner, shall also be subject to the provisions of this Section 13.06 and each corporate or other entity Founding/Working Partner or REU Partner, as the case may be, and each such trustee or beneficiary agrees to take such action as is requested by the General Partner to ensure the enforcement of this Section 13.06.

(e) Each Founding/Working Partner and each REU Partner agrees to indemnify and hold the Partnership harmless from any loss, cost, damage or claim suffered by the Partnership, including attorneys’ fees and expenses, resulting from a breach by such Partner (including by its beneficial owner or by any trustee of any trust beneficial owner) of this Section 13.06.

SECTION 13.07. Notices. All notices and other communications required or permitted by this Agreement shall be made in writing and any such notice or communication shall be deemed delivered when delivered in Person, properly transmitted by facsimile, e-mail or any other electronic communication or posting or one (1) Business Day after it has been sent by an internationally recognized overnight courier to the address for notices shown in the Partnership’s records (or any other address provided to the Partnership in writing for this purpose) or, if given to the Partnership, to the principal place of business of the Partnership. Each Partner may from time to time change its address for notices under this Section 13.07 by giving at least five (5) days’ prior written notice of such changed address to the Partnership.

SECTION 13.08. No Waiver of Rights. No failure or delay on the part of any Partner in the exercise of any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or of any other right or power. The waiver by any Partner of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. All rights and remedies existing under this Agreement are cumulative and are not exclusive of any rights or remedies otherwise available.

SECTION 13.09. Power of Attorney. Each Partner agrees that, by its execution of this Agreement, such Partner irrevocably constitutes and appoints the General Partner as its true and lawful attorney-in-fact coupled with an interest, with full power and authority, in its name, place and stead to make, execute, acknowledge and record (a) all certificates, instruments or documents, including fictitious name or assumed name certificates, as may be required by, or may be appropriate under, the laws of any state or jurisdiction in which the Partnership is doing or intends to do business and (b) all agreements, documents, certificates or other instruments amending this Agreement or the Certificate of Limited Partnership that may be necessary or appropriate to reflect or accomplish (i) a change in the name or location of the principal place of business of the Partnership or a change of name or address of a Partner, (ii) the disposal or increase by a Partner of his Interest in the Partnership or any part thereof, (iii) a distribution and reduction of the capital contribution of a Partner or any other changes in the capital of the Partnership, (iv) the dissolution or termination of the Partnership, (v) the addition or substitution of a Person becoming a Partner of the Partnership and (vi) any amendment to this Agreement, in each case only to the extent expressly authorized and conducted in accordance with the other sections of this Agreement. The power granted hereby is coupled with an interest and shall survive the subsequent disability or incapacity of the principal.

SECTION 13.10. Severability. If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, such provision shall be modified to the minimum extent necessary to cause it to be enforceable, and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

SECTION 13.11. Headings. The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections, Articles, Schedules or Exhibits contained herein mean Sections, Articles, Schedules or Exhibits of this Agreement unless otherwise stated.

SECTION 13.12. Entire Agreement. This Agreement amends and restates in its entirety the Original Limited Partnership Agreement. This Agreement, including the exhibits, annexes and schedules hereto, the Separation Agreement, the Ancillary Agreements and any other instruments and agreements referenced herein constitute the entire agreement among the parties hereto and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. Notwithstanding anything herein to the contrary, in the event of any conflict or inconsistency between the terms of Article XII and the rest of this Agreement, the terms of the rest of this Agreement shall prevail and Article XII shall be appropriately amended by the General Partner (with the prior written consent of the Exchangeable Limited Partners (by Majority in Interest)) to remove such conflict or inconsistency (without the requirement of any further consent, approval or action of any other Persons).

SECTION 13.13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law principles.

SECTION 13.14. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

SECTION 13.15. Opportunity; Fiduciary Duty. To the greatest extent permitted by law and except as otherwise set forth in this Agreement, but notwithstanding any duty otherwise existing at law or in equity:

(a) None of any Newmark Company, any BGC Partners Company, any Cantor Company or any of their respective Representatives shall, in its capacity as a holder of Interests or Affiliate of the Partnership, owe or be liable for breach of any fiduciary duty to the Partnership or any holders of Interests. In taking any action, making any decision or exercising any discretion with respect to the Partnership, each Newmark Company, BGC Partners Company, Cantor Company and their respective Representatives shall, in its capacity as a holder of Interests or Affiliate of the Partnership, be entitled to consider such interests and factors as it desires, including its own interests and those of its Representatives, and shall have no duty or obligation to give any consideration to the interests of or factors affecting the Partnership, the holders of Interests or any other Person. Each Newmark Company, BGC Partners Company, Cantor Company and their respective Representatives shall have no duty or obligation to abstain from participating in any vote or other action of the Partnership, or any board, committee or similar body of any of the foregoing. None of any Newmark Company, any BGC Partners Company, any Cantor Company or any of their respective Representatives shall violate a duty or obligation to the Partnership or the holders of Interest merely because such Person’s conduct furthers such Person’s own interest. Any Newmark Company, any BGC Partners Company, any Cantor Company or any of their respective Representatives may lend money to, and transact other business with, the Partnership and its Representatives. The rights and obligations of any such Person who lends money to, contracts with, borrows from or transacts business with the Partnership or any of its Representatives are the same as those of a Person who is not involved with the Partnership or any of its Representatives, subject to other applicable law. No contract, agreement, arrangement or transaction between any Newmark Company, any BGC Partners Company, any Cantor Company or any of their respective Representatives, on the one hand, and the Partnership or any of its Representatives, on the other hand, shall be void or voidable solely because any Newmark Company, any BGC Partners Company, any Cantor Company or any of their respective Representatives has a direct or indirect interest in such contract, agreement, arrangement or transaction, and any Newmark Company, any BGC Partners Company, any Cantor Company or any of their respective Representatives (i) shall have fully satisfied and fulfilled its duties and obligations to the Partnership and the holders of Interests with respect thereto; and (ii) shall not be liable to the Partnership or the holders of Interests for any breach of any duty or obligation by reason of the entering into, performance or consummation of any such contract, agreement, arrangement or transaction, if:

(1) such contract, agreement, arrangement or transaction is approved by the Board of Directors of Newmark or any committee thereof by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum;

(2) such contract, agreement, arrangement or transaction is approved by a Majority in Interest, excluding from such calculation Interests that are beneficially owned (as such term is defined in Rule 16a-1(a)(2) promulgated by the SEC under the U.S. Securities and Exchange Act of 1934, as amended) by a Newmark Company, a BGC Partners Company or a Cantor Company, respectively; or

(3) such contract, agreement, arrangement or transaction, judged according to the circumstances at the time of the commitment, is fair to the Partnership;

it being understood that, although each of (1), (2) and (3) above shall be sufficient to show that any Newmark Company, any BGC Partners Company, any Cantor Company or any of their respective Representatives (i) shall have fully satisfied and fulfilled its duties and obligations to the Partnership and the holders of Interests with respect thereto; and (ii) shall not be liable to the Partnership or the holders of Interests for any breach of any duty or obligation by reason of the entering into, performance or consummation of any such contract, agreement, arrangement or transaction, none of (1), (2) or (3) above shall be required to be satisfied for such showing.

All directors of Newmark may be counted in determining the presence of a quorum at a meeting of the Board of Directors of Newmark or of a committee thereof that authorizes such contract, agreement, arrangement or transaction. Interests owned by any Newmark Company, any BGC Partners Company, any Cantor Company or any of their respective Representatives may be counted in determining the presence of a quorum at a meeting of holders of Interests called to authorize such contract, agreement, arrangement or transaction.

Directors of the General Partner who are also directors or officers of any Newmark Company, any BGC Partners Company, any Cantor Company or any of their respective Representatives shall not owe or be liable for breach of any fiduciary duty to the Partnership or any of holders of Interests for any action taken by any Newmark Company, any BGC Partners Company, any Cantor Company or their respective Representatives, in their capacity as a holder of Interests or Affiliate of the Partnership.

Nothing herein contained shall prevent any Newmark Company, any BGC Partners Company, any Cantor Company or any of their respective Representatives from conducting any other business, including serving as an officer, director, employee, or stockholder of any corporation, partnership or limited liability company, a trustee of any trust, an executor or administrator of any estate, or an administrative official of any other business or not-for-profit entity, or from receiving any compensation in connection therewith.

(b) None of any Newmark Company, any BGC Partners Company, any Cantor Company or any of their respective Representatives shall owe any duty to refrain from (i) engaging in the same or similar activities or lines of business as the Partnership and its Representatives or (ii) doing business with any of the Partnership’s or its Representatives’ clients or customers, in each case regardless of whether such Newmark Company, BGC Partners Company, Cantor Company or Representative is also a Representative of the Partnership. In the event that any Newmark Company, any BGC Partners Company, any Cantor Company or any of their respective Representatives acquires knowledge of a potential transaction or matter that may be a Corporate Opportunity for any Newmark Company, any BGC Partners Company, any Cantor Company or any of their respective Representatives, on the one hand, and the Partnership or any of its Representatives, on the other hand, such Newmark Company, BGC Partners Company, Cantor Company or Representatives, as the case may be, shall have no duty to communicate or offer such Corporate Opportunity to the Partnership or any of its Representatives, regardless of whether such Newmark Company, BGC Partners Company, Cantor Company or Representative is also a Representative of the Partnership, subject to Section 13.15(c). None of any Newmark Company, any BGC Partners Company, any Cantor Company or any of their respective Representatives shall be liable to the Partnership, the holders of Interests or any of the Partnership’s Representatives for breach of any fiduciary duty by reason of the fact that any Newmark Company, any BGC Partners Company, any Cantor Company or any of their respective Representatives pursues or acquires such Corporate Opportunity for itself, directs such Corporate Opportunity to another Person or does not present such Corporate Opportunity to the Partnership or any of its Representatives, regardless of whether such Newmark Company, BGC Partners Company, Cantor Company or Representative is also a Representative of the Partnership, subject to Section 13.15(c).

(c) If a third party presents a Corporate Opportunity to a person who is both a Representative of the Partnership and a Representative of a Newmark Company, a BGC Partners Company and/or a Cantor Company, expressly and solely in such Person’s capacity as a Representative of the Partnership, and such Person acts in good faith in a manner consistent with the policy that such Corporate Opportunity belongs to the Partnership, then such Person (i) shall be deemed to have fully satisfied and fulfilled any fiduciary duty that such Person has to the Partnership as a Representative of the Partnership with respect to such Corporate Opportunity, (ii) shall not be liable to the Partnership, the holders of Interests or any of the Partnership’s Representatives for breach of fiduciary duty by reason of such Person’s action or inaction with respect to such Corporate Opportunity, (iii) shall be deemed to have acted in good faith and in a manner that such Person reasonably believed to be in, and not opposed to, the Partnership’s best interests, and (iv) shall be deemed not to have breached such Person’s duty of loyalty to the Partnership and the holders of Interests and not to have derived an improper personal benefit therefrom; provided that any Newmark Company, any BGC Partners Company, any Cantor Company or any of their respective Representatives may pursue such

Corporate Opportunity if the Partnership shall decide not to pursue such Corporate Opportunity. If a Corporate Opportunity is either (1) presented to a Person who is not both a Representative of the Partnership and a Representative of a Newmark Company, a BGC Partners Company and/or a Cantor Company, or (2) presented to such Person not expressly and solely in such Person’s capacity as a Representative of the Partnership, then, in each case, such Person shall not be obligated to present such Corporate Opportunity to the Partnership or to act as if such Corporate Opportunity belongs to the Partnership, and such Person (i) shall be deemed to have fully satisfied and fulfilled any fiduciary duty that such Person has to the Partnership as a Representative of the Partnership with respect to such Corporate Opportunity, (ii) shall not be liable to the Partnership, any of the holders of Interests or any of the Partnership’s Representatives for breach of fiduciary duty by reason of such Person’s action or inaction with respect to such Corporate Opportunity, (iii) shall be deemed to have acted in good faith and in a manner that such person reasonably believed to be in, and not opposed to, the Partnership’s best interests, and (iv) shall be deemed not to have breached such Person’s duty of loyalty to the Partnership and the holders of Interests and not to have derived an improper personal benefit therefrom.

(d) Any Person purchasing or otherwise acquiring any Interest shall be deemed to have notice of and consented to the provisions of this Section 13.15.

(e) Except to the extent otherwise modified herein, each officer of the Partnership shall have fiduciary duties identical to those of officers of business corporations organized under the DGCL. The provisions of this Agreement, to the extent that they restrict or eliminate the duties (including fiduciary duties) of a director, officer or other Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties of such Person.

(f) Neither the alteration, amendment, termination, expiration or repeal of this Section 13.15 nor the adoption of any provision of this Agreement inconsistent with this Section 13.15 shall eliminate or reduce the effect of this Section 13.15 in respect of any matter occurring, or any cause of Action that, but for this Section 13.15, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption.

SECTION 13.16. Reimbursement of Expenses. All costs and expenses incurred in connection with the ongoing operation or management of the business of the Partnership or its Subsidiaries shall be borne by the Partnership or its Subsidiaries, as the case may be.

SECTION 13.17. Effectiveness. The Original Limited Partnership Agreement was effective for all financial and accounting purposes as of [•], 2017. This Agreement shall be effective as of the date hereof.

SECTION 13.18. Parity of Units. It is the non-binding intention of each of the Partners and the Partnership that the Holdings Ratio shall at all times equal one. Accordingly, in the event of any issuance of Opco Units to, or repurchase by Opco of Opco Units held by, the Partnership, it is the non-binding intention of each of the Partners and the Partnership that there be a parallel issuance or repurchase transaction by the Partnership so that the Holdings Ratio shall at all times equal one, and the parties to this Agreement agree to cooperate to effect the intent of this Section 13.18.

SECTION 13.19. Limitation on Challenge Period and Exclusive Remedies Available to Partners with Respect to any Redemption of Units. (a) Notwithstanding anything in this Agreement or in law or equity to the contrary, no Founding/Working Partner and no REU Partner may institute any action challenging, directly or indirectly, the terms, conditions or validity or any other matter related to or arising out of any redemption by the Partnership of Units and/or Non-Participating Units held by such Partner, whether such action is based (in whole or in part) in contract, tort and/or any duty otherwise existing in law or equity (a “Challenge”) unless such Challenge is instituted on or prior to the first anniversary (the “Challenge Deadline”) of the later of (i) the effective date of the challenged redemption (the “Effective Date”) and (ii) the giving of notice by the Partnership with respect to such challenged redemption. If a Challenge is not instituted by such Partner on or prior to the Challenge Deadline, such Partner shall be thereafter foreclosed from instituting any Challenge. It shall be a condition to a Partner instituting any Challenge, that (i) such Partner shall have retained the consideration paid to such Partner in the challenged redemption (the “Redemption Consideration”) in the same form as paid by the Partnership and free from any liens or other encumbrances and (ii) such Partner shall make a binding offer to return such Redemption Consideration to the Partnership on the Final Adjudication Date of any successful Challenge in the same form as paid by the Partnership and free from any liens or other encumbrances.

(b) Notwithstanding anything in this Agreement or in law or equity to the contrary, any such Partner that institutes a Challenge agrees that, in the event such Partner is successful in whole or in part in such Challenge as finally determined in accordance with this Article XIII in a judgment or arbitration award not subject to further appeal (a “Final Adjudication”), the exclusive remedy available to such Partner in such Challenge shall be, as elected by the General Partner in its sole and absolute discretion within ten (10) days after the date of the Final Adjudication (the “Final Adjudication Date”), as follows: either (i) promptly following the Partner’s return to the Partnership of the Redemption Consideration paid in respect of the challenged redemption in accordance with the binding offer referred to in the last sentence of Section 13.19(a), the Partnership shall restore for the account of such Partner all Units and/or Non-Participating Units held by such Partner redeemed in the challenged redemption and the Adjusted Capital Account related thereto as both existed on the Effective Date immediately prior to the challenged redemption, without regard or entitlement to any statutory interest on the Adjusted Capital Account with respect to such Units between the Effective Date and the date such Units are restored pursuant to this Section 13.19(b)(i), or (ii) promptly following the Partner’s return to the Partnership of the Redemption Consideration paid in respect of the challenged redemption in accordance with the binding offer referred to in the last sentence of Section 13.19(a), the Partnership shall first restore for the account of such Partner all Units and/or Non-Participating Units held by such Partner redeemed in the challenged redemption and then redeem all of the redeemed Units and/or Non-Participating Units so restored for the amount of the Adjusted Capital Account attributable to the restored Units and/or Non-Participating Units as of the Effective Date immediately prior to the challenged redemption, without regard or entitlement to any statutory interest on such Adjusted Capital Account between the

Effective Date and the date such Units and/or Non-Participating Units are restored pursuant to this Section 13.19(b)(ii), such payment to be made at the times, in the amounts and subject to the conditions provided for payments as if the Partner were a Terminated Partner under Article XI in respect of the restored Units and/or Non-Participating Units so redeemed and subject to all of the other provisions of the Agreement, including Section 3.03. In addition, the Partnership shall pay to the Partner, or the Partner shall pay to the Partnership, as the case may be, without regard or entitlement to any statutory interest, the difference between the amounts of distributions or other payments the Partner received in respect of the challenged Redemption Consideration on and after the Effective Date and the amount of distributions such Partner would have received during such period in respect of his, her or its Units and/or Non-Participating Units redeemed in the challenged redemption had the challenged redemption not occurred. Any and all returns by a Partner of challenged Redemption Consideration in accordance with the binding offer referred to in the last sentence of Section 13.19(a) shall be made within 20 days of the Final Adjudication Date.

(c) This Section 13.19 shall not limit or restrict any remedies that the Partnership or the General Partner may have under this Agreement, at law or equity, against a Partner that institutes any Challenge to any redemption that is subject to this Section 13.19, and the matters described herein shall be subject to all of the other provisions of the Agreement, including Section 3.03 and Section 2.09(c).

[signature pages follow]

IN WITNESS WHEREOF, this Agreement has been duly executed by the general partner and limited partners as of the day and year first written above.

NEWMARK GP, LLC

By:
Name:
Title:

CANTOR FITZGERALD, L.P.

By:
Name:
Title:

NEWMARK GROUP, INC.

By:
Name:
Title:

[Signature Page to the Amended and Restated Agreement of Limited Partnership of Newmark

Holdings, L.P., dated as of ___, 2017, by and among Newmark GP, LLC, Cantor, Newmark and the Persons admitted as Partners or otherwise parties hereto]

For the limited purposes of Article VIII and Section 12.09:

BGC PARTNERS, INC.

By:
Name:
Title:

BGC HOLDINGS, L.P.

By:
Name:
Title:

[Signature Page to the Amended and Restated Agreement of Limited Partnership of Newmark

Holdings, L.P., dated as of ___, 2017, by and among Newmark GP, LLC, Cantor, Newmark and the Persons admitted as Partners or otherwise parties hereto]

AGREEMENT TO TERMS

The undersigned hereby acknowledges and agrees to the terms of this Agreement (including as it may be amended from time to time in accordance its terms) and agrees to abide by its obligations and duties hereunder (including the provisions of Article VIII).

NEWMARK PARTNERS, L.P.

By:
Name:
Title:

[Signature Page to the Amended and Restated Agreement of Limited Partnership of Newmark

Holdings, L.P., dated as of ___, 2017, by and among Newmark GP, LLC, Cantor, Newmark and the Persons admitted as Partners or otherwise parties hereto]

EXHIBIT A

Form of Opco Limited Partnership Agreement

EXHIBIT B

Form of Participation Plan

EXHIBIT C

Certain Tax-Related Matters

Section 1. Definitions Relating to Allocations and Capital Account Maintenance.

a. “Adjusted Capital Account Deficit” shall mean, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(i) Credit to such Capital Account any amounts that such Partner is deemed to be obligated to restore pursuant to the penultimate sentences in Treasury Regulation sections 1.704-2(g)(1) and 1.704-2(i)(5), and

(ii) Debit to such Capital Account the items described in Treasury Regulation sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of “Adjusted Capital Account Deficit” is intended to comply with the “alternate test of economic effect” provisions of Treasury Regulation section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

b. “Partnership Minimum Gain” shall have the meaning attributed to the term “partnership minimum gain” set forth in Treasury Regulation sections 1.704-2(b)(2) and 1.704-2(d).

c. “Issuance Items” has the meaning set forth in Section 2(h) of this Exhibit C.

d. “Partner Nonrecourse Debt” has the meaning attributed to the term “partner nonrecourse debt” in Treasury Regulation section 1.704-2(b)(4).

e. “Partner Nonrecourse Debt Minimum Gain” shall mean an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulation section 1.704-2(i)(3).

f. “Partner Nonrecourse Deductions” has the meaning attributed to the term “partner nonrecourse deductions” in Treasury Regulation sections 1.704-2(i)(1) and 1.704-2(i)(2).

g. “Nonrecourse Deductions” has the meaning set forth in Treasury Regulation section 1.704-2(b)(1).

h. “Nonrecourse Liability” has the meaning set forth in Treasury Regulation section 1.704-2(b)(3).

i. “Regulatory Allocations” has the meaning set forth in Section 2(i) of this Exhibit C.

j. “Treasury Regulations” shall mean the Income Tax Regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended, modified or supplemented from time to time (including corresponding provisions of succeeding regulations).

Section 2. Special Allocations.

The following special allocations shall be made in the following order, prior to the allocations specified in Section 5.04(a) of this Agreement:

a. Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulation section 1.704-2(f), notwithstanding any other provision of this Agreement, if there is a net decrease in Partnership Minimum Gain during any fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulation section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulation sections 1.704-2(f)(6) and 1.704-2(j)(2). This provision is intended to comply with the minimum gain chargeback requirement in Treasury Regulation section 1.704-2(f) and shall be interpreted consistently therewith.

b. Partner Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulation section 1.704-2(i)(4), notwithstanding any other provision of this Agreement, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulation section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner’s share of the net decrease in Partner Nonrecourse Debt, determined in accordance with Treasury Regulation section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulation sections 1.704-2(i)(4) and 1.704-2(j)(2). This provision is intended to comply with the minimum gain chargeback requirement in Treasury Regulation section 1.704-2(i)(4) and shall be interpreted consistently therewith.

c. Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Partner as promptly as possible; provided, that, an allocation pursuant to this provision shall be made only if and to the extent that the Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Agreement have been tentatively made as if this provision were not in the Agreement.

C-2

d. Gross Income Allocation. In the event any Partner has a deficit Capital Account at the end of any fiscal year that is in excess of the sum of (i) the amount such Partner is obligated to restore pursuant to the penultimate sentences of Treasury Regulation sections 1.704-2(g)(1) and 1.704-2(i)(5) (including for this purpose any HDII Account balance or HDIII Account balance), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess, as promptly as possible; provided, that, an allocation pursuant to this provision shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Agreement have been made as if Section 2(c) and this Section 2(d) of this Exhibit C were not in the Agreement.

e. Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year shall be specially allocated among the Partners in proportion to their respective Percentage Interests.

f. Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Partner that bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation section 1.704-2(i)(1).

g. Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset, pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required, pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of such Partner’s Interest in the Partnership, the amount of such adjustment to Capital Accounts shall be treated as an item of gain or loss and such gain or loss shall be specially allocated to the Partners in accordance with their Percentage Interests in the event Treasury Regulation section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event Treasury Regulation section 1.704-1(b)(2)(iv)(m)(4) applies.

h. Allocations Relating to Taxable Issuance of Interests in the Partnership. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of an Interest in the Partnership (the “Issuance Items”) shall be allocated among the Partners so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Partner, shall be equal to the net amount that would have been allocated to each such Partner if the Issuance Items had not been realized.

i. Curative Allocations. The allocations set forth in Sections 2(a) through 2(h) of this Exhibit C and Section 3 of this Exhibit C (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership

C-3

income, gain, loss or deduction. Therefore, notwithstanding any other provision of this Agreement (other than the Regulatory Allocations), the Tax Matters Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Section 5.04 of this Agreement and Section 2(h) of this Exhibit C. In exercising discretion with respect to such offsetting special allocations, the Tax Matters Partner shall take into account future Regulatory Allocations under Sections 2(a) and 2(b) of this Exhibit C that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 2(e) and 2(f) of this Exhibit C.

j. The amount of any employment tax (including, U.K. national insurance contributions) paid with respect to any payment to any Partner may, in the sole and absolute discretion of the General Partner, be allocated to such Partner.

k. As described in Section 12.01(a)(iii)(E) and Section 12.01(a)(iv) of this Agreement, a portion of the items of loss or deduction of the Partnership shall be specially allocated to each holder of High Distribution II Units or High Distribution III Units in an amount equal to such Partner’s HDII Special Allocation or HDIII Special Allocation, as applicable. To the extent possible, the items of loss or deduction specially allocated under this Section 2(k) of this Exhibit C shall consist of items of a character that would be deductible for purposes of determining United States taxable income.

l. The amount of any charitable contribution made by the Partnership, and the resulting item of deduction, may, in the sole and absolute discretion of the General Partner, be allocated among the Partners in a manner that reflects geographic or other relevant business considerations of the Partnership. For example, charitable contributions may be made by the Partnership, with respect to its United Kingdom operations, to organizations that qualify for treatment as charities under United Kingdom law, and the resulting items of deduction may be allocated specially to the Partners that are engaged in those United Kingdom operations. Notwithstanding the foregoing, no such special allocation shall be made if it would materially adversely affect either the economic interest of a Partner in the Partnership or the value of Units.

Section 3. Limitation on Loss Allocation to Partners Based on Adjusted Capital Account. Losses allocated pursuant to Section 5.04(a)(ii) of this Agreement shall not exceed the maximum amount of losses that can be allocated without causing any Partner to have an Adjusted Capital Account Deficit at the end of any fiscal year (or increase any existing Adjusted Capital Account Deficit). In the event some but not all of the Partners would have Adjusted Capital Account Deficits as a consequence of an allocation of losses pursuant to Section 5.04(a) of this Agreement, the limitation set forth in this Section 3 of this Exhibit C shall be applied on a Partner-by-Partner basis and losses not allocable to any Partner as a result of such limitation shall be allocated to the other Partners in accordance with the positive balances in such Partner’s Capital Accounts so as to allocate the maximum permissible losses to each Partner under Treasury Regulation section 1.704-1(b)(2)(ii)(d).

C-4